EXHIBIT 10.3b

EXECUTION COPY

AMENDED AND RESTATED

CREDIT AND GUARANTY AGREEMENT

DATED AS OF APRIL 4, 2012

AMONG

TUMI, INC. AND TUMI STORES, INC.,

AS BORROWERS,

CERTAIN SUBSIDIARIES OF TUMI, INC.,

AS GUARANTORS,

AND

WELLS FARGO BANK, NATIONAL ASSOCIATION,

AS LENDER AND COLLATERAL AGENT

$70,000,000 SENIOR SECURED REVOLVING CREDIT FACILITY

i

Table of Contents

(continued)

Table of Contents

(continued)

SCHEDULES:

1.02:	Mandatory Cost Formulae
1.02A:	Closing Date Mortgaged Properties
4.01:	Jurisdictions of Organization and Qualification
4.02:	Capital Stock and Ownership
6.01:	Certain Indebtedness
6.02:	Certain Liens
6.05:	Certain Investments

EXHIBITS:
A-1:	Funding Notice
A-2:	Conversion/Continuation Notice
A-3:	Issuance Notice
A-4:	Notice of Account Designation
A-5:	Notice of Prepayment
B:	Amended and Restated Revolving Loan Note
C:	Compliance Certificate
D-1:	Closing Date Certificate
D-2:	Solvency Certificate
E:	Counterpart Agreement
F:	Amended and Restated Pledge and Security Agreement
G:	Mortgage
H:	Amended and Restated Tumi Pledge Agreement

AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

This AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT, dated as of April 4, 2012 is entered into by and among TUMI, INC., a New Jersey corporation (“Tumi, Inc.” and “Lead Borrower”), TUMI STORES, INC., a New Jersey corporation (“Co-Borrower,” together with Lead Borrower, the “Borrowers” and each, a “Borrower”), certain Subsidiaries of Lead Borrower, as Guarantors, and Wells Fargo Bank, National Association, a national banking association, as lender and collateral agent hereunder (in such capacities “Lender” and “Collateral Agent”)

RECITALS

WHEREAS, capitalized terms used in these Recitals shall have the respective meanings set forth for such terms in Section 1.02 hereof;

WHEREAS, Borrowers are party to a certain Credit and Guaranty Agreement, dated as of October 29, 2010, together with certain of its subsidiaries as guarantors, and various lenders and agents named therein (the “Existing Credit Agreement”), pursuant to which said lenders agreed to extend certain credit facilities, in an aggregate amount not to exceed $87,500,000, consisting of (i) $77,500,000 aggregate principal amount of term loans to Lead Borrower in Dollars and (ii) up to $10,000,000 aggregate principal amount of revolving commitments to be made available to Borrowers in Dollars or an Alternate Currency;

WHEREAS, on or prior to the Closing Date, the lenders under the Existing Credit Agreement shall have assigned their respective loans thereunder to Wells Fargo as a lender under the Existing Credit Agreement, all in accordance with Section 10.06 of the Existing Credit Agreement, subject to whatever departures therefrom as said lenders, Wells Fargo and Lead Borrower shall have mutually accepted;

WHEREAS, the Borrowers and Wells Fargo, as the sole lender under the Existing Agreement, now desire to modify the terms of the Existing Credit Agreement to (i) consolidate the credit facilities under the Existing Credit Agreement into a single revolving credit facility, (ii) consolidate and recast the Existing Indebtedness of Lead Borrower and its subsidiaries under the Existing Credit Agreement as an Obligation hereunder; and (iii) otherwise amend, restated and modify certain other terms and conditions of the Existing Credit Agreement, all in accordance with the terms and conditions of this Agreement; and

WHEREAS, each Borrower has agreed to continue to secure all of its Obligations by maintaining the grant to Collateral Agent for the benefit of Lender, inter alia, of a First Priority Lien on its assets, including a pledge of all of the Capital Stock of each of its Domestic Subsidiaries and 65% of all the Capital Stock of each of its Foreign Subsidiaries.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree that, on and as of the Closing Date, the Existing Agreement shall be amended and restated in its entirety as follows:

ARTICLE ONE

AMENDMENT AND RESTATEMENT AND DEFINITIONS

Section 1.01 Amendment and Restatement.

Borrowers and Lender hereby agree that upon the effectiveness of this Agreement, the terms and provisions of the Existing Credit Agreement which govern or evidence the Obligations, the rights and interests of Loan Parties and Lender and any terms, conditions or matters related to any thereof, shall be and hereby are amended and restated in their entirety by the terms and provisions of this Agreement and the terms and conditions of the Existing Credit Agreement shall be superseded by this Agreement, except as expressly provided herein.

Notwithstanding the amendment and restatement of Existing Credit Agreement and certain of the related “Loan Documents” as defined in the Existing Credit Agreement (the “Prior Loan Documents”) by this Agreement and the other Loan Documents as herein defined, all of the indebtedness, liabilities and obligations owing by the Borrowers under the Existing Credit Agreement shall continue as Obligations hereunder and shall be and remain secured by the Collateral Documents for the benefit of the Collateral Agent on behalf of the Lender. This Agreement is given as a substitution of, and not as a payment of, the indebtedness, liabilities and obligations of Borrowers under the Existing Credit Agreement and is not intended to constitute a novation thereof or of any of the other Prior Loan Documents. Upon the effectiveness of this Agreement, all Loans owing by the Borrowers and Letters of Credit outstanding under the Existing Credit Agreement shall continue as Revolving Loans and Letters of Credit hereunder, in each case accruing interest, as of the date hereof, at the rates set forth herein.

The parties hereto acknowledge and agree that for administrative convenience and for the express purpose of maintaining the creation and perfection of any Liens granted by the Loan Parties for the benefit of the lenders under the Existing Credit Agreement in and to any Collateral, Wells Fargo shall continue to serve as the Collateral Agent under this Agreement and the Collateral Documents with all the rights and privileges bestowed upon Wells Fargo in such capacity pursuant to the Existing Credit Agreement and the Collateral Documents defined therein. The Loan Parties hereby further acknowledge, confirm and agree that the Collateral Agent shall continue to have a Lien on the Collateral to secure the Obligations to the fullest extent possible under the Existing Credit Agreement and the Collateral Documents (as therein defined) notwithstanding the amendment and restatement of the terms of the Existing Credit Agreement pursuant to this Agreement. The Liens in the Collateral shall be deemed to be continuously granted and perfected from the earliest possible date of the granting and perfection of such Liens, whether under the Existing Credit agreement, the Collateral Documents (as therein defined), this Agreement, the Collateral Documents, or otherwise.

Section 1.02 Definitions.

The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

“Acceptable Bank” means (i) Lender, (ii) a bank or financial institution which has a rating for its long-term unsecured debt obligations of A or higher from S&P or at least A2 from Moody’s or a comparable rating from an internationally recognized credit rating agency or (iii) any other bank or financial institution approved by Lender.

“Act” as defined in Section 4.23.

“Adjusted Eurodollar Rate” means, for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the rate per annum obtained by dividing (and rounding upward to the next whole multiple of 1/100 of 1%) (i) (a) the rate per annum (rounded to the nearest 1/100 of 1%) equal to the rate as calculated by the British Bankers’ Association and obtained through a nationally recognized service such as Reuters (the “Service”) (or on any successor or substitute page of such Service, or any successor to or substitute for such Service providing rate quotations comparable to those currently provided on such page of such Service, as determined by Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (b) in the event the rate referenced in the preceding clause (a) is not available, the arithmetic mean of the rates per annum (rounded to the nearest 1/100 of 1%) equal to the offered quotation rate to leading banks in the London interbank market by Administrative Agent for deposits (for delivery on the first day of the relevant period) in Dollars of amounts comparable to the principal amount of the applicable Loan and with a term equivalent to such period as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, by (ii) an amount equal to (a) one minus (b) the Applicable Reserve Requirement.

“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Lead Borrower or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the knowledge of Lead Borrower or any of its Subsidiaries, threatened against or affecting Lead Borrower or any of its Subsidiaries or any property of Lead Borrower or any of its Subsidiaries.

“Affected Loan” as defined in Section 2.22(b).

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Payments” as defined in Section 7.02.

“Agreement” means this Credit and Guaranty Agreement, dated as of the Closing Date, as it may be amended, supplemented, restated or otherwise modified from time to time.

“Alternate Currency” means Euro or Sterling.

“Applicable Margin” means with respect to Revolving Loans, a percentage, per annum, determined by reference to the Total Leverage Ratio in effect from time to time as set forth below:

TOTAL LEVERAGE RATIO	EURODOLLAR RATE LOANS	BASE RATE LOANS
Less than 1.00 to 1.00	1.00%	0%
Greater than or equal to 1.00 to 1.00	1.25%	0.25%

The parties agree that the Total Leverage Ratio in effect on the Closing Date is less than 1.00 to 1.00. Notwithstanding the foregoing provisions of this definition, no change in the Applicable Margin shall be effective until three (3) Business Days after the date on which Lender shall have received the applicable financial statements and a Compliance Certificate pursuant to Section 5.01(d) calculating the Total Leverage Ratio. At any time Lead Borrower has not submitted to Lender the applicable information as and when required under Section 5.01(d), the Applicable Margin shall be determined as if the Total Leverage Ratio were in excess of 1.00 to 1.00; provided that on and from the date Lender receives such Compliance Certificate, such Applicable Margin shall revert to the percentage, per annum, determined by reference to the Total Leverage Ratio in effect from time to time as set forth above. Any adjustment in the Applicable Margin shall be applicable to all Credit Extensions then existing or subsequently made or issued.

Notwithstanding the foregoing, in the event that any financial statement or Compliance Certificate delivered pursuant to Section 5.01(d) is shown to be inaccurate (regardless of whether (i) this Agreement is in effect, (ii) the Revolving Commitments are in effect, or (iii) any Credit Extension is outstanding when such inaccuracy is discovered or such financial statement or Compliance Certificate was delivered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (x) Borrowers shall promptly deliver to Lender a corrected Compliance Certificate for such Applicable Period, (y) the Applicable Margin for such Applicable Period shall be determined as if the Total Leverage Ratio in the corrected Compliance Certificate were applicable for such Applicable Period, and (z) Borrowers shall promptly and retroactively be obligated to pay to Lender the accrued additional interest and fees owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by Lender in accordance with Section 2.21. Nothing in this paragraph shall limit the rights of Lender with respect to Sections 2.15 and 8.02 nor any of its other rights under this Agreement. Borrowers’ obligations under this paragraph shall survive the termination of the Revolving Commitments and the repayment of all other Obligations hereunder.

“Applicable Reserve Requirement” means, with respect to any Interest Period for any Eurodollar Rate Loan, the rate per annum equal to the aggregate, without duplication, of the maximum rates in effect two Business Days prior to the first day of such Interest Period, expressed as a decimal, at which reserves (including, without limitation, any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against “Eurocurrency liabilities” (as such term is defined in Regulation D) under regulations issued from time to time by the Board of Governors or other applicable banking regulator dealing with reserve requirements for eurocurrency funding maintained by a member bank of the Federal Reserve System.

“Asset Sale” means a sale, lease or sublease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer or other disposition to, or any exchange of property with, any Person (other than Borrowers or any Guarantor), in one transaction or a series of transactions, of all or any part of Lead Borrower’s or any of its Subsidiaries’ businesses, assets or properties of any kind, other than (i) inventory (or other assets) sold or leased in the ordinary course of business (excluding any such sales by operations or divisions discontinued or to be discontinued), (ii) sales of other assets for aggregate consideration of less than $2,000,000 with respect to any transaction or series of related transactions (not to exceed $5,000,000 during any Fiscal Year), (iii) dispositions permitted by Sections 6.07(c), (d), (f), (g), (h) and (i) and (iv) dispositions of assets from one Loan Party to another Loan Party.

“ASU Leases (Topic 840)” means Accounting Standards Update (ASU) Leases (Topic 840) issued August 17, 2010, or any successor proposal.

“Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president or one of its vice presidents (or the equivalent thereof), and such Person’s chief financial officer or treasurer.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Base Rate” means, for any day, a rate per annum equal to the greater of (i) the Prime Rate in effect on such day and (ii) the Federal Funds Effective Rate in effect on such day plus  1/2 of 1%. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“Base Rate Loan” means a Loan bearing interest at a rate determined by reference to the Base Rate.

“Big Four Accounting Firm” means any of Ernst & Young LLP, PriceWaterhouseCoopers LLP, Deloitte & Touche LLP or KPMG LLP.

“Board of Directors” means (i) in the case of a Person that is a limited partnership, the general partner or any committee authorized to act therefor, (ii) in the case of a Person that is a corporation, the board of directors of such Person or any committee authorized to act therefor, (iii) in the case of a Person that is a limited liability company, the board of managers or members of such Person or such Person’s manager any committee authorized to act therefor and (iv) in the case of any other Person, the board of directors, management committee or similar governing body or any authorized committee thereof responsible for the management of the business and affairs of such Person.

“Board of Governors” means the Board of Governors of the Federal Reserve System.

“Borrower” as defined in the preamble hereto.

“Break Costs” means the amount (if any) by which (i) the interest (excluding the Applicable Margin and any Mandatory Costs) which Lender should have received for the period from the date of receipt of all or any part of the principal of a Loan to the last day of the current Interest Period in respect of that Loan, had the principal amount received been paid on the last day of that Interest Period exceeds (ii) the amount which Lender would be able to obtain by placing an amount equal to the principal amount received by it on deposit with a leading bank in the relevant interbank market for a period starting on the Business Day following receipt and ending on the last day of the current Interest Period.

“Business Day” means (i) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close, (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted Eurodollar Rate or any Eurodollar Rate Loans, the term “Business Day” shall mean any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the London interbank market, (iii) with respect to all notices, determinations, fundings and payments in connection with Revolving Loans denominated in Euro, the term “Business Day,” shall mean any day which is a Business Day described in clause (i) and which is also a TARGET Day and (iv) with respect to all notices, determinations, fundings and payments in connection with Revolving Loans denominated in Sterling, the term “Business Day” shall mean any day which is a Business Day described in clause (i) and which is also any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of England or is a day on which banking institutions located in London are required by law or other governmental action to close.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person; provided that for all purposes hereof, the determination of whether a lease is to be treated as a Capital Lease shall be made without giving effect to any change in accounting for leases under GAAP resulting from the implementation of ASU Leases (Topic 840).

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

“Cash” means money, currency or a credit balance in any demand or Deposit Account.

“Cash Equivalents” means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed or insured as to interest and principal by the government of the United States, the United Kingdom, any member state of the European Economic Area or any Participating Member State or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, the United Kingdom, any member state of the European Economic Area or any such Participating Member State, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof or by the United Kingdom, any member state of the European Economic Area, any Participating Member State of that or any political subdivision or public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s or if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long-term unsecured debt obligations, an equivalent rating; (iv) certificates of deposit, bank deposits, time deposits or bankers’ acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000 or by an Acceptable Bank; and (v) any investment in any money market fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has a rating of at least A-1 from S&P or at least P-1 from Moody’s.

“Cash Management Agreement” means any agreement that is entered into by and between a Loan Party and Lender to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law, but if not having the force of law being of a type with which persons to whom it is directed are accustomed to comply) by any Governmental Authority.

“Change of Control” means, at any time (i) any “person” or “group” (within the meaning of Section 13(d) and 14(d) of the Exchange Act), other than one or more of the Initial Investors, shall have acquired “beneficial ownership” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) of aggregate voting power in the Capital Stock of the Lead Borrower in excess of 50% or (ii) during any period of twelve consecutive calendar months, individuals who were members of the Board of Directors of Lead Borrower on the first day of such period (together with any new members thereof whose election by such Board of Directors or whose nomination for election by the shareholders of Lead Borrower was approved by one or more Initial Investors or by a vote of a majority of the members of such Board of Directors still in office who were either members thereof at the beginning of such period or whose election or nomination for election was previously so approved) cease to constitute a majority of the board of directors of Lead Borrower.

“Closing Date” means the date of this Agreement.

“Closing Date Certificate” means a Closing Date Certificate substantially in the form of Exhibit D-1.

“Closing Date Mortgaged Property” means the Real Property Assets identified on Schedule 1.02A.

“Co-Borrower” as defined in the preamble hereto.

“Collateral” means, collectively, all of the real, personal and mixed property (including Capital Stock) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

“Collateral Agent” as defined in the preamble hereto.

“Collateral Documents” means the Pledge and Security Agreement, the Mortgages, Control Agreements, the Tumi Pledge Agreement, the French Pledge Agreement, the Hong Kong Pledge Agreement, IP Security Agreements, if any, and all other instruments, documents and agreements delivered by any Loan Party pursuant to this Agreement or any of the other Loan Documents in order to grant to Collateral Agent for the benefit of Lender, a Lien on any real, personal or mixed property of that Loan Party as security for the Obligations.

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C.

“Consolidated Adjusted EBITDA” means, for any period, an amount determined for Lead Borrower and its Subsidiaries on a consolidated basis equal to (i) the sum, without duplication, of the amounts for such period of (a) Consolidated Net Income, (b) Consolidated Interest Expense, (c) provisions for Taxes based on income, (d) total depreciation expense, (e) total amortization expense, (f) Transaction Costs incurred and paid in the period (to the extent expensed) and (g) other non-Cash items reducing Consolidated Net Income (including non-cash restructuring costs and items relating to the implementation of Statement of Financial Accounting Standards No. 133 but excluding any such non-Cash item to the extent that it represents an accrual or reserve for potential Cash items in any future period or amortization of a prepaid Cash item that was paid in a prior period) minus (ii) other non-Cash items increasing Consolidated Net Income for such period (excluding any such non-Cash item to the extent it represents the reversal of an accrual or reserve for a potential Cash item in any prior period).

“Consolidated Capital Expenditures” means, for any period, the aggregate of all expenditures of Lead Borrower and its Subsidiaries during such period determined on a consolidated basis that, in accordance with GAAP, are or should be included in “property, plant and equipment” or similar items reflected in the consolidated statement of cash flows of Tumi Holdings and its Subsidiaries.

“Consolidated Cash Interest Expense” means, for any period, Consolidated Interest Expense for such period, excluding any amount not payable in Cash for such period.

“Consolidated Interest Expense” means, for any period, total interest expense (including interest (but not capital) attributable to Capital Leases in accordance with GAAP) of Lead Borrower and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Lead Borrower and its Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Interest Rate Agreements, but excluding, however, any upfront fees or costs payable on or before the Closing Date.

“Consolidated Net Income” means, for any period, the net income (or loss) of Lead Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, excluding (a) the income (or loss) of any Person (other than a Subsidiary of Lead Borrower) in which any other Person (other than Lead Borrower or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid in cash to Lead Borrower or any of its Subsidiaries by such Person during such period, (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Lead Borrower or is merged into or consolidated with Lead Borrower or any of its Subsidiaries or that Person’s assets are acquired by Lead Borrower or any of its Subsidiaries, (c) the income of any Subsidiary of Lead Borrower to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (d) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, and (e) (to the extent not included in clauses (a) through (d) above) any net extraordinary gains or net extraordinary losses.

“Consolidated Total Debt” means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness for Borrowed Money of Lead Borrower and its Subsidiaries (including in the case of Capital Leases, only the capitalized value thereof) determined on a consolidated basis in accordance with GAAP (without giving effect to original issue discount).

“Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Contributing Guarantors” as defined in Section 7.02.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Control Agreements” means each control agreement executed and delivered to Lender, by a securities intermediary or depositary bank and the applicable Loan Party on the Closing Date and each control agreement to be executed and delivered to Lender, by a securities intermediary or depository bank and the applicable Loan Party pursuant to the terms of the Pledge and Security Agreement.

“Conversion/Continuation Date” means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.

“Conversion/Continuation Notice” means a Conversion/Continuation Notice substantially in the form of Exhibit A-2.

“Counterpart Agreement” means a Counterpart Agreement substantially in the form of Exhibit E delivered by a Loan Party pursuant to Section 5.11.

“Credit Date” means the date of a Credit Extension.

“Credit Extension” means the making of a Loan or the issuing of a Letter of Credit.

“Cure Right” as defined in Section 8.03(a).

“Currency Agreement” means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement, each of which is for the purpose of hedging the foreign currency risk associated with Lead Borrower and its Subsidiaries’ operations and not for speculative purposes.

“Default” means a condition or event that, after the giving of notice or the expiry of any grace period (in each case under Section 8.01) or both, would constitute an Event of Default.

“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Disqualified Stock” means any Capital Stock which, by its terms (or by the terms of any security or other Capital Stock into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (i) matures or is mandatorily redeemable (other than solely for Capital Stock which are not otherwise Disqualified Stock), pursuant to a sinking fund obligation or otherwise, (ii) is redeemable at the option of the holder thereof (other than solely for Capital Stock which are not otherwise Disqualified Stock), in whole or in part, (iii) provides for the scheduled payments or dividends in cash, or (iv) is or becomes convertible into or exchangeable for Indebtedness or any other Capital Stock that would constitute Disqualified Stock, in each case, prior to the date that is 91 days after the Revolving Commitment Termination Date.

“Dollar Equivalent” means (i) with respect to an amount denominated in Euros on any date, the amount of Dollars that may be purchased with such amount of Euros at the Spot Exchange Rate on such date, (ii) with respect to an amount denominated in Sterling on any date, the amount of Dollars that may be purchased with such amount of Sterling at the Spot Exchange Rate on such date and (iii) with respect to an amount denominated in Dollars on any date, the principal amount thereof.

“Dollars” and the sign “$” mean the lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia.

“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is sponsored, maintained or contributed to by, or required to be contributed by, Lead Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates.

“EMU” means the Economic and Monetary Union as contemplated in the Treaty on European Union.

“EMU Legislation” means legislative measures of the European Union for the introduction of, changeover to or operation of a single or unified European currency (whether known as the Euro or otherwise), being in part the implementation of the third state of EMU.

“Environmental Claim” means any investigation, notice of violation, claim, action, suit, proceeding, demand or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising pursuant to or in connection with any actual or alleged violation of any Environmental Law or in connection with any Hazardous Material.

“Environmental Laws” means any law or regulation (including common law or administrative requirements) of any jurisdiction relating to (i) the pollution or protection of the environment; (ii) the presence, generation, manufacture, use storage, transportation, or Release of Hazardous Materials; (iii) harm to or the protection of human health; or (iv) the protection of plant or animal health or welfare, in any manner applicable to Lead Borrower or any of its Subsidiaries or any Facility.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

“ERISA Affiliate” means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of Lead Borrower or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of Lead Borrower or any such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Lead Borrower or such Subsidiary and with respect to liabilities arising after such period for which Borrower or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

“ERISA Event” means (i) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30 day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Sections 412 or 430 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) or 430(e) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 430(j) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Lead Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to Lead Borrower, any of its Subsidiaries or any of their respective Affiliates pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Lead Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefore, or the receipt by Lead Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on

Lead Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to Section 430(k) of the Internal Revenue Code or pursuant to Section 303(f) of ERISA with respect to any Pension Plan.

“Euro” and “€” mean the single currency of the European Union as constituted by the Treaty on European Union and as referred to in EMU Legislation.

“Eurodollar Rate Loan” means a Loan bearing interest at a rate determined by reference to the Adjusted Eurodollar Rate.

“Event of Default” means each of the conditions or events set forth in Section 8.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Excluded Subsidiary” means (a) a Domestic Subsidiary substantially all of the assets of which consist of shares of Capital Stock issued by Foreign Subsidiaries or (b) a Subsidiary that is treated as a disregarded entity for United States federal income tax purposes substantially all the assets of which consist of (i) shares of Capital Stock issued by Foreign Subsidiaries and/or (ii) shares of Domestic Subsidiaries substantially all the assets of which are shares of Capital Stock issued by Foreign Subsidiaries; provided that such disregarded Subsidiary owns more than 65% of the voting power of each such Domestic Subsidiary.

“Excluded Taxes” means, with respect to Lender or any other recipient of any payment to be made by or on account of any obligation of Borrowers hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or in which it is otherwise treated as engaged in a trade or business for tax purposes (other than a jurisdiction in which Lender or other recipient would not have been considered a resident of or organized or engaged in a trade or business for tax purposes in but for the execution and delivery of this Agreement or any Loan Documents or its exercise or enforcement of its rights, receipt of payment or performance of its obligations thereunder) or, in the case of Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which any Borrower is located, (c) any Taxes imposed under FATCA and (d) any withholding tax that is imposed on amounts payable to Lender (determined as of the Closing Date or the time an assignee becomes a Lender pursuant to Section 9.06) (or upon the designation of Lender (or such assignee) of a new lending office) that is attributable to (i) the failure or inability of Lender to comply with Section 2.25(e), (ii) the failure of an assignee pursuant to Section 9.06(a)(ii) to undertake reasonable efforts pursuant to Section 9.06(c), or (iii) the failure or inability of such assignee to provide the forms required by the Internal Revenue Service to establish a full or partial exemption from withholding tax (provided, however, that if a partial exemption is obtained, then the unexempt portion shall be considered an Excluded Tax) (other than, in each case, as a result of a

Change in Law) and except to the extent that Lender (or its assignee pursuant to Section 9.06, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from Borrowers with respect to such withholding tax pursuant to Section 2.25(a).

“Existing Credit Agreement” as defined in the recitals hereto.

“Existing Indebtedness” means all Indebtedness and other obligations outstanding under the Existing Credit Agreement, (as amended, supplemented or otherwise modified).

“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Lead Borrower or any of its Subsidiaries or any of their respective corporate predecessors or Affiliates.

“Fair Share” as defined in Section 7.02.

“Fair Share Contribution Amount” as defined in Section 7.02.

“Fair Share Shortfall” as defined in Section 7.02.

“FATCA” means Sections 1471 through 1474 of the Code (or any amended or successor version) and any regulations or official interpretations thereof (including any revenue ruling, revenue procedure, notice or similar guidance issued by the Internal Revenue Service thereunder as a precondition to relief or exemption from Taxes under such provisions).

“Federal Funds Effective Rate” means for any day, the rate per annum (expressed, as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average of the quotations for the day of such transactions received by Lender from three federal funds brokers of recognized standing selected by it.

“Financial Officer Certification” means, with respect to the financial statements for which such certification is required, the certification (without personal liability) of the chief financial officer of Tumi Holdings that such financial statements fairly present, in all material respects, the consolidated financial condition of Tumi Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

“Financial Plan” as defined in Section 5.01(h).

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is the only Lien to which such Collateral is subject, other than Permitted Liens.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of Lead Borrower and its Subsidiaries ending on December 31 of each calendar year.

“Flood Hazard Property” means any Real Estate Asset subject to a mortgage in favor of Lender, and located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Fraudulent Transfer Laws” as defined in Section 2.27(a).

“French Pledge Agreement” means that certain Security Over Shares Agreement by and between Lead Borrower and Collateral Agent dated as of October 29, 2010, and the further documents and instruments executed and/or delivered in connection therewith, as it may be amended, supplemented, or otherwise modified from time to time.

“Funding Borrower” as defined in Section 2.27(b).

“Funding Guarantor” as defined in Section 7.02.

“Funding Notice” means a notice substantially in the form of Exhibit A-1.

“GAAP” means, subject to the limitations on the application thereof set forth in Section 1.02, United States generally accepted accounting principles in effect as of the date of determination thereof.

“Georgia Mortgage” means that certain Deed to Secure Debt, Security Agreement and Assignment of Leases and Rents dated as of October 29, 2010 given by Lead Borrower in favor of Collateral Agent encumbering the Georgia Real Estate Asset.

“Georgia Real Estate Asset” means Lead Borrower’s Real Estate Assets located at 2501 Matthews Industrial Circle, Vidalia, Georgia.

“Governmental Act” means any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

“Grantor” as defined in the Pledge and Security Agreement.

“Guaranteed Obligations” as defined in Section 7.01.

“Guarantor” means (a) each Domestic Subsidiary (other than Co-Borrower) of any Borrower in existence on the Closing Date which is not an Immaterial Subsidiary or an Excluded Subsidiary and (b) each Subsidiary of Lead Borrower that becomes a Guarantor pursuant to Section 5.11.

“Guaranty” means the guaranty of each Guarantor set forth in Article Seven.

“Hazardous Materials” means any chemical, material or substance, exposure to which is prohibited, limited or regulated pursuant to Environmental Law or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

“Hedge Agreement” means an Interest Rate Agreement or a Currency Agreement entered into with Lender or any of its Affiliates in order to satisfy the requirements of this Agreement or otherwise in the ordinary course of Lead Borrower’s or any of its Subsidiaries’ businesses.

“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

“Historical Financial Statements” means as of the Closing Date, (i) the audited consolidated financial statements of Tumi Holdings for the immediately preceding three (3) Fiscal Years, consisting of the consolidated balance sheets and the related consolidated statements of income, stockholders’ equity and cash flows for such Fiscal Years and (ii) the unaudited consolidated financial statements of Tumi Holdings for January and February of 2012, consisting of a balance sheet and the related consolidated statements of income, stockholders’ equity and cash flows for such month, and, in each case, certified by the chief financial officer of Tumi Holdings that they fairly present, in all material respects, the consolidated financial condition of Tumi Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

“Hong Kong Pledge Agreement” means that certain Security Over Shares Agreement by and between Lead Borrower and Collateral Agent dated as of October 29, 2010, and the further documents and instruments executed and/or delivered in connection therewith, as it may be amended, supplemented, or otherwise modified from time to time.

“Immaterial Subsidiary” means a Subsidiary of Lead Borrower which, together with each other Immaterial Subsidiary, has in the aggregate, (a) earnings before interest, tax, depreciation and amortization computed on the same basis as Consolidated Adjusted EBITDA and for the avoidance of doubt, excluding intra-group items) representing less than 5% of Consolidated Adjusted EBITDA, (b) gross assets (excluding intra-group items) representing less than 5% of the gross assets of Lead Borrower and its Subsidiaries in aggregate, or (c) revenues representing less than 5% of the revenues of Lead Borrower and its Subsidiaries in aggregate.

“Indebtedness”, as applied to any Person, means, without duplication, (i) all indebtedness for borrowed money; (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (iii) notes payable and drafts accepted in each case representing extensions of credit whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is due more than six months from the date of incurrence of the obligation in respect thereof and such arrangement was entered into primarily as a method of raising finance; (v) all indebtedness referred to in clauses (i) through (iv) of this definition of Indebtedness which is secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person other than where the indebtedness secured thereby is nonrecourse to the credit of that Person; provided that the amount of Indebtedness of others that constitutes Indebtedness by reason of this clause (v) shall not for the purposes of this Agreement exceed the fair market value of the properties or assets subject to such Lien; (vi) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable; (vii) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another (but only to the extent of recourse to that Person) in each case where the underlying obligation of the obligor falls within one of the other clauses of this definition; (viii) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (a) or (b) of this clause (viii), the primary purpose or intent thereof is to provide assurance to an obligee that the payment obligation of the obligor thereof will be paid or discharged, or the holders thereof will be protected (in whole or in part) against financial loss in respect thereof; provided that the amount of any liability that constitutes Indebtedness by reason of this clause (viii) shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such liability is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such liability) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Person is required to perform thereunder) as determined by such Person in good faith; and (ix) obligations of such Person in respect of any Interest Rate Agreement and Currency Agreement, whether entered into for hedging or speculative purposes or any exchange traded or over the counter derivative transaction (and when calculating the value of any derivative transaction, including Interest Rate Agreements and Currency Agreements, only the marked to market value shall be taken into account); provided, in no event shall obligations under any Interest Rate Agreement and any Currency Agreement be deemed “Indebtedness” for any purpose under Section 6.06.

“Indebtedness for Borrowed Money” means Indebtedness of the type described in clauses (i) and (ii) of the definition of Indebtedness.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitees” as defined in Section 9.02(b).

“Initial Investor” means any limited partnership, limited liability partnership, limited liability company or other collective investment vehicle managed by Doughty Hanson & Co Managers Limited, any wholly-owned direct or indirect subsidiaries of DHC Limited and their nominees and any nominee of, or nominee for, any co-investment vehicle for employees of Doughty Hanson & Co Managers Limited and/or any subsidiary of, DHC Limited and certain employees and officers of Tumi Holdings and its Subsidiaries.

“Intellectual Property” means (a) all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, (c) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, (d) all proprietary mask works and all applications, registrations and renewals in connection therewith, (e) all know-how, trade secrets and confidential business information, (f) all computer software (including data) and (g) all rights in the foregoing and all other proprietary rights.

“Interest Coverage Ratio” means the ratio as of the last day of any Fiscal Quarter of (i) Consolidated Adjusted EBITDA for the four-Fiscal Quarter period then ended, to (ii) Consolidated Cash Interest Expense for such four-Fiscal Quarter period.

“Interest Payment Date” means with respect to (i) any Base Rate Loan, each March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the Closing Date and the final maturity date of such Loan; and (ii) any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided, in the case of each Interest Period of longer than three months “Interest Payment Date” shall also include each date that is three months, or an integral multiple thereof, after the commencement of such Interest Period.

“Interest Period” means, in connection with a Eurodollar Rate Loan, an interest period of one-, two-, three- or six-months as selected by the applicable Borrower in the applicable Funding Notice or Conversion/Continuation Notice or such other period as Lender may agree, (i) initially, commencing on the Credit Date or Conversion/Continuation Date thereof, as the case may be; and (ii) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided, (a) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c), of this definition, end on the last Business Day of a calendar month; and (c) no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Commitment Termination Date.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is for the purpose of hedging the interest rate exposure associated with Lead Borrower’s and its Subsidiaries’ operations and not for speculative purposes.

“Interest Rate Determination Date” means, with respect to any Interest Period: (i) if the currency is Sterling, the date that is two Business Days before the first day of that Interest Period, (ii) if the currency is Euro, the date that is two TARGET Days before the first day of that Interest Period and (iii) for any other currency, the date that is two Business Days prior to the first day of such Interest Period, unless, in any such case, market practice differs in the relevant interbank market for a currency (other than Dollars), in which case the Interest Rate Determination Date for that currency will be determined by Lender in accordance with market practice in the relevant interbank market (and if quotations would normally be given by leading banks in the relevant interbank market on more than one day, the Interest Rate Determination Date will be the last of those days).

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

“Internal Revenue Service” means the United States Internal Revenue Service, or any successor thereto.

“Investment” means (i) any direct or indirect purchase or other acquisition by Lead Borrower or any of its Subsidiaries of, or of a beneficial interest in, any of the Securities of any other Person (other than a Guarantor); (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Lead Borrower from any Person (other than Lead Borrower or any Guarantor), of any Capital Stock of such Person; and (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Lead Borrower or any of its Subsidiaries to any other Person (other than Lead Borrower or any Guarantor), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto (without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment), reduced by the amount of cash returns received by the holder of such Investment.

“IP Security Agreement” means each trademark security agreement, patent security agreement or copyright security agreement, dated as of October 29, 2010, by and among Borrowers, each Guarantor and Collateral Agent as each may be amended, modified or supplemented in accordance with the terms hereof and thereof.

“Issuance Notice” means an Issuance Notice substantially in the form of Exhibit A-3.

“Japanese JV Agreement” means the joint venture agreement dated June 16, 2003 between Lead Borrower, Ace Co., Ltd. and Itochu Corporation.

“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

“Lead Borrower” as defined in the preamble hereto.

“Legal Reservations” means (i) the principle that equitable remedies may be granted or refused at the discretion of a court; (ii) the limitation of enforcement by laws relating to insolvency, reorganization, penalties and other laws generally affecting the rights of creditors; (iii) the time barring of claims under statutes of limitation; (iv) defenses of set-off or counterclaim; and (v) any principles which are set out in the qualifications as to matters of law in the opinions of counsel referred to in Section 3.01(g) and Section 3.01(k).

“Lender” as defined in the preamble hereto.

“Letter of Credit” means a standby letter of credit or documentary letter of credit issued by Lender pursuant to this Agreement.

“Letter of Credit Sublimit” means the aggregate unused amount of the Revolving Commitment then in effect.

“Letter of Credit Usage” means, as at any date of determination, the sum of (i) the maximum aggregate amount which is, or at any time thereafter may become, available for drawing under all Letters of Credit then outstanding, and (ii) the aggregate amount of all drawings under Letters of Credit honored by Lender and not theretofore reimbursed by or on behalf of Borrowers.

“Lien” means any lien (statutory or other), mortgage, pledge, assignment, security interest, charge, encumbrance or any preference, priority or other security agreement or preferential arrangement of any kind and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

“Loan” means a Revolving Loan.

“Loan Document” means any of this Agreement, the Notes, if any, the Collateral Documents, any documents or certificates executed by either Borrower in favor of Lender relating to Letters of Credit, any amendments or supplements to the foregoing and any other document designated as a “Loan Document” by Lender and Lead Borrower.

“Loan Party” means, collectively, Borrowers and the Guarantors.

“Local Facilities” means loans or credit made available to any Foreign Subsidiary of Lead Borrower (on normal commercial terms) by a bank or financial institution in the country in which such Foreign Subsidiary is incorporated or operates, provided no guaranty, indemnity or other support for financial loss is given in respect of such facility by any Loan Party (other than (i) by the Foreign Subsidiary to which the loans are, or credit is, made available, as the case may be, (ii) by way of a Letter of Credit issued under this Agreement and (iii) except to the extent otherwise permitted in this Agreement) or by any other Foreign Subsidiary.

“Mandatory Cost” means, with respect to any period, the percentage rate per annum determined in accordance with Schedule 1.02.

“Margin Stock” as defined in Regulation U of the Board of Governors as in effect from time to time.

“Material Adverse Effect” means a material adverse effect on (i) the business, assets or financial condition of Lead Borrower and its Subsidiaries taken as a whole; (ii) the ability of the Loan Parties, taken as a whole, to fully and timely perform their payment obligations under the Loan Documents; (iii) the legality, validity, binding effect or enforceability against a Loan Party of a Loan Document to which it is a party; or (v) the rights, remedies and benefits available to, or conferred upon Lender under any Loan Document.

“Material Contract” means any contract or other arrangement to which Lead Borrower or any of its Subsidiaries is a party (other than the Loan Documents and the documents related thereto) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

“Material Real Estate Asset” means any fee-owned Real Estate Asset having a fair market value in excess of $2,000,000 as of the date of the acquisition thereof, including, without limitation, the Georgia Real Estate Assets.

“Material Subsidiary” means (i) a Guarantor; or (ii) a Subsidiary of Lead Borrower which (a) has earnings before interest, tax, depreciation and amortization (computed on the same basis as Consolidated Adjusted EBITDA and for the avoidance of doubt, excluding intra-group items) representing 10% or more of Consolidated Adjusted EBITDA, (b) has gross assets (excluding intra-group items) representing 10% or more of the gross assets of Lead Borrower and its Subsidiaries in aggregate, or (c) has revenues representing 10% or more of the revenues of Lead Borrower and its Subsidiaries in aggregate.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” means the Georgia Mortgage and any other mortgage on a Material Real Estate Asset substantially in the form of Exhibit G (subject to such conforming changes as local law may require), in each case as such mortgages may be amended, supplemented, restated or otherwise modified from time to time.

“Multiemployer Plan” means any Employee Benefit Plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA.

“Narrative Report” means, with respect to the financial statements for which such narrative report is required, a narrative report describing the operations of Lead Borrower and its Subsidiaries in the form prepared for presentation to senior management thereof for the applicable month, Fiscal Quarter or Fiscal Year and for the period from the beginning of the then current Fiscal Year to the end of such period to which such financial statements relate.

“Note” means a Revolving Loan Note.

“Notice” means a Funding Notice, an Issuance Notice, or a Conversion/Continuation Notice.

“Notice of Account Designation” as defined in Section 2.02(c).

“Obligation Aggregate Payments” as defined in Section 2.27(b).

“Obligation Fair Share” as defined in Section 2.27(b).

“Obligation Fair Share Contribution Amount” as defined in Section 2.27(b).

“Obligation Fair Share Shortfall” as defined in Section 2.27(b).

“Obligations” means all obligations of every nature of each Loan Party from time to time owed to Lender (in such capacity or as Collateral Agent), under any Loan Document, Hedge Agreement or Cash Management Agreement, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Loan Party, would have accrued on any Obligation, whether or not a claim is allowed against such Loan Party for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under Letters of Credit, payments for early termination of Hedge Agreements, fees, expenses, indemnification or otherwise.

“Obligee Guarantor” as defined in Section 7.07.

“Organizational Documents” means (i) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its bylaws, as amended, (ii) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, and (iv) with respect to any limited liability company, its articles of organization, as amended, and its operating agreement, as amended. In the event any term or condition of this Agreement or any other Loan Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Other Taxes” means all present or future stamp or documentary taxes or any other similar excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document excluding, however, such amounts imposed as a result of an assignment.

“Participating Member State” means any member state of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to EMU.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

“Permitted Acquisition” means any acquisition by Lead Borrower or any of its wholly-owned Subsidiaries, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all of the Capital Stock of, or a business line or unit or a division of, any Person (the “Target”); provided,

(a) immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(b) the Target (y) shall be in same similar or related business or lines of business in which Lead Borrower and/or its Subsidiaries are engaged or shall be engaged in other business permitted pursuant to Section 6.11 and (z) either (i) shall have generated positive earnings before interest, tax, depreciation and amortization (computed on the same basis as Consolidated Adjusted EBITDA) for the four-Fiscal Quarter period most recently ended prior to the date of such acquisition, or (ii) Lead Borrower shall have delivered to Lender a certificate stating that, on a pro forma basis, the Target will generate positive earnings before interest, tax, depreciation and amortization (computed on the same basis as Consolidated Adjusted EBITDA) within twelve (12) months of it being acquired by the Loan Parties, and attaching to such certificate the financial model upon which such certification is based; and

(c) the total consideration to be paid in respect of the Target when aggregated with the total consideration paid in respect of all prior Permitted Acquisitions made from the Closing Date to the date of determination is less than $7,000,000.

“Permitted Investments” means each of the Investments permitted pursuant to Section 6.05.

“Permitted Liens” means each of the Liens permitted pursuant to Section 6.02.

“Permitted Reorganization” means a reorganization on a solvent basis between (a) Lead Borrower and one or more of its Domestic Subsidiaries, or (b) two or more of Lead Borrower’s Subsidiaries, including any Subsidiaries of Lead Borrower into any Loan Party and any Subsidiaries of Lead Borrower that are not Loan Parties into other Subsidiaries that are not Loan Parties provided that (i) in the case of any reorganization involving a Loan Party, the surviving entity remains or becomes a Loan Party on the same terms as such original Loan Party (and if such Person is (x) Lead Borrower, Lead Borrower is the surviving entity and (y) Co-Borrower and such reorganization does not involve Lead Borrower, Co-Borrower is the surviving entity), and (ii) where the assets or the shares of such Person were subject to Collateral in which a security interest has been granted to Lender, immediately prior to such reorganization, Lender will enjoy substantially the same or equivalent security interests over the same assets and the shares in the surviving entity (or in each case its successor) after such reorganization.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Pledge and Security Agreement” means the Amended and Restated Pledge and Security Agreement to be executed by Borrowers and each Guarantor substantially in the form of Exhibit F, as it may be amended, supplemented, restated or otherwise modified from time to time.

“Prime Rate” means the rate of interest per annum most recently announced within Wells Fargo at its Principal Office as its Prime Rate, with the understanding that the Prime Rate is one of Lender’s base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as Lender may designate. Each change in the Prime Rate shall become effective on the date each Prime Rate change is announced within Wells Fargo. Wells Fargo may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

“Principal Office” means, Lender’s “Principal Office” as set forth in Section 9.01, or such other office as Lender may from time to time designate in writing to Lead Borrower.

“Projections” as defined in Section 4.08.

“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by any Loan Party in any real property.

“Regulation D” means Regulation D of the Board of Governors, as in effect from time to time.

“Reimbursement Date” as defined in Section 2.06.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

“Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of Lead Borrower now or hereafter outstanding, except a dividend payable solely in shares of that class of Capital Stock to the holders of that class; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of Lead Borrower now or hereafter outstanding; and (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of Lead Borrower now or hereafter outstanding; and (iv) management or similar fees payable to Sponsor or any of its Affiliates.

“Revolving Commitment” means the commitment of Lender to make or otherwise fund any Revolving Loan or issue any Letter of Credit pursuant to this Agreement. The amount of Lender’s initial Revolving Commitment is $70,000,000 subject to any adjustment or reduction pursuant to the terms and conditions hereof.

“Revolving Commitment Period” means the period from the Closing Date to but excluding the Revolving Commitment Termination Date.

“Revolving Commitment Termination Date” means the earliest to occur of (i) April 4, 2017; (ii) the date the Revolving Commitment are permanently reduced to zero pursuant to Section 2.18 and (iii) the date of the termination of the Revolving Commitment pursuant to Section 8.01.

“Revolving Exposure” means as of any date of determination, (i) prior to the termination of the Revolving Commitment, Lender’s Revolving Commitment; and (ii) after the termination of the Revolving Commitment, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of Lender and (b) the aggregate amount of all outstanding Letters of Credit or any unreimbursed drawing under any Letter of Credit.

“Revolving Loan” means a Loan made by Lender to a Borrower pursuant to Section 2.01.

“Revolving Loan Note” means a promissory note in the form of Exhibit B, as it may be amended, supplemented, restated or otherwise modified from time to time.

“Rules” as defined in Section 9.02(b).

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw Hill Companies, Inc. and any successor thereto.

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Solvency Certificate” means a Solvency Certificate of the chief financial officer of Lead Borrower substantially in the form of Exhibit D-2.

“Solvent” means, with respect to Loan Parties, that as of the date of determination, (a) the fair value of the assets of Loan Parties (taken as a whole) is greater than the total amount of liabilities, including contingent liabilities, of Loan Parties (taken as a whole), (b) the present fair saleable value of the assets of Loan Parties (taken as a whole) is not less than the amount that will be required to pay the probable liability of Loan Parties (taken as a whole) on their debts as they become absolute and matured, (c) Loan Parties (taken as a whole) do not have unreasonably small capital with which to conduct their businesses; and (d) Loan Parties (taken as a whole) have not incurred and do not intend to incur, debts beyond their ability to pay such debts as they become due (whether at maturity or otherwise). For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Sponsor” means Doughty Hanson & Co. Limited.

“Spot Exchange Rate” means, as at any date of determination, the spot rate of exchange in London that appears on the display page applicable to the relevant currency on the Reuters World

Currency Page (or such other page as may replace such page on such service for the purpose of displaying the spot rate of exchange in London for the conversion of Dollars into such currency or such currency into Dollars); provided that if there shall at any time no longer exist such a page on such service, the spot rate of exchange shall be determined by reference to another similar rate publishing service selected by Lender and reasonably acceptable to Borrowers.

“Sterling” and “£” means the lawful money of the United Kingdom.

“Subject Transaction” as defined in Section 6.06(c).

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.

“Target” as defined in the definition of Permitted Acquisition.

“TARGET” means Trans-European Automated Real-time Gross Settlement Express Transfer payment system.

“TARGET Day” means any day on which TARGET is open for the settlement of payments in euro.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Total Leverage Ratio” means the ratio as of the last day of any Fiscal Quarter of (i) Consolidated Total Debt as of such day net of Cash and Cash Equivalents held by Lead Borrower and its Subsidiaries as of such day in an aggregate amount not to exceed $15,000,000, which Cash and Cash Equivalents are unrestricted save for bankers’ Liens permitted by Section 6.02(q) or Liens in favor of Lender pursuant to a Collateral Document; provided that there shall be excluded for the Fiscal Quarter in respect of which any Cure Right is exercised (but not in respect of subsequent Fiscal Quarters) all Cash and Cash Equivalents representing the proceeds of such Cure Right to (ii) Consolidated Adjusted EBITDA for the four-Fiscal Quarter period ending on such date.

“Total Utilization of Revolving Commitment” means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans and (ii) the Letter of Credit Usage.

“Transaction Costs” means the fees, costs and expenses and stamp, registration and Other Taxes payable by or on behalf of Lead Borrower or any of Lead Borrower’s Subsidiaries before the Closing Date and within 180 days of the Closing Date in connection with the Transactions.

“Transactions” means (i) the entering into this Agreement (including the funding of the initial Revolving Loan and the consolidation and recasting of certain of the Existing Indebtedness of Lead Borrower and its Subsidiaries), (ii) the consummation of the initial public offering of the Capital Stock of Tumi Holdings, and (iii) all related transactions.

“Tumi II” means Tumi II, LLC, a Delaware limited liability company.

“Tumi Holdings” means Tumi Holdings, Inc., a Delaware corporation.

“Tumi Japan” means Tumi Japan (Kabushiki Kaisha Tumi Japan), a Japanese corporation with its registered office at 4-3-28, Akasaka, Minato-ku, Tokyo, 107-0052, Japan.

“Tumi Pledge Agreement” means the Amended and Restated Pledge Agreement executed by Tumi II and Tumi Holdings, substantially in the form of Exhibit H, as it may be amended, supplemented, restated or otherwise modified from time to time.

“Type of Loan” means Revolving Loans distinguished by the underlying interest rate, i.e., a Base Rate Loan or a Eurodollar Rate Loan.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

“Wells Fargo” means Wells Fargo Bank, National Association, a national banking association and its successors.

Section 1.03 Accounting Terms.

Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Lead Borrower to Lender pursuant to Sections 5.01(a) and 5.01(b) shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in Section 5.01(e), if applicable). Subject to the foregoing, calculations in connection with the definitions, covenants and other provisions hereof shall utilize accounting principles and policies in conformity with those used to prepare the Historical Financial Statements. To the extent there are any changes in GAAP from the date of this Agreement, if at any time such change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and Lead Borrower or Lender shall so request, Lender and Lead Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with such GAAP prior to such change therein. Notwithstanding the foregoing, all financial statements delivered hereunder shall be prepared, and all financial covenants contained herein shall be calculated, without giving effect to any election under the Statement of Financial Accounting Standards No. 159 (or any similar accounting principle) permitting a Person to value its financial liabilities or Indebtedness at the fair value thereof.

Section 1.04 Interpretation, etc.

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.05 Construction.

Each of the parties hereto acknowledges that (i) it has been represented by counsel in the negotiation and documentation of the terms of this Agreement; (ii) it has had full and fair opportunity to review and revise the terms of this Agreement; (iii) this Agreement has been drafted jointly by all of the parties hereto; and (iv) Lender does not have any fiduciary relationship with or duty to Borrowers arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Lender and Borrowers in connection herewith or therewith is solely that of debtor and creditor. Accordingly, each of the parties hereto acknowledges and agrees that the terms of this Agreement shall not be construed against or in favor of another party.

Section 1.06 Non-Dollar Amounts.

For the purposes of the Loan Documents, (a) if a Dollar amount needs to be determined at any date, any amount which is determined in a currency other than Dollars will be converted into Dollars using the Spot Exchange Rate on that date and (b) wherever in this Agreement in connection with a Credit Extension, conversion, continuation or prepayment of a LIBOR Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such LIBOR Rate Loan or Letter of Credit is denominated in an Alternate Currency, such amount shall be the relevant Alternate Currency Equivalent of such Dollar amount, as determined by Lender. For purposes of this section, “Alternate Currency Equivalent” shall mean, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternate Currency as determined by Lender, at such time on the basis of the Spot Exchange Rate for the purchase of such Alternate Currency with Dollars.

ARTICLE TWO

LOANS AND LETTERS OF CREDIT

Section 2.01 Revolving Commitment.

During the Revolving Commitment Period, subject to the terms and conditions hereof, Lender agrees to make Revolving Loans to Lead Borrower and Co-Borrower in Dollars or an Alternate Currency in the aggregate amount up to but not exceeding the Revolving Commitment; provided, after giving effect to the making of any Revolving Loans, in no event shall the Total Utilization of Revolving Commitment exceed the Revolving Commitment then in effect; provided further after giving effect to the making of any Revolving Loans in no event shall more than (i) $5,000,000 of Revolving Loans be denominated in Euro and (ii) $2,000,000 of Revolving Loans be denominated in Sterling. Amounts borrowed pursuant to this Section 2.01 may be repaid in whole and in part and reborrowed during the Revolving Commitment Period. Lender’s Revolving Commitment shall expire on the Revolving Commitment Termination Date, and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Commitment shall be paid in full no later than such date.

Section 2.02 Borrowing Mechanics for Revolving Loans.

(a) Except pursuant to Section 2.06, Revolving Loans that are Base Rate Loans shall be made in an aggregate minimum amount of $250,000 and integral multiples of $100,000 in excess of that amount, and Revolving Loans that are Eurodollar Rate Loans shall be in an aggregate minimum amount of $250,000 and integral multiples of $100,000 in excess of that amount.

(b) Whenever any Borrower desires that Lender make Revolving Loans, the applicable Borrower (or Lead Borrower on its behalf) shall deliver to Lender a fully executed and delivered Funding Notice no later than 12:00 noon (New York City time) at least three Business Days in advance of the proposed Credit Date in the case of a Eurodollar Rate Loan, and no later than 11:00 a.m. (New York City time) on the proposed Credit Date in the case of a Base Rate Loan. A Funding Notice received after 12:00 noon (New York City time) in the case of a Eurodollar Rate Loan and after 11:00 a.m. (New York City time) in the case of a Base Rate Loan shall be deemed received the next Business Day. Except as otherwise provided herein, a Funding Notice for a Revolving Loan that is a Eurodollar Rate Loan shall be irrevocable on and after the related Interest Rate Determination Date and the applicable Borrower shall be bound to make a borrowing in accordance therewith.

(c) Lender shall make the amount of the Revolving Loan available to the applicable Borrower not later than 2:00 p.m. (New York City time) on the applicable Credit Date by causing an amount of same day funds in Dollars or an Alternate Currency, as applicable, equal to the proceeds of all such Revolving Loans to be credited to the account of the applicable Borrower identified in the most recent notice substantially in the form of Exhibit A-4 (“Notice of Account Designation”) delivered by such Borrower to Lender’s Principal Office or such other account as may be designated in writing to Lender by the applicable Borrower.

Section 2.03 Letters of Credit.

During the Revolving Commitment Period, subject to the terms and conditions hereof, Lender agrees to issue Letters of Credit for the account of Lead Borrower and Co-Borrower in the aggregate amount up to but not exceeding the Letter of Credit Sublimit; provided, (i) each Letter of Credit shall be denominated in Dollars or an Alternate Currency, as applicable, and shall be on terms reasonably acceptable to Lender and Lead Borrower; (ii) the stated amount of each Letter of Credit shall not be less than the Dollar Equivalent of $25,000 or such lesser amount as is acceptable to Lender; (iii) after giving effect to such issuance, in no event shall the Total Utilization of Revolving Commitment exceed the Revolving Commitment then in effect; (iv) after giving effect to such issuance, in no event shall the Letter of Credit Usage exceed the Letter of Credit Sublimit then in effect; (v) in no event shall any Letter of Credit have an expiration date later than the earlier of (1) five (5) Business Days prior to the Revolving Commitment Termination Date and (2) the date which is one year from the date of issuance of such Letter of Credit; and (vi) each standby Letter of Credit shall be subject to the International Standby Practices (1998 Revision, effective January 1, 1999), International Chamber of Commerce Publication No. 590, as determined by Lender and, to the extent not inconsistent therewith, the laws of the State of New York. Subject to the foregoing, Lender may agree that a Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each, unless Lender elects not to extend for any such additional period; provided Lender has no obligation to extend any such Letter of Credit if an Event of Default has occurred and is continuing at the time.

Section 2.04 Notice of Issuance.

Whenever any Borrower desires the issuance of a Letter of Credit, the applicable Borrower (or Lead Borrower on its behalf) shall deliver to Lender an Issuance Notice no later than 12:00 noon (New

York City time) at least three Business Days, or such shorter period as may be agreed to by Lender in any particular instance, in advance of the proposed date of issuance. Upon satisfaction or waiver of the conditions set forth in Section 3.02, Lender shall issue the requested Letter of Credit in accordance with Lender’s standard operating procedures.

Section 2.05 Responsibility of Lender with Respect to Requests for Drawings and Payments.

In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, Lender shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Letter of Credit. As between each Borrower and Lender, the applicable Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by Lender, by the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, Lender shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of Lender, including any Governmental Act. Without limiting the foregoing and in furtherance thereof, any action taken or omitted by Lender under or in connection with the Letters of Credit or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not give rise to any liability on the part of Lender to either Borrower. Notwithstanding anything to the contrary contained in this Section 2.05, each Borrower shall retain any and all rights it may have against Lender for any liability arising solely out of the gross negligence or willful misconduct of Lender.

Section 2.06 Reimbursement by Borrowers of Amounts Drawn or Paid Under Letters of Credit.

In the event Lender has determined to honor a drawing under a Letter of Credit, it shall immediately notify the applicable Borrower, and the applicable Borrower shall reimburse Lender on or before the Business Day immediately following the date on which such drawing is honored (the “Reimbursement Date”) in an amount in the currency in which such Letter of Credit is denominated and in same day funds equal to the amount of such honored drawing; provided, subject to Section 2.01, anything contained herein to the contrary notwithstanding, (i) unless the applicable Borrower shall have notified Lender prior to 10:00 a.m. (New York City time) on the date such drawing is honored that such Borrower intends to reimburse Lender for the amount of such honored drawing with funds other than the proceeds of Revolving Loans, such Borrower shall be deemed to have given a timely Funding Notice to Lender (x) in the case of an honored drawing under a Letter of Credit denominated in Dollars, requesting a Revolving Loan that is a Eurodollar Rate Loan with an Interest Period of one month and (y) in the case of an honored drawing under a Letter of Credit denominated in an Alternate Currency, requesting a Revolving Loan that is a Eurodollar Rate Loan with an Interest Period of one month, in each case to be disbursed on the Reimbursement Date in an amount equal to the amount of such honored drawing, without regard to the minimum and multiples specified in Section 2.02(a) for the principal amount of Eurodollar Rate Loans or Base Rate Loans, and (ii) subject to satisfaction or waiver of the conditions specified in Section 3.02, Lender shall, on the Reimbursement Date, make Revolving Loans that are Base Rate Loans, or Eurodollar Rate Loans, as applicable, in the amount of such honored drawing, the proceeds of which shall be applied directly to reimburse Lender for the amount of such honored drawing.

Section 2.07 Obligations Absolute.

The obligation of each Borrower to reimburse Lender for drawings honored under the Letters of Credit issued by it and to repay any Revolving Loans made by Lender pursuant to Section 2.06 shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms hereof under all circumstances including any of the following circumstances: (i) any lack of validity or enforceability of any Letter of Credit; (ii) the existence of any claim, set-off, defense or other right which the applicable Borrower or Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), Lender or any other Person or, in the case of Lender, against the applicable Borrower, whether in connection herewith, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the applicable Borrower or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured); (iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by Lender under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit (provided that the documents appear on their face to be in accordance with the terms and conditions of the Letter of Credit); (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of the applicable Borrower or any of its Subsidiaries; (vi) any breach hereof or any other Loan Document by any party thereto; (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or (viii) the fact that an Event of Default or a Default shall have occurred and be continuing; provided, in each case, that payment by Lender under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of Lender under the circumstances in question.

Section 2.08 Indemnification.

Without duplication of any obligation of Borrowers under Section 9.02, in addition to amounts payable as provided herein, each Borrower hereby agrees to protect, indemnify, pay and save harmless Lender from and against any and all liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel) which Lender may reasonably incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by Lender, other than as a result of (1) the gross negligence or willful misconduct of Lender or (2) the wrongful dishonor by Lender of a proper demand for payment made under any Letter of Credit issued by it, or (ii) the failure of Lender to honor a drawing under any such Letter of Credit as a result of any Governmental Act.

Section 2.09 Use of Proceeds.

The proceeds of the Revolving Loan funding on the Closing Date shall be applied by Borrowers to fund the Transaction. The proceeds of all other Revolving Loans and Letters of Credit shall be applied by Borrowers for working capital and general corporate purposes of Lead Borrower and its Subsidiaries, including Permitted Acquisitions and capital expenditures. No portion of the proceeds of any Credit Extension shall be used in any manner that causes or might cause such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors or any other regulation thereof or to violate the Exchange Act.

Section 2.10 Lender’s Evidence of Debt.

Lender shall maintain on its internal records an account or accounts evidencing the Indebtedness of each Borrower to Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall constitute prima facie evidence of the accuracy of the information endorsed, absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect the Revolving Commitment or Borrowers’ Obligations in respect of any applicable Loans.

Section 2.11 Notes.

The applicable Borrower shall execute and deliver to Lender on the Closing Date a Note to evidence Borrower’s Obligations in respect of the Revolving Loans.

Section 2.12 Interest Rate on Loans.

(a) Except as otherwise set forth herein, the Revolving Loans shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows:

(i) if a Base Rate Loan, at the Base Rate plus the Applicable Margin; or

(ii) if a Eurodollar Rate Loan, at the Adjusted Eurodollar Rate plus the Applicable Margin plus (in the case of a Eurodollar Rate Loan which is lent from Lender’s lending office in the United Kingdom or a Participating Member State) the Mandatory Cost.

Section 2.13 Interest Rate.

(a) The basis for determining the rate of interest with respect to any Revolving Loan, and the Interest Period with respect to any Eurodollar Rate Loan, shall be selected by the applicable Borrower and notified to Lender pursuant to the applicable Funding Notice or Conversion/Continuation Notice, as the case may be. If on any day a Revolving Loan is outstanding with respect to which a Funding Notice or Conversion/Continuation Notice has not been delivered to Lender in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Loan shall be a Eurodollar Rate Loan with an applicable Interest Period of one month.

(b) In connection with Eurodollar Rate Loans there shall be no more than eight (8) Interest Periods outstanding at any time. In the event any Borrower fails to specify between a Base Rate Loan or a Eurodollar Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, such Loan (if outstanding as a Eurodollar Rate Loan) will continue as a Eurodollar Rate Loan with an applicable Interest Period of one month for such Loan (or if outstanding as a Base Rate Loan will remain as, or (if not then outstanding) will be made as, a Eurodollar Rate Loan) with an Interest Period of one month. In the event any Borrower fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, the applicable Borrower shall be deemed to have selected an Interest Period of one month. As soon as practicable after 10:00 a.m. (New York City time) on each Interest Rate Determination Date, Lender shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone promptly confirmed in writing) to Lead Borrower.

(c) Interest payable pursuant to Section 2.12(a) shall be computed (i) in the case of Base Rate Loans on the basis of a 365-day or 366-day year, as the case may be, and (ii) in the case of Eurodollar Rate Loans denominated in Dollars and Euro, on the basis of a 360-day year, and (iii) in the case of Eurodollar Rate Loans denominated in Sterling, on the basis of a 365-day or 366-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; provided, if a Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Loan.

(d) Except as otherwise set forth herein, interest on each Loan shall be payable in arrears on and to (i) each Interest Payment Date applicable to that Loan; (ii) any prepayment of that Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (iii) at maturity, including final maturity.

(e) Each Borrower agrees to pay to Lender, with respect to drawings honored under any Letter of Credit issued on such Borrower’s behalf, interest on the amount paid by Lender in respect of each such honored drawing from the date such drawing is honored to but excluding the date such amount is reimbursed by or on behalf of the applicable Borrower at a rate equal to (i) for the period from the date such drawing is honored to but excluding the applicable Reimbursement Date, the rate of interest otherwise payable hereunder with respect to Revolving Loans that are Base Rate Loans, and (ii) thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable hereunder with respect to Revolving Loans that are Base Rate Loans.

(f) Interest payable pursuant to Section 2.13(e) shall be computed on the basis of a 365/366-day year for Letters of Credit for the actual number of days elapsed in the period during which it accrues, and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full.

Section 2.14 Conversion/Continuation.

(a) Subject to Section 2.22 and so long as no Default or Event of Default shall have occurred and then be continuing, the applicable Borrower shall have the option:

(i) to convert at any time all or any part of any Loan equal to $250,000 and integral multiples of $100,000 in excess of that amount from one Type of Loan to another Type of Loan; provided a Eurodollar Rate Loan may only be converted on the expiration of the Interest Period applicable to such Eurodollar Rate Loan unless Borrowers shall pay all amounts due under Section 2.22 in connection with any such conversion; or

(ii) upon the expiration of any Interest Period applicable to any Eurodollar Rate Loan, to continue all or any portion of such Loan equal to $250,000 and integral multiples of $100,000 in excess of that amount as a Eurodollar Rate Loan.

(b) The applicable Borrower shall deliver a Conversion/Continuation Notice to Lender no later than 10:00 a.m. (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan). Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to, or continuation of, any Eurodollar Rate Loans (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Borrower shall be bound to effect a conversion or continuation in accordance therewith.

Section 2.15 Default Interest.

(a) Immediately upon the occurrence and during the continuance of an Event of Default under Section 8.01(a), 8.01(f) or 8.01(g); or (b) at the election of Lender upon the occurrence and during the continuance of any other Event of Default, all outstanding Obligations under the Loan Documents shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at a rate that is 2% per annum in excess of the interest rate (including any Applicable Margin and Mandatory Cost) otherwise payable hereunder with respect to the Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans); provided, in the case of Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this Section 2.15 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Lender.

Section 2.16 Fees.

(a) Borrowers agree to pay to Lender:

(i) commitment fees equal to (1) the average of the daily difference between (a) the Revolving Commitment, and (b) the sum of (x) the aggregate principal amount of outstanding Revolving Loans plus (y) the Letter of Credit Usage, times (2), 0.20% per annum where the Total Leverage Ratio is greater than or greater than or equal to 1.00:1.00 and (2) 0.15% per annum where the Total Leverage Ratio is less than 1.00:1.00; and

(ii) letter of credit fees with respect to each Letter of Credit in an amount equal to (1) the Applicable Margin for Revolving Loans that are Eurodollar Rate Loans, times (2) the daily maximum amount available to be drawn under such Letter of Credit (regardless of whether any conditions for drawing could then be met and determined as of the close of business on any date of determination).

All fees referred to in this Section 2.16(a) shall be paid to Lender at its Principal Office.

(b) Each applicable Borrower agrees to pay directly to Lender in respect of Letters of Credit issued on its behalf such issuance fees and documentary and processing charges for any issuance, amendment, transfer or payment of a Letter of Credit as are in accordance with Lender’s standard schedule for such charges and as in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

(c) All fees referred to in Section 2.16(a) shall be calculated on the basis of a 360-day year and the actual number of days elapsed and shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year during the Revolving Commitment Period, commencing on the first such date to occur after the Closing Date and ending on the Revolving Commitment Termination Date.

Section 2.17 Voluntary Prepayments.

(a) Any time and from time to time, subject to Section 2.22, in whole or in part, without premium or penalty:

(i) with respect to Base Rate Loans and Eurodollar Rate Loans denominated in Dollars or an Alternate Currency, the applicable Borrower may prepay any such Loans on any Business Day in whole or in part, in an aggregate minimum amount of $250,000 and integral multiples of $100,000 in excess of that amount; and

(b) All such prepayments shall be made:

(i) upon not less than one Business Day’s prior written or telephonic notice in the case of Base Rate Loans; and

(ii) upon not less than three Business Days’ prior written or telephonic notice in the case of Eurodollar Rate Loans;

in each case given to Lender, by 12:00 noon (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Lender substantially in the form attached as Exhibit A-5 (a “Notice of Prepayment”). Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein; provided that a notice of prepayment delivered by the applicable Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the applicable Borrower (by notice to Lender on or prior to the specified effective date) if such condition is not satisfied.

Section 2.18 Voluntary Commitment Reductions.

(a) Lead Borrower may, upon not less than three Business Days’ prior written or telephonic notice confirmed in writing to Lender at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Commitment in an amount up to the amount by which the Revolving Commitment exceed the Total Utilization of Revolving Commitment at the time of such proposed termination or reduction; provided, any such partial reduction of the Revolving Commitments shall be in an aggregate minimum amount of $250,000 and integral multiples of $100,000 in excess of that amount.

(b) Lead Borrower’s notice to Lender shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Commitment shall be effective on the date specified in Borrower’s notice.

(c) Mandatory Prepayments of Revolving Loans.

(i) Borrowers shall from time to time prepay the Revolving Loans to the extent necessary so that the Total Utilization of Revolving Commitment shall not at any time exceed the Revolving Commitment then in effect;

(ii) Lender shall calculate on the last Business Day of each consecutive period of six months the Dollar Equivalent of Revolving Loans denominated in Alternate Currencies and, if after giving effect to such calculation and solely as a result of changes in the Spot Exchange Rate, the aggregate amount of Revolving Loans denominated in the applicable Alternative Currencies shall exceed the applicable limits set forth in Section 2.01, Borrowers shall immediately prepay the amount of such excess; and

(iii) Lender shall calculate on the last Business Day of each consecutive period of six months the Dollar Equivalent of the Letter of Credit Usage and, if after giving effect to such calculation and solely as a result of changes in the Spot Exchange Rate, the Letter of Credit Usage shall exceed the Letter of Credit Sublimit by more than 5% (taking into account any cash collateralization of such Letters of Credit), then Borrowers shall either (1) immediately prepay the amount of such excess or (2) cash collateralize such excess and such prepayment shall be applied pursuant to the terms of Section 2.20(b).

(d) If, as a result of the making of any payment required to be made pursuant to this Section 2.18(c), a Borrower would incur costs pursuant to Section 2.22(c), the applicable Borrower may deposit the amount of such payment with Lender, in a cash collateral account, until the end of the applicable Interest Period at which time such payment shall be made. The applicable Borrower hereby grants to Lender, a security interest in all amounts from time to time on deposit in such cash collateral account and expressly waives all rights (which rights such Borrower hereby acknowledges and agrees are vested exclusively in Lender) to execute dominion or control over any such amounts.

Section 2.19 [Intentionally Omitted].

Section 2.20 Application of Prepayments/Reductions.

(a) Any amounts required to be prepaid pursuant to Section 2.18(c) shall be applied as follows:

First, to prepay the Revolving Loans to the full extent thereof; and

Second, to prepay outstanding reimbursement obligations with respect to Letters of Credit.

(b) Application of Prepayments of Loans to Base Rate Loans and Eurodollar Rate Loans. Any prepayment of any Revolving Loan thereof shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Borrowers pursuant to Section 2.22(c).

Section 2.21 General Provisions Regarding Payments.

(a) All payments by Borrowers of principal, interest, fees and other Obligations shall be made in the currency in which such amounts are denominated in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Lender not later than 12:00 noon (New York City time) on the date due at Lender’s Principal Office; funds received by Lender after that time on such due date shall be deemed to have been paid by the applicable Borrower on the next succeeding Business Day.

(b) All payments in respect of the principal amount of any Revolving Loan (other than voluntary prepayments of Revolving Loans) shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Revolving Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest before application to principal.

(c) Subject to the provisos set forth in the definition of “Interest Period”, whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the Revolving Commitment fees hereunder.

(d) Each Borrower hereby authorizes Lender to charge such Borrower’s accounts with Lender in order to cause timely payment to be made to Lender of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose) provided that any such charge of Borrowers’ accounts shall only be made after Lender gives notice of non-payment to the applicable Borrower, and such Borrower fails to make such required payment within ten Business Days.

(e) Lender shall deem any payment by or on behalf of any Borrower hereunder that is not made in same day funds prior to 12:00 noon (New York City time) to be a non-conforming payment. Any such payment shall not be deemed to have been received by Lender until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day. Lender shall give prompt telephonic notice to Lead Borrower if any payment is non-conforming. Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the rate determined pursuant to Section 2.15 from the date such amount was due and payable until the date such amount is paid in full.

(f) If an Event of Default shall have occurred and not otherwise been waived, and the maturity of the Obligations shall have been accelerated pursuant to Section 8.01, all payments or proceeds received by Lender hereunder in respect of any of the Obligations, shall be applied in accordance with the application arrangements described in Section 8.02.

Section 2.22 Making or Maintaining Eurodollar Rate Loans.

(a) Inability to Determine Applicable Interest Rate. In connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof, in the event that Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, Lender shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to the applicable Borrower (with a copy to Lead Borrower) of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as Lender notifies Borrowers that the circumstances giving rise to such notice no longer exist and (ii) any Funding Notice or Conversion/Continuation Notice given by the applicable Borrower with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by such Borrower.

(b) Illegality or Impracticability of Eurodollar Rate Loans. In the event that on any date Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Lead Borrower) that the making, maintaining or continuation of its Eurodollar Rate Loans has become unlawful as a result of compliance by Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order, then, and in any such event, and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to the applicable Borrower (with a copy to Lead Borrower) of such determination. Thereafter (1) the obligation of Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by Lender, (2) to the extent such determination by Lender relates to a Eurodollar Rate Loan then being requested by the applicable Borrower pursuant to a Funding Notice or a Conversion/Continuation Notice, Lender shall make such Loan as (or continue such Loan as or convert such Loan to, as the case may be) a Base Rate Loan, (3) Lender’s obligation to maintain its outstanding Eurodollar Rate Loans (the “Affected Loans”) shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (4) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by Lender as described above relates to a Eurodollar Rate Loan then being requested by any Borrower pursuant to a Funding Notice or a Conversion/Continuation Notice, the applicable Borrower shall have the option, subject to the provisions of Section 2.22(c), to rescind such Funding Notice or Conversion/Continuation Notice by giving notice (by telefacsimile or by telephone confirmed in writing) to Lender of such rescission on the date on which Lender gives notice of its determination as described above.

(c) Compensation for Breakage or Non-Commencement of Interest Periods. The applicable Borrower shall compensate Lender, promptly following written request by Lender (which request shall set forth the basis for requesting such amounts), for Break Costs (if any) which Lender may incur if any prepayment or other principal payment or any conversion of any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan.

(d) Compensation for Eurodollar Rate Loans. The applicable Borrower shall compensate Lender, promptly following written request by Lender (which request shall set forth the basis for requesting such amounts and shall be conclusively presumed to be correct save for manifest error), for any cost, loss or liability reasonably incurred by Lender (i) if for any reason (other than a default by Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Funding Notice or a telephonic request for borrowing, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Conversion/Continuation Notice or a telephonic request for conversion or continuation; or (ii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by the applicable Borrower.

(e) Booking of Eurodollar Rate Loans. Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of Lender; provided that such making, carrying or transfer, as the case may be, does not result in liability to any Borrower for compensation to Lender under Section 2.23 or Section 2.25.

(f) Assumptions Concerning Funding of Eurodollar Rate Loans. Calculation of all amounts payable to Lender under this Section 2.22 and under Sections 2.23 and 2.24 shall be made as though such Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of Lender to a domestic office of Lender in the United States of America; provided, however, Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 2.22 and under Section 2.23 and 2.24.

Section 2.23 Compensation For Increased Costs.

If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, Lender (except (A) any reserve requirement reflected in the definition of Adjusted Eurodollar Rate and (B) the requirements of the Bank of England and the Financial Services Authority or the European Central Bank reflected in the Mandatory Cost, other than as set forth below);

(ii) subject Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit or any Eurodollar Rate Loan made by it, or change the basis of taxation of payments to Lender in respect thereof (except for Indemnified Taxes, Other Taxes and Excluded Taxes, which shall be governed by Section 2.25);

(iii) result in the failure of the Mandatory Cost, as calculated hereunder, to represent the cost to Lender of complying with the requirements of the Bank of England and/or the Financial Services Authority or the European Central Bank in relation to its making, funding or maintaining Eurodollar Rate Loans; or

(iv) impose on Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by Lender or any Letter of Credit,

and the result of any of the foregoing shall be to increase the cost to Lender of making or maintaining any Eurodollar Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to Lender in, issuing or maintaining any Letter of Credit, or to reduce the amount of any sum received or receivable by Lender hereunder (whether of principal, interest or any other amount), then upon request of Lender, the applicable Borrower will pay to Lender, such additional amount or amounts as will compensate Lender, for such additional costs incurred or reduction suffered.

Section 2.24 Capital Requirements; Certificates for Reimbursement; Delay in Requests.

(a) Capital Requirements. If Lender determines that any Change in Law affecting Lender or any lending office of Lender or Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on Lender’s capital or on the capital of Lender’s holding company, if any, as a consequence of this Agreement, the Revolving Commitment or the Loans made by, or the Letters of Credit issued by, Lender, to a level below that which Lender or Lender’s holding company could have achieved but for such Change in Law (taking into consideration Lender’s policies and the policies of Lender’s holding company with respect to capital adequacy), then, upon demand by Lender, from time to time the applicable Borrower will pay to Lender, such additional amount or amounts as will compensate Lender or Lender’s holding company for any such reduction suffered.

(b) Certificates for Reimbursement. A certificate of Lender setting forth the amount or amounts necessary to compensate Lender or its holding company, as the case may be, as specified in Sections 2.23 and 2.24(a) and delivered to the applicable Borrower shall be conclusive absent manifest error. The applicable Borrower shall pay Lender, the amount shown as due on any such certificate within 10 days after receipt thereof.

(c) Delay in Requests. Failure or delay on the part of Lender to demand compensation pursuant to Sections 2.23, 2.24 and 2.25 shall not constitute a waiver of Lender’s right to demand such compensation, provided that the applicable Borrower shall not be required to compensate Lender pursuant to Sections 2.23, 2.24 and 2.25 for any increased costs incurred or reductions suffered more than nine months prior to the date that Lender, notifies the applicable Borrower of the Change in Law giving rise to such increased costs or reductions and of Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 2.25 Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the applicable Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the applicable Borrower shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.25) Lender, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such applicable Borrower shall make such deductions and (iii) such applicable Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) Payment of Other Taxes by Borrowers. Without limiting the provisions of paragraph (a) above, Borrowers shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Indemnification by Borrowers. Borrowers shall indemnify Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.25) paid by Lender, and any penalties, interest and reasonable out-of-pocket expenses arising therefrom or with respect thereto to the extent such penalties, interest or expenses did not result solely from the gross negligence or willful misconduct of Lender, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the amount of and basis for calculating such payment or liability delivered to the applicable Borrower by Lender shall be conclusive absent manifest error.

(d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to a Governmental Authority, the applicable Borrower shall deliver to Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Lender.

(e) Status of Lender. Lender shall deliver to Lead Borrower (upon the reasonable request of Lead Borrower) two accurate and properly completed copies of Internal Revenue Service Form W-9 (or a successor form) certifying that Lender is exempt from United States backup withholding tax on payments made hereunder.

(f) Treatment of Certain Refunds. If Lender determines that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by any Borrower or with respect to which any Borrowers have paid additional amounts pursuant to this Section, it shall pay to the applicable Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by Borrowers under this Section 2.25 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the applicable Borrower, upon the request of Lender agrees to repay the amount paid over to the applicable Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to Lender in the event Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to Borrowers or any other Person.

Section 2.26 Mitigation Obligations.

If Lender requests compensation under Section 2.23 or 2.24 or requires Borrowers to pay any additional amount to Lender or any Governmental Authority for the account of Lender pursuant to Section 2.25, then Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.23, 2.24 or 2.25, as the case may be, in the future and (ii) would not subject Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to Lender. Borrowers hereby agree to pay all reasonable and documented costs and expenses incurred by Lender in connection with any such designation or assignment.

Section 2.27 Co-Borrowers.

(a) Joint and Several Liability. All Obligations of Borrowers under this Agreement and the other Loan Documents shall be joint and several Obligations of each Borrower. Anything contained in this Agreement and the other Loan Documents to the contrary notwithstanding, the Obligations of each Borrower hereunder, solely to the extent that such Borrower did not receive proceeds of Loans from any borrowing hereunder, shall be limited to a maximum aggregate amount equal to the largest amount that would not render its Obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under §548 of the Bankruptcy Code, 11 U.S.C. §548, or any applicable provisions of comparable state law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of such Borrower, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Borrower in respect of intercompany Indebtedness to any other Loan Party or Affiliates of any other Loan Party to the extent that such Indebtedness would be discharged in an amount equal to the amount paid by such Loan Party hereunder) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation or contribution of such Borrower pursuant to (i) applicable law or (ii) any agreement providing for an equitable allocation among such Borrower and other Affiliates of any Loan Party of Obligations arising under Guaranties by such parties.

(b) Subrogation. Until the Obligations shall have been paid in full in Cash, each Borrower shall withhold exercise of any right of subrogation, contribution or any other right to enforce any remedy which it now has or may hereafter have against the other Borrower or any other guarantor of the Obligations. Each Borrower further agrees that, to the extent the waiver of its rights of subrogation, contribution and remedies as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any such rights such Borrower may have against the other Borrower, any collateral or security or any such other guarantor, shall be junior and subordinate to any rights Lender may have against the other Borrower, any such collateral or security, and any such other guarantor. Borrowers under this Agreement and the other Loan Documents together desire to allocate among themselves, in a fair and equitable manner, their Obligations arising under this Agreement and the other Loan Documents. Accordingly, in the event any payment or distribution is made on any date by any

Borrower under this Agreement and the other Loan Documents (a “Funding Borrower”) that exceeds its Obligation Fair Share (as defined below) as of such date, that Funding Borrower shall be entitled to a contribution from the other Borrower in the amount of such other Borrowers’ Obligation Fair Share Shortfall (as defined below) as of such date, with the result that all such contributions will cause each Borrower’s Obligation Aggregate Payments (as defined below) to equal its Obligation Fair Share as of such date. “Obligation Fair Share” means, with respect to a Borrower as of any date of determination, an amount equal to (i) the ratio of (X) the Obligation Fair Share Contribution Amount (as defined below) with respect to such Borrower to (Y) the aggregate of the Obligation Fair Share Contribution Amounts with respect to all Borrowers, multiplied by (ii) the aggregate amount paid or distributed on or before such date by all Funding Borrowers under this Agreement and the other Loan Documents in respect of the Obligations guarantied. “Obligation Fair Share Shortfall” means, with respect to a Borrower as of any date of determination, the excess, if any, of the Obligation Fair Share of such Borrower over the Obligation Aggregate Payments of such Borrower. “Obligation Fair Share Contribution Amount” means, with respect to a Borrower as of any date of determination, the maximum aggregate amount of the Obligations of such Borrower under this Agreement and the other Loan Documents that would not render its Obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided that, solely for purposes of calculating the Obligation Fair Share Contribution Amount with respect to any Borrower for purposes of this Section 2.27, any assets or liabilities of such Loan Party arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or Obligations of contribution hereunder shall not be considered as assets or liabilities of such Borrower. “Obligation Aggregate Payments” means, with respect to a Borrower as of any date of determination, an amount equal to (i) the aggregate amount of all payments and distributions made on or before such date by such Borrower in respect of this Agreement and the other Loan Documents (including in respect of this Section 2.27) minus (ii) the aggregate amount of all payments received on or before such date by such Borrower from the other Borrower as contributions under this Section 2.27. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Borrower. The allocation among Borrowers of their Obligations as set forth in this Section 2.27 shall not be construed in any way to limit the liability of any Borrower hereunder or under any Loan Document.

(c) Representative of Borrowers. Co-Borrower hereby appoints Lead Borrower as its agent, attorney-in-fact and representative for the purpose of (i) making any borrowing requests or other requests required under this Agreement, (ii) the giving and receipt of notices by and to Borrowers under this Agreement, (iii) the delivery of all documents, reports, financial statements and written materials required to be delivered by Borrowers under this Agreement, and (iv) all other purposes incidental to any of the foregoing. Co-Borrower agrees that any action taken by Lead Borrower as the agent, attorney-in-fact and representative of Co-Borrower shall be binding upon Co-Borrower to the same extent as if directly taken by Co-Borrower. Lender agrees to provide all notices hereunder to Lead Borrower.

(d) Allocation of Loans. All Loans shall be made to Lead Borrower as borrower unless a different allocation of the Loans as between Lead Borrower and Co-Borrower with respect to any borrowing hereunder is included in the applicable Funding Notice.

ARTICLE THREE

CONDITIONS PRECEDENT

Section 3.01 Closing Date.

The obligation of Lender to make a Credit Extension on the Closing Date is subject to the satisfaction, or waiver, of the following conditions on or before the Closing Date:

(a) Loan Documents. Lender shall have received sufficient copies of each Loan Document originally executed and delivered by Lender each applicable Loan Party.

(b) Organizational Documents; Incumbency. Lender shall have received (i) sufficient copies of each Organizational Document executed and delivered by each Loan Party, as applicable, and, to the extent applicable, certified as of a recent date by the appropriate governmental official, each dated the Closing Date or a recent date prior thereto; (ii) signature and incumbency certificates of the officers of each Loan Party executing the Loan Documents to which it is a party; (iii) resolutions of the Board of Directors of each Loan Party approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by an Authorized Officer as being in full force and effect without modification or amendment and (iv) a good standing certificate from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation, each dated a recent date prior to the Closing Date.

(c) Organizational and Capital Structure. The organizational structure and capital structure of Lead Borrower and its Subsidiaries shall be as set forth on Schedule 4.02.

(d) Governmental Authorizations and Consents. Each Loan Party shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the transactions contemplated by the Loan Documents and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to Lender. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Loan Documents or the financing thereof.

(e) Real Estate Assets. In order to create in favor of Lender, a valid and, subject to any filing and/or recording referred to herein, perfected First Priority security interest in certain Material Real Estate Assets, Lender shall have received from Lead Borrower and each applicable Guarantor:

(i) fully executed and notarized modification to the Georgia Mortgage, in proper form for recording in all appropriate places in the State of Georgia in form and substance satisfactory to Lender;

(ii) (A) an endorsement to the Title Policy (as defined in the Existing Credit Agreement) with respect to the modification to the Georgia Mortgage contemplated under Section 3.01(e)(i) in a form reasonably satisfactory to Lender and (B) a survey affidavit of no change with respect to the ALTA survey with respect to the Georgia Real Estate Asset delivered pursuant to the Existing Credit Agreement, in a form reasonably satisfactory to Lender; and

(iii) (A) evidence as to whether any Closing Date Mortgaged Property is a Flood Hazard Property and (B) if any Closing Date Mortgage Property is a Flood Hazard Property, evidence of flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, in form and substance reasonably satisfactory to Lender.

(f) Personal Property Collateral. In order to create in favor of Lender, a valid, perfected First Priority security interest in the personal property Collateral, Lender shall have received:

(i) evidence satisfactory to Lender of the compliance by each Loan Party of their obligations under the Pledge and Security Agreement and the other Collateral Documents (including, without limitation, their obligations to authorize and deliver UCC financing statements, originals of securities, instruments and chattel paper and any agreements governing deposit and/or securities accounts as provided therein);

(ii) (A) the results of a recent searches, by a Person satisfactory to Lender, of all effective UCC financing statements (or equivalent filings) made with respect to any personal or mixed property of any Loan Party in the jurisdictions specified in the Pledge and Security Agreement, together with copies of all such filings disclosed by such search, and (B) UCC termination statements (or similar documents) duly authorized by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements (or equivalent filings) disclosed in such search (other than any such financing statements in respect of Permitted Liens);

(iii) opinions of counsel (which counsel shall be reasonably satisfactory to Lender) with respect to the creation and perfection of the security interests in favor of Lender in such Collateral as Lender may reasonably request, in each case in form and substance reasonably satisfactory to Lender; and

(iv) evidence that each Loan Party shall have taken or caused to be taken any other action, executed and delivered or caused to be executed and delivered any other agreement, document and instrument and made or caused to be made any other filing and recording (other than as set forth herein) reasonably requested by Lender.

(g) Financial Statements; Projections. Lender shall have received from Lead Borrower (i) the Historical Financial Statements, (ii) pro forma consolidated financial statements of Tumi Holdings and its Subsidiaries for the trailing twelve months most recently ended February 26, 2012, and reflecting the consummation of the Transactions, the related financings and the other transactions contemplated by the Loan Documents to occur on or prior to the Closing Date, which pro forma financial statements shall be in form and substance satisfactory to Lender, (iii) pro forma consolidated balance sheet of Tumi Holdings and its Subsidiaries as at the Closing Date, and reflecting the consummation of the Transactions, the related financings and the other transactions contemplated by the Loan Documents to occur on or prior to the Closing Date, which pro forma financial statements shall be in form and substance satisfactory to Lender and (iv) the Projections.

(h) Evidence of Insurance. Lender shall have received a certificate from Lead Borrower’s insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to Section 5.05 is in full force and effect and endorsements evidencing that Lender has been named as additional insured and lender’s loss payee thereunder to the extent required under Section 5.05. The Lender shall be satisfied with the amount, types, and terms and conditions of all insurance maintained by Lead Borrower and its Subsidiaries.

(i) Opinions of Counsel to Loan Parties. Lender shall have received, originally executed copies of the favorable written opinions of Skadden, Arps, Slate, Meagher & Flom, LLP New York and Mandelbaum Salsburg PC, counsel for Loan Parties, in each case dated as of the Closing Date and in form and substance reasonably satisfactory to Lender (and each Loan Party hereby instructs such counsel to deliver such opinions).

(j) Fees and Expenses. Lead Borrower shall have paid to Lender all accrued and unpaid fees, charges and reasonable expenses due to Lender, counsel to Lender and any other Person in connection with the recording, filing and registration of any of the Loan Documents, to the extent due and invoiced.

(k) Solvency Certificate. On the Closing Date, Lender shall have received a Solvency Certificate from the chief financial officer of Lead Borrower demonstrating that after giving effect to the consummation of the Transactions, Loan Parties taken as a whole are and will be Solvent.

(l) Closing Date Certificate. Lead Borrower shall have delivered to Lender an originally executed Closing Date Certificate, together with all attachments thereto.

(m) U.S.A. Patriot Act. Lender shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the U.S.A. Patriot Act.

(n) Assignments Under Existing Credit Agreement. The lenders under the Existing Credit Agreement (except Wells Fargo) shall have assigned their respective Loans thereunder to Wells Fargo in accordance with Section 10.06 of the Existing Credit Agreement, subject to such departures therefrom as Lead Borrower, said lenders and Wells Fargo shall mutually accept.

Section 3.02 Conditions to Each Credit Extension.

(a) Conditions Precedent. The obligation of Lender to make any Loan, or issue or extend any Letter of Credit, on any Credit Date, including the Closing Date, are subject to the satisfaction, or waiver by Lender, of the following conditions precedent:

(i) Lender shall have received a fully executed and delivered Funding Notice or Issuance Notice, as the case may be;

(ii) after making the Credit Extensions requested on such Credit Date, the Total Utilization of Revolving Commitment shall not exceed the Revolving Commitment then in effect;

(iii) as of such Credit Date, the representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date;

(iv) as of such Credit Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute an Event of Default or a Default; and

(v) on or before the date of issuance of any Letter of Credit, Lender shall have received all other information required by the applicable Issuance Notice, and such other documents or information as Lender may reasonably require in connection with the issuance of such Letter of Credit.

(b) Notices. Any Notice shall be executed by an Authorized Officer in a writing delivered to Lender. In lieu of delivering a Notice, any Borrower may give Lender telephonic notice by the required time of any proposed borrowing, conversion/continuation or issuance of a Letter of Credit, as the case may be; provided each such notice shall be promptly confirmed in writing by delivery of the applicable

Notice to Lender on or before the applicable date of borrowing, continuation/conversion or issuance. Lender shall not incur any liability to any Borrower in acting upon any telephonic notice referred to above that Lender believes in good faith to have been given by a duly authorized officer or other person authorized on behalf of any Borrower or for otherwise acting in good faith.

ARTICLE FOUR

REPRESENTATIONS AND WARRANTIES

In order to induce Lender to enter into this Agreement and to make each Credit Extension to be made thereby, each Loan Party represents and warrants to Lender, on the Closing Date and on each Credit Date, that the following statements are true and correct (it being understood and agreed that the representations and warranties made on the Closing Date are deemed to be made concurrently with the consummation of the Transactions):

Section 4.01 Organization; Requisite Power and Authority; Qualification.

Each of Borrowers and their respective Subsidiaries other than Immaterial Subsidiaries (a) is duly organized, validly existing and (in the case of Lead Borrower and its Subsidiaries which are Domestic Subsidiaries) in good standing under the laws of its jurisdiction of organization as identified in Schedule 4.01, (b) has, or will have by the time required, all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby, and (c) is qualified to do business and in good standing in every jurisdiction where such qualification is required, except where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect.

Section 4.02 Capital Stock and Ownership.

The Capital Stock of each of Lead Borrower and its Subsidiaries has been duly authorized and validly issued and is fully paid and non-assessable. Except as set forth on Schedule 4.02, as of the Closing Date, there is no existing option, warrant, call, right, commitment or other agreement to which Lead Borrower or any of its Subsidiaries is a party requiring, and there is no membership interest or other Capital Stock of Lead Borrower or any of its Subsidiaries outstanding which upon conversion or exchange would require, the issuance by Lead Borrower or any of its Subsidiaries of any additional membership interests or other Capital Stock of Lead Borrower or any of its Subsidiaries or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Capital Stock of Lead Borrower or any of its Subsidiaries. Schedule 4.02 correctly sets forth the ownership interest of Lead Borrower and each of its Subsidiaries in their respective Subsidiaries as of the Closing Date both before and after giving effect to the Transaction.

Section 4.03 Due Authorization.

The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary action on the part of each Loan Party that is a party thereto.

Section 4.04 No Conflict.

The execution, delivery and performance by it of the Loan Documents to which it is a party and the consummation of the transactions contemplated by the Loan Documents do not and will not (a) violate any provision of (x) any material law or any governmental rule or regulation applicable to it, (y) its Organizational Documents except to the extent such violation could not be reasonably expected to have a

Material Adverse Effect or (z) any order, judgment or decree of any court or other Governmental Authority binding on it, (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Material Contract of Lead Borrower or any of its Subsidiaries, (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of Lead Borrower or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Lender) or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any Material Contract of Lead Borrower or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lender.

Section 4.05 Governmental Consents.

The execution, delivery and performance by it of the Loan Documents to which it is a party and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority, except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Lender for filing and/or recordation, as of the Closing Date and registrations, consents, approvals, notices or other action the failure of which could not reasonably be expected to have a Material Adverse Effect.

Section 4.06 Binding Obligation.

Subject to Legal Reservations, each Loan Document to which it is a party has been duly executed and delivered by it and is its legally valid and binding obligation, enforceable against it in accordance with its respective terms.

Section 4.07 Historical Financial Statements.

The Historical Financial Statements were prepared in conformity with GAAP and are accurate and complete and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. As of the Closing Date, neither Lead Borrower nor any of its Subsidiaries has any contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the Historical Financial Statements or the notes thereto and there have been no changes to the Historical Financial Statements or notes thereto which, in each case, is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Lead Borrower and any of its Subsidiaries taken as a whole.

Section 4.08 Projections.

On and as of the Closing Date, the monthly projections prepared by the management of Lead Borrower of balance sheets, income statements and cash flow statements of Tumi Holdings and its Subsidiaries for each month following the Closing Date through the Revolving Commitment Termination Date (the “Projections”) are based on good faith estimates and assumptions made by the management of Lead Borrower; provided the Projections are not to be viewed as facts and that actual results during the period or periods covered by the Projections may differ from such Projections and that the differences may be material; provided further, as of the Closing Date, management of Lead Borrower believed that the Projections were reasonable and attainable.

Section 4.09 No Material Adverse Change.

Since December 31, 2011, no change in the business, assets or financial condition of Lead Borrower and its Subsidiaries has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

Section 4.10 Adverse Proceedings, etc.

There are no Adverse Proceedings, individually or in the aggregate, that are reasonably likely to be adversely determined and, if so adversely determined, could reasonably be expected to have a Material Adverse Effect (taking into account reserves made or the benefit warranties, indemnities or insurance cover in respect thereof). Neither Lead Borrower nor any of its Subsidiaries (a) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect (taking into account reserves made or the benefit warranties, indemnities or insurance cover in respect thereof), or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 4.11 Payment of Taxes.

Except as otherwise permitted under Section 5.03 or as could not reasonably be expected to have a Material Adverse Effect, (a) all tax returns and reports of Lead Borrower and its Subsidiaries required to be filed by any of them have been timely filed; and (b) all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon Lead Borrower and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. To the best of its knowledge and belief after due inquiry, Lead Borrower knows of no proposed tax assessment against Lead Borrower or any of its Subsidiaries that is reasonably likely to be adversely determined, and, if so adversely determined, could reasonably be expected to have a Material Adverse Effect, that is not being actively contested by Lead Borrower or such Subsidiary in good faith and by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Lead Borrower and/or its Subsidiaries, as the case may be; and as of the Closing Date (other than Liens for taxes not yet due and payable) no tax Lien has been filed, and to the knowledge of Lead Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

Section 4.12 Properties.

Each of Lead Borrower and its Material Subsidiaries (other than any Immaterial Subsidiaries) has (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (iii) good title to (in the case of all other tangible personal property) all of their respective properties and assets necessary to carry on its business as presently conducted, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under Section 6.07.

Section 4.13 Environmental Matters.

Except as could not reasonably be expected to result in a Material Adverse Effect; (a) neither Lead Borrower nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any

Environmental Law or any Environmental Claim; (b) there are and, to each of Lead Borrower’s and its Subsidiaries’ knowledge, have been, no conditions or occurrences which could reasonably be expected to form the basis of an Environmental Claim against Lead Borrower or any of its Subsidiaries, or which could otherwise cause Lead Borrower or any of its Subsidiaries to incur liability or obligations under Environmental Law; and (c) Lead Borrower and its Subsidiaries are not in violation of any Environmental Laws and are capable of complying with all reasonably foreseeable future requirements.

Section 4.14 No Defaults.

Neither Lead Borrower nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations (other than this Agreement), and no condition exists which could constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.

Section 4.15 Governmental Regulation.

Neither Lead Borrower nor any of its Subsidiaries is subject to regulation under the Federal Power Act of 1935 or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. Neither Lead Borrower nor any of its Subsidiaries is a “registered investment company” or an “affiliated person” of an “investment company” as such terms are defined in the Investment Company Act of 1940.

Section 4.16 Margin Stock.

Neither Lead Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans made to such Loan Party will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T of the Board of Governors.

Section 4.17 Solvency.

Each Loan Party is and, upon the incurrence of any Obligation by such Loan Party on any date on which this representation and warranty is made, will be, Solvent.

Section 4.18 Compliance with Statutes, etc.

Each of Lead Borrower and its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business (including compliance with ERISA) and the ownership of its property, except such non-compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 4.19 Disclosure.

No representation or warranty of any Loan Party contained in any Loan Document or in any certificates or written statements furnished to Lender by or on behalf of Lead Borrower or any of its Subsidiaries for use in connection with the transactions contemplated hereby on or prior to the Closing

Date contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Lead Borrower to be reasonable at the time made, it being recognized by Lender that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to Lead Borrower (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lender for use in connection with the transactions contemplated hereby.

Section 4.20 Intellectual Property.

Each of Lead Borrower and its Subsidiaries owns or has a valid right to use all Intellectual Property necessary for or used in the present conduct of its business and, with respect to Intellectual Property owned by Lead Borrower and its Subsidiaries, without any known infringement, misappropriation or other violation of the Intellectual Property of others and free from any Liens (except Permitted Liens), except where such infringement, misappropriation or other violation and Liens could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 4.21 Investigations, Audits, etc.

Neither Lead Borrower nor any of its Subsidiaries is the subject of (x) any pending review or audit by the Internal Revenue Service or any investigation by a Governmental Authority concerning the violation or possible violation of any law or (y) any pending litigation, judgment, action, charge, claim, demand, suit, petition, or arbitration, in each case, which could reasonably be expected to result in a Material Adverse Effect.

Section 4.22 Foreign Assets Control Regulations.

None of the Loan Parties or their Subsidiaries, is, or will be after consummation of the Transactions and application of the proceeds of the Loans, by reason of being a “national” of a “designated foreign country” or a “specially designated national” within the meaning of the Regulations of the Office of Foreign Assets Control, United States Treasury Department (31 C.F.R., Subtitle B, Chapter V), or for any other reason, in violation of, any United States Federal Statute or Presidential Executive Order concerning trade or other relations with any foreign country or any citizen or national thereof.

Section 4.23 Patriot Act.

To the extent applicable, each Loan Party is in compliance, in all material respects, with the (i) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001), as amended (the “Act”).

ARTICLE FIVE

AFFIRMATIVE COVENANTS

Each Loan Party covenants and agrees that so long as the Revolving Commitment is in effect and until payment in full of all Obligations (other than contingent indemnification obligations that survive the termination of this Agreement) and cancellation or expiration of all Letters of Credit (or cash collateralization or backstop of all Letters of Credit in amounts and on terms reasonably satisfactory to Lender), each Loan Party shall perform all covenants in this Article Five.

Section 5.01 Financial Statements and Other Reports.

Lead Borrower will deliver to Lender:

(a) Monthly Reports. As soon as available, and in any event within thirty days after the end of each month ending after the Closing Date, the consolidated balance sheet of Tumi Holdings as at the end of such month and the related consolidated statements of income, stockholders’ equity and cash flows of Tumi Holdings for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year to the extent prepared on a monthly basis, all in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto; provided that Lead Borrower shall not be required to deliver any financial statements or other reports under this Section 5.01(a)(i) in relation to any month if it is required to deliver quarterly financial statements and reports pursuant to Section 5.01(b) within forty-five days after the end of such month;

(b) Quarterly Financial Statements. As soon as available, and in any event within forty-five days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the consolidated balance sheets of Tumi Holdings as at the end of such Fiscal Quarter and the related consolidated statements of income, stockholders’ equity and cash flows of Tumi Holdings for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto;

(c) Annual Financial Statements. As soon as available, and in any event within one hundred twenty (120) days after the end of each Fiscal Year, (i) the consolidated balance sheets of Tumi Holdings as at the end of such Fiscal Year and the related consolidated statements of income, stockholders’ equity and cash flows of Tumi Holdings for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto; and (ii) with respect to such consolidated financial statements a certification thereon of Grant Thornton LLP or a Big Four Accounting Firm or such other independent certified public accountants of recognized national standing, or such as selected by Borrower, and reasonably satisfactory to Lender which report shall be unqualified as to going concern and scope of audit and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Lead Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards) together with a written statement to the effect that, during the normal course of the annual audit, by such independent certified public accountants no Default or Event of Default under Section 6.06(a), Section 6.06(b) or Section 6.06(c) has come to their attention or, if such a Default or Event of Default has come to their attention, specifying the nature and period of existence thereof;

(d) Compliance Certificate. Together with each delivery of financial statements of Lead Borrower and its Subsidiaries pursuant to Sections 5.01(a), 5.01(b) and 5.01(c), a duly executed and completed Compliance Certificate;

(e) Statements of Reconciliation after Change in Accounting Principles. If, as a result of any change in accounting principles and policies from those used in the preparation of the Historical Financial Statements, the consolidated financial statements of Lead Borrower and its Subsidiaries delivered pursuant to Section 5.01(a); 5.01(b) or 5.01(c) will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more statements of reconciliation for all such prior financial statements in form and substance reasonably satisfactory to Lender; provided, however that, if ASU Leases (Topic 840) is formally adopted under GAAP but not implemented by Lead Borrower as part of its financial reporting, Lead Borrower shall include as part of any Narrative Report required pursuant to this Section 5.01 issued subsequent to such adoption a reasonably detailed description of the impact of such non-implementation of ASU Leases (Topic 840) on any of its consolidated financial statements;

(f) Notice of Default. Promptly upon any officer of Lead Borrower obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to Lead Borrower with respect thereto; (ii) that any Person has given any notice to Lead Borrower or any of its Subsidiaries or taken any other action with respect to any event or condition set forth in Section 8.01(b); or (iii) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, a certificate of the Lead Borrower’s Authorized Officers specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action Lead Borrower has taken, is taking and proposes to take with respect thereto;

(g) Notice of Litigation. Promptly upon any officer of Lead Borrower obtaining knowledge of (i) the institution of, or non-frivolous threat of, any Adverse Proceeding not previously disclosed in writing by Lead Borrower to Lender, or (ii) any material development in any Adverse Proceeding that, in the case of either (i) or (ii) if adversely determined, could be reasonably expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, written notice thereof together with such other information as may be reasonably available to Lead Borrower to enable Lender and its counsel to evaluate such matters;

(h) Financial Plan. As soon as practicable and in any event no later than February 15 of each Fiscal Year, a consolidated plan and financial forecast for such Fiscal Year and each Fiscal Year (or portion thereof) through the final maturity date of the Loans (a “Financial Plan”), including (i) a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of Lead Borrower and its Subsidiaries for each such Fiscal Year, (ii) forecasted consolidated statements of income and cash flows of Lead Borrower and its Subsidiaries for each month of each such Fiscal Year and (iii) forecasts demonstrating projected compliance with the requirements of Section 6.06 for the Fiscal Year in respect of which such Financial Plan is being delivered, together, in each case, with an explanation of the assumptions on which such forecasts are based, and Lead Borrower will ensure that each such Financial Plan (x) is prepared in conformity with GAAP and the financial reference periods applied to the monthly reports under Section 5.01(a) and the financial statements under Section 5.01(b) and 5.01(c), and (y) has been approved by the Board of Directors of Lead Borrower, provided that, if Lead Borrower materially changes the forecasts in any Financial Plan, Lead Borrower will deliver to Lender revised forecasts together with an explanation of such material changes, whereupon the Financial Plan will be amended for the relevant period;

(i) Insurance Report. As soon as practicable and in any event by the last day of each Fiscal Year, a report in form and substance satisfactory to Lender outlining all material insurance coverage maintained as of the date of such report by Lead Borrower and its Subsidiaries and all material insurance coverage planned to be maintained by Lead Borrower and its Subsidiaries in the immediately succeeding Fiscal Year;

(j) Environmental Reports and Audits. As soon as practicable following receipt thereof, copies of all environmental audits and reports with respect to environmental matters at any Facility or which relate to any environmental liabilities of Lead Borrower or its Subsidiaries which, in any such case, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

(k) Information Regarding Collateral. Prompt written notice of any change (i) in any Loan Party’s legal name, (ii) in any Loan Party’s identity or corporate structure or (iii) in any Loan Party’s Federal Taxpayer Identification Number, and Lead Borrower agrees not to effect or permit any change referred to in the preceding clauses (i) through (iii) unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for Lender to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral and for the Collateral at all times following such change to have a valid, legal and perfected security interest as contemplated in the Collateral Documents, and prompt written notice if any material portion of the Collateral is damaged or destroyed;

(l) Annual Collateral Verification. Each year, at the time of delivery of annual financial statements with respect to the preceding Fiscal Year pursuant to Section 5.01(c), Borrower shall deliver to Lender an Officer’s Certificate either confirming that there has been no change in the information set forth in the disclosure schedules to the Pledge and Security Agreement since the Closing Date or the date of the most recent certificate delivered pursuant to this Section and/or identifying such changes;

(m) Tax Notices. Promptly upon any officer of Lead Borrower obtaining knowledge of a tax event or liability not previously disclosed in writing by Lead Borrower to Lender which could reasonably be expected to result in a Material Adverse Effect, written notice thereof together with such other information as may be reasonably available to Borrower to enable Lender and its counsel to evaluate such matters;

(n) Other Information. (A) Promptly upon their becoming available, copies of (i) all financial statements, reports, notices and proxy statements required by law to be sent or made available generally by Lead Borrower to its security holders and creditors acting in such capacity or by any Material Subsidiary of Lead Borrower to its security holders and creditors other than Lead Borrower or another Subsidiary of Lead Borrower or (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Lead Borrower or any Subsidiary with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (B) promptly, such other information, data or forecasts with respect to the financial condition, business, property, assets, operations, performance or prospects of Lead Borrower or any of its Subsidiaries as from time to time may be reasonably requested by Lender; and

(o) Know Your Customer. Promptly upon the request of Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by Lender in order for Lender to carry out, and be satisfied with the results of, all necessary “know your customer” or other checks in relation to the identity of any Person, that are is required by any applicable law, rule, regulation or order of any Governmental Authority to carry out in connection with the Transactions.

Section 5.02 Existence.

Except as otherwise permitted under Section 6.07, each Loan Party will, and will cause each of its Subsidiaries other than Immaterial Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights (charter and statutory) and franchises, licenses, approvals and permits material to its business; provided, no Loan Party or any of its Subsidiaries shall be required to preserve any such existence, right or franchise, licenses and permits if such Person’s Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person or to Lender.

Section 5.03 Payment of Taxes and Claims.

Each Loan Party will, and will cause each of its Subsidiaries to, pay all Federal and other material Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, no such Tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (a) adequate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor, and (b) in the case of a charge or claim that has or may become a Lien other than a Permitted Lien against any of the Collateral, such contested proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim. No Loan Party will, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income Tax return with any Person (other than Lead Borrower, any of its Subsidiaries or any parent company).

Section 5.04 Maintenance of Properties.

Each Loan Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties necessary in the conduct of the business of Lead Borrower and its Subsidiaries, except where failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 5.05 Insurance.

Lead Borrower will maintain or cause to be maintained, with financially sound and reputable insurers insurance on and in relation to its business and assets as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Without limiting the generality of the foregoing, Lead Borrower will maintain or cause to be maintained (a) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and (b) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses. Each such policy of insurance shall (i) name Lender as an additional insured thereunder as its interests may appear and (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement, reasonably satisfactory in form and substance to Lender, that names Lender, on behalf of Lender as the loss payee thereunder and provides for at least thirty (30) days’ prior written notice to Lender of any modification or cancellation of such policy.

Section 5.06 Inspections.

Each Loan Party will, and will cause each of its Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of any Loan Party and any of its respective Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records (subject to any applicable confidentiality requirements binding on such Loan Party or its Subsidiary), and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours as may reasonably be requested; provided that prior to the occurrence and continuance of a Default or Event of Default such visits will be limited to two per year and the representatives of any Lender must be accompanied by an authorized representative of Lender.

Section 5.07 [Intentionally Omitted].

Section 5.08 Compliance with Laws.

Each Loan Party will comply, and shall cause each of its Subsidiaries to comply, in all material respects, with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including ERISA and all Environmental Laws), noncompliance with which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.09 Environmental Disclosure.

Lead Borrower will deliver to Lender:

(a) promptly upon the occurrence or Lead Borrower’s or its Subsidiaries’ receipt of notice thereof, written notice describing in reasonable detail (1) any Release or discovery of the presence of contamination at any location that is reasonably likely to result in Borrower or any Subsidiary incurring cost for any related investigation or remedial action or otherwise becoming subject to any Environmental Claim that in either case could reasonably be expected to result in a Material Adverse Effect, (2) any Environmental Claim that could reasonably be expected to result in a Material Adverse Effect, and (3) Lead Borrower’s or any its Subsidiaries’ discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws; and

(b) with reasonable promptness, such other documents and information (including any related environmental audits, investigations, analyses and reports) as from time to time may be reasonably requested by Lender in relation to any matters disclosed pursuant to this Section 5.09.

Section 5.10 Hazardous Materials Activities, etc.

Each Loan Party shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by such Loan Party or its Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (ii) make an appropriate response to any Environmental Claim against such Loan Party or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.11 Subsidiaries.

In the event that any Person becomes a Domestic Subsidiary of Lead Borrower (other than an Immaterial Subsidiary or any Excluded Subsidiary), Lead Borrower shall (a) promptly cause such Domestic Subsidiary to become a Guarantor hereunder and a Grantor under the Pledge and Security Agreement by executing and delivering to Lender a Counterpart Agreement, and (b) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates as are similar to those described in Sections 3.01(b), 3.01(g), 3.01(h), 3.01(i), and 3.01(k). In the event that any Person becomes a Foreign Subsidiary or an Excluded Subsidiary of Lead Borrower and a Material Subsidiary, and the Capital Stock of such Subsidiary is owned by Lead Borrower or by any Domestic Subsidiary (other than an Excluded Subsidiary) thereof, Lead Borrower shall, or shall cause such Domestic Subsidiary to, deliver all such documents, instruments, agreements, and certificates as are similar to those described in Section 3.01(b), and Lead Borrower shall take, or shall cause such Domestic Subsidiary to take, all of the actions referred to in Section 3.01(g) or 3.01(h) necessary to grant and to perfect a First Priority Lien in favor of Lender under the Pledge and Security Agreement in 65% of such Capital Stock. With respect to each such Subsidiary, Lead Borrower shall promptly send to Lender written notice setting forth with respect to such Person (i) the date on which such Person became a Subsidiary of Lead Borrower, and (ii) all of the data required to be set forth in Schedules 4.01 and 4.02 with respect to all Subsidiaries of Lead Borrower; provided, such written notice shall be deemed to supplement Schedule 4.01 and 4.02 for all purposes hereof.

Section 5.12 Additional Material Real Estate Assets.

In the event that any Loan Party acquires a Material Real Estate Asset and such interest has not otherwise been made subject to the Lien of the Collateral Documents in favor of Lender, then such Loan Party, contemporaneously with acquiring such Material Real Estate Asset, shall take all such actions and execute and deliver, or cause to be executed and delivered, all such mortgages, documents, instruments, agreements and certificates similar to those generally described in Sections 3.01(e) (or as otherwise reasonably required by Lender), with respect to each such Material Real Estate Asset that Lender shall reasonably request to create in favor of Lender (or Collateral Agent, as directed by Lender), a valid and, subject to any filing and/or recording referred to herein, perfected First Priority security interest in such Material Real Estate Assets.

Section 5.13 [Intentionally Omitted].

Section 5.14 Further Assurances.

At any time or from time to time upon the request of Lender, each Loan Party will and will cause each of its Subsidiaries to, at such Loan Party’s or Loan Party’s Subsidiary’s expense, as the case may be, promptly execute, acknowledge and deliver such further documents and do such other acts and things as Lender may reasonably request in order to effect fully the purposes of the Loan Documents. In furtherance and not in limitation of the foregoing, each Loan Party shall take such actions as Lender may reasonably request from time to time to ensure that the Obligations are guarantied by the Guarantors and are secured by validly perfected, First Priority liens on all of the assets of Lead Borrower and its Subsidiaries and all of the outstanding Capital Stock of Lead Borrower and Lead Borrower’s Subsidiaries (subject to limitations contained in the Loan Documents with respect to Foreign Subsidiaries and Excluded Subsidiaries including with respect to the matters referred to in Section 5.11

Section 5.15 Miscellaneous Business Covenants.

Unless otherwise consented to by Lender:

(a) Cash Management Systems. Lead Borrower shall, and shall cause its Subsidiaries to, establish and maintain cash management systems reasonably acceptable to Lender (it being understood and agreed that the cash management systems in place on the Closing Date are reasonably acceptable). Lead Borrower shall, and shall cause the other Loan Parties to, at all times ensure that all Cash and Cash Equivalents held by it are subject to a valid and perfected First Priority security interest in favor of Lender; provided that (i) accounts established solely for the purpose of funding payroll, payroll taxes and other compensation and benefits to employees, (ii) local accounts of retail stores with amounts on deposit of up to $1,000,000 in the aggregate at any one time for all such entities, (iii) local accounts of retail stores (with amounts on deposit in excess of the amount permitted under clause (ii) above) that are swept no less frequently than bi-monthly, and (iv) other local accounts in the United States and other accounts related to ordinary business activities of Loan Parties outside the United States of America of up to $5,000,000 in the aggregate at any one time for all such accounts, in each case shall not be required to be subject to such perfected security interests.

(b) Employee Benefit Plans. Lead Borrower shall, and shall cause its Subsidiaries to, ensure that all Employee Benefit Plans operated by or maintained for the benefit of Lead Borrower and its Subsidiaries and/or any of their employees are funded substantially in accordance with maximum funding requirements, and based on reasonable actuarial assumptions and recommendations and are operated or maintained in all material respects as required by all applicable laws, rules, regulations and order of any Governmental Authority (including ERISA) except where failure to fund, operate or maintain could not reasonably be expected to result in a Material Adverse Effect.

Section 5.16 Books and Records.

The Loan Parties will, and will cause each of their Subsidiaries to, keep proper books of record and account in which full, true and correct entries in accordance with GAAP are made of all dealings and transactions in relation to its business and activities.

Section 5.17 Performance of Leases, Related documents and Other Material Agreements.

Lead Borrower and its Subsidiaries shall maintain all leases of real and personal property and all Material Contracts (including, without limitation, debt agreements and Capital Leases) to which they are a party without default or right of the lessor or other obligee to terminate or accelerate thereunder, except where the failure to so maintain or the occurrence of any such default or right to accelerate or terminate could not reasonably be expected to result in a Material Adverse Effect.

ARTICLE SIX

NEGATIVE COVENANTS

Each Loan Party covenants and agrees that so long as the Revolving Commitment is in effect and until payment in full of all Obligations (other than contingent indemnification obligations that survive the termination of this Agreement) and cancellation or expiration of all Letters of Credit (or cash collateralization or backstop of all Letters of Credit in amounts and on terms reasonably satisfactory to Lender), each Loan Party shall perform all covenants in this Article Six.

Section 6.01 Indebtedness.

No Loan Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

(a) any Obligation;

(b) Indebtedness of any Loan Party or any Subsidiary of a Loan Party to any Loan Party; provided, (i) all such Indebtedness shall be evidenced by promissory notes and all such notes shall be pledged pursuant to the Pledge and Security Agreement and subject to a perfected First Priority Lien in favor of Lender, (ii) any payment by any such Guarantor under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any Indebtedness owed by such Subsidiary to any Borrower or to any of its Subsidiaries for whose benefit such payment is made and (iii) any Indebtedness of a non Loan Party to a Loan Party shall not exceed $12,000,000 in the aggregate;

(c) (i) Indebtedness of any Subsidiary which is not a Loan Party to any other Subsidiary which is not a Loan Party and (ii) Indebtedness of any Loan Party to any Subsidiary which is not a Loan Party; provided that such Indebtedness permitted by this clause (ii) is unsecured and if the aggregate amount of Indebtedness exceeds $1,000,000, such Indebtedness is subordinated to the Obligations on terms reasonably satisfactory to Lender;

(d) Indebtedness incurred by Lead Borrower or any of its Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guaranties or letters of credit, surety bonds or performance bonds securing the performance of Lead Borrower or any such Subsidiary pursuant to such agreements, in connection with Permitted Acquisitions or permitted dispositions of any business, assets or Subsidiary of Lead Borrower or any of its Subsidiaries;

(e) Indebtedness which may be deemed to exist pursuant to any guaranties, performance, surety, statutory, appeal or similar obligations incurred in the ordinary course of business;

(f) Indebtedness in respect of netting services, cash pooling, overdraft protections and otherwise in connection with deposit accounts;

(g) guaranties in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of Lead Borrower and its Subsidiaries;

(h) guaranties by any Borrower of Indebtedness of a Guarantor or guaranties by a Subsidiary of any Borrower of Indebtedness of the other Borrower or a Guarantor with respect, in each case, to Indebtedness otherwise permitted to be incurred pursuant to this Section 6.01;

(i) Indebtedness described in Schedule 6.01, but not any extensions, renewals or replacements of such Indebtedness except (i) renewals and extensions expressly provided for in the agreements evidencing any such Indebtedness as the same are in effect on the date of this Agreement and (ii) refinancings and extensions of any such Indebtedness if the terms and conditions thereof are not less favorable to the obligor thereon or to Lender than the Indebtedness being refinanced or extended, and the average life to maturity thereof is greater than or equal to that of the Indebtedness being refinanced or extended; provided, such Indebtedness permitted under the immediately preceding clause (i) or (ii) above shall not (A) include Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed or refinanced, (B) exceed in a principal amount the Indebtedness being renewed, extended or refinanced or (C) be incurred, created or assumed if any Default or Event of Default has occurred and is continuing or would result therefrom;

(j) Indebtedness with respect to Capital Leases in an aggregate amount not to exceed at any time $3,000,000;

(k) purchase money Indebtedness in an aggregate amount not to exceed at any time $2,000,000; provided, any such Indebtedness (i) shall be secured only by the asset acquired in connection with the incurrence of such Indebtedness, and (ii) shall constitute not less than 90% of the aggregate consideration paid with respect to such asset;

(l) Indebtedness in respect of any Hedge Agreement otherwise permitted to be incurred hereunder;

(m) Indebtedness arising under a guaranty or indemnity for the liabilities or obligations of an employee or director of any Loan Party or its Subsidiaries to the extent the aggregate maximum actual and contingent liability under such guaranties or indemnities does not exceed, when aggregated with Investments permitted by Section 6.05(f), $1,000,000;

(n) Indebtedness arising in respect of deferred consideration payable for a Permitted Acquisition;

(o) Indebtedness incurred to finance the acquisition, construction or development of any assets if (i) the Persons providing such financing expressly agree to solely have recourse to the assets financed and the revenues to be generated by the operation of, or loss of or damage to, such assets as the only source for the payment or repayment of such Indebtedness and (ii) such Indebtedness is not guarantied by Lead Borrower or any of its Subsidiaries;

(p) Indebtedness incurred under Local Facilities, provided that the aggregate amount of such Indebtedness does not exceed $3,000,000;

(q) Indebtedness assumed as a result of a Permitted Reorganization; and

(r) other unsecured Indebtedness of Lead Borrower and its Subsidiaries not referred to in Sections 6.01(a) – (q) in an aggregate amount not to exceed at any time $5,000,000. For the purposes of determining whether the monetary limit in this Section 6.01(r) has been exceeded any guaranty, indemnity or counter-indemnity obligation in respect of other forms of Indebtedness falling within this Section 6.01(r) will not be double counted.

Section 6.02 Liens.

No Loan Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Lead Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC of any State or under any similar recording or notice statute, except (each of the following, collectively, the “Permitted Liens”):

(a) Liens in favor of Lender or Collateral Agent granted pursuant to any Loan Document;

(b) Liens for Taxes if obligations with respect to such Taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

(c) statutory Liens of landlords, banks (and rights of set-off), carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA), in each case incurred in the ordinary course of business (i) for amounts not yet overdue or (ii) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of five (5) days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

(d) Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

(e) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Lead Borrower or any of its Subsidiaries;

(f) any interest or title of a lessor or sublessor under any lease of real estate permitted hereunder;

(g) Liens (whether for any Permitted Acquisition or disposition) in respect of any cash earnest money deposits made by Lead Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(h) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business;

(i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(j) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

(k) licenses of patents, trademarks and other Intellectual Property granted by Lead Borrower or any of its Subsidiaries in the ordinary course of business and not interfering in any respect with the ordinary conduct of the business of Lead Borrower or such Subsidiary;

(l) Liens described in Schedule 6.02 or on a title report delivered to, and accepted by, Lender in connection with a Mortgage;

(m) Liens securing Indebtedness permitted pursuant to Sections 6.01(j) or (k); provided, any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness;

(n) Liens consisting of judgment or judicial attachment liens with respect to judgments that do not constitute an Event of Default under Section 8.01;

(o) Liens over or affecting any asset acquired by any Loan Party or its Subsidiaries or an asset of any Person which becomes a Subsidiary of any Loan Party after the Closing Date, where such Liens were created prior to the date on which such Person became a Subsidiary of such Loan Party or before such asset was so acquired, provided: (i) such Liens were not created in contemplation of the acquisition of such Person or asset; (ii) the Obligations have not increased in contemplation of, or since, the acquisition of such Person or asset; and (iii) such Liens are removed or discharged within six (6) months of such Person becoming a Subsidiary of any Loan Party or any of its Subsidiaries or of such asset purchase, as applicable;

(p) any netting or set-off or cash pooling arrangement entered into by Lead Borrower or any of its Subsidiaries in the ordinary course of its financing arrangements for the purpose of netting debit and credit balances of Lead Borrower or any of its Subsidiaries;

(q) Liens (including bankers’ Liens) arising by operation of law in the ordinary course of business and any right of set-off arising in the ordinary course of business or by operation of law;

(r) any netting or set-off arrangement entered into by Lead Borrower or any of its Subsidiaries under a Hedge Agreement for the purposes of determining the obligations of the parties to that agreement by reference to their net exposure under that agreement;

(s) any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to Lead Borrower or any of its Subsidiaries in the ordinary course of business and on the supplier’s standard or usual terms;

(t) Liens over any rental deposit granted by Lead Borrower or any of its Subsidiaries (which holds a leasehold) to the holders of the freehold or leasehold interest in real property;

(u) Liens created to secure Indebtedness permitted under Section 6.01(o) on the assets acquired, constructed or developed with such proceeds;

(v) any Lien arising as a result of any sale, transfer, or other disposal of an asset by a Loan Party to another Loan Party on terms where it may be leased to or re-acquired by a Loan Party;

(w) Liens which exist in respect of any asset of Lead Borrower or any of its Subsidiaries, the value of which (when aggregated with the value of any other assets of Lead Borrower or any of its Subsidiaries over which Liens exist, other than any permitted under Sections 6.02(a)-(v)) does not exceed $5,000,000. For the purposes of this Section 6.02(w), the value of an asset shall be the higher of its book value and market value.

Section 6.03 Restricted Junior Payments.

No Loan Party shall, nor shall it permit any of its Subsidiaries or Affiliates through any manner or means or through any other Person to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment except that:

(a) Lead Borrower may make Restricted Junior Payments to Tumi Holdings and Tumi II so long as no Default or Event of Default shall have occurred and be continuing or shall be caused thereby, in an aggregate amount not to exceed $250,000 in any Fiscal Year, to the extent necessary to permit Tumi Holdings and Tumi II to pay general administrative costs and expenses;

(b) so long as Lead Borrower or any of its Subsidiaries are members of a group filing a consolidated or combined tax return with a common parent company, in respect of an allocable portion of the tax liabilities of such group that are attributable to Lead Borrower and such Subsidiaries (including, without limitation, all franchise taxes and corporate income taxes), Lead Borrower may make Restricted Junior Payments to the extent necessary to permit the direct or indirect parent to discharge any tax liabilities payable with respect to it, in each case so long as the direct or indirect parent (as the case may be) applies the amount of any such Restricted Junior Payment for such purpose within thirty days of the receipt thereof; provided that the amount of the Restricted Junior Payment in any taxable year pursuant to clause (b)(ii) shall not exceed the amount that Lead Borrower and any such Subsidiaries would be required to pay in respect of federal, state and local taxes if Lead Borrower and such Subsidiaries were to file a separate tax return (or a separate consolidated or combined return with its Subsidiaries that are members of the consolidated or combined group), taking into account any carryovers and carrybacks of tax attributes (such as net operating losses) of Lead Borrower and such Subsidiaries from other taxable years; and

(c) so long as no Event of Default shall have occurred and be continuing or would result therefrom, Lead Borrower or any of its Subsidiaries may make distributions to Tumi Holdings or Tumi II to enable Tumi Holdings to repurchase its equity interests owned by senior management of Tumi II or Lead Borrower (or the estate, heirs, family members, spouse or former spouse of any of the foregoing) in connection with the death, disability or departure of such senior management in an aggregate amount not to exceed $1,000,000 in any fiscal year (it being understood and agreed that any such amount not utilized in any fiscal year may be carried forward and utilized in subsequent fiscal years) and in an aggregate amount not to exceed $5,000,000 from the Closing Date up to and including the Revolving Commitment Termination Date; provided that any amounts in this clause (c) will be reduced by the principal amount of loans provided pursuant to Section 6.05(s).

Section 6.04 Restrictions on Subsidiary Distributions.

Except as provided herein or in any other Loan Document, no Loan Party shall, nor shall it permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of Lead Borrower to:

(a) pay dividends or make any other distributions on any of such Subsidiary’s Capital Stock owned by Lead Borrower or any other Subsidiary of Lead Borrower;

(b) repay or prepay any Indebtedness owed by such Subsidiary to Lead Borrower or any other Subsidiary of Lead Borrower;

(c) make loans or advances to Lead Borrower or any other Subsidiary of Lead Borrower; or

(d) transfer any of its property or assets to Lead Borrower or any Subsidiary of Lead Borrower other than restrictions (i) in agreements evidencing Indebtedness permitted by Section 6.01(k) that impose restrictions on the property so acquired, (ii) by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements and similar agreements entered into in the ordinary course of business, (iii) that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Capital Stock not otherwise prohibited under this Agreement, or (iv) in Local Facilities permitted by Section 6.01(p).

Section 6.05 Investments.

No Loan Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including without limitation any Joint Venture or general partnership, except (each of the following, collectively, the “Permitted Investments”):

(a) Cash Equivalents;

(b) (i) any Investments owned as of the Closing Date in any Subsidiary, (ii) Investments (other than intercompany loans) made after the Closing Date in Loan Parties, (iii) Investments (other than intercompany loans) by any Subsidiary which is not a Loan Party in any Loan Party or any other Subsidiary which is not a Loan Party and (iv) Investments (other than intercompany loans) by any Loan Party in any Subsidiary which is not a Loan Party provided that the aggregate amount of such Investments does not exceed $5,000,000 at any time;

(c) Investments (i) in any Securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors and (ii) deposits, prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of Lead Borrower and its Subsidiaries;

(d) intercompany loans to the extent permitted under Section 6.01(b) or (c);

(e) Consolidated Capital Expenditures;

(f) loans and advances to employees of Lead Borrower and its Subsidiaries made in the ordinary course of business in an aggregate principal amount not to exceed $500,000 at any one time outstanding;

(g) Investments made in connection with Permitted Acquisitions;

(h) Investments described in Schedule 6.05;

(i) guaranties, indemnities, bonds or letters of credit provided in connection with Cash pooling arrangements permitted pursuant to Section 6.02(p);

(j) guaranties, bonds, or letters of credit provided in connection with any leases of Real Estate Assets entered into in the ordinary course of business of Lead Borrower or any of its Subsidiaries and upon terms usual for such business;

(k) guaranties, bonds, or letters of credit provided in connection with credit granted to Lead Borrower or any of its Subsidiaries under any deferred purchase agreement entered into in the ordinary course of business and upon terms usual for such business provided that such Investment is (i) a guaranty, bond or letter of credit given by (A) Lead Borrower to any of its Subsidiaries for the obligations of such Subsidiary, (B) any of Lead Borrower’s Subsidiaries for the obligations of Lead Borrower or (C) any of Lead Borrower’s Subsidiaries for the obligations of any other of Lead Borrower’s Subsidiaries, in each case under such deferred purchase agreement; or (ii) a guaranty, indemnity, bond or letter of credit given by (A) Lead Borrower to any of its Subsidiaries for the obligations of such Subsidiary, (B) any of Lead Borrower’s Subsidiaries for the obligation of Lead Borrower or (C) any of Lead Borrower’s Subsidiaries for the obligations of any other of Lead Borrower’s Subsidiaries, in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or other instrument issued by a bank or financial institution (on normal commercial terms) to support the obligations of Lead Borrower or any of its Subsidiaries under such deferred purchase agreement;

(l) trade credit extended by Lead Borrower or any of its Subsidiaries to its customers in the ordinary course of business;

(m) guaranties given by Lead Borrower or any of its Subsidiaries in respect of the Environmental Claim;

(n) loans, credit or financial accommodation made or given by Lead Borrower or any of its Subsidiaries in connection with a Permitted Reorganization;

(o) loans made by any Borrower to any of its Subsidiaries using the proceeds of the Revolving Loans; provided the aggregate outstanding amount of such loans does not exceed $5,000,000 at any time;

(p) Investments by a Loan Party in, and loans, credit or financial accommodation or guaranties, indemnities, bonds or letters of credit provided by a Loan Party to or in favor of Tumi Japan pursuant to provisions of the Japanese JV Agreement;

(q) Investments by a Loan Party in, and loans, credit or financial accommodation or guaranties, indemnities, bonds or letters of credit provided by a Loan Party to or in favor of a Joint Venture in which such Loan Party owns shares; provided (i) the aggregate amount of such investments, loans and/or guaranties, as applicable, does not exceed $1,000,000 at any time in the case of any Joint Venture, and (ii) the aggregate amount of all such loans and/or guaranties permitted under this Section 6.05(q) does not exceed $3,000,000 at any time;

(r) loans, credit or financial accommodation or guaranties, indemnities, bonds or letters of credit provided by a Loan Party to or in favor of any Subsidiary of Lead Borrower which is not a Loan Party, so long as the aggregate of the Indebtedness under any such loans and/or guaranties and any other Indebtedness between a Loan Party and any Subsidiary or Subsidiaries of Lead Borrower which is not a Loan Party or which are not Loan Parties, as the case may be, does not in the aggregate exceed $5,000,000 (or its equivalent) at any time;

(s) loans provided to Tumi Holdings or Tumi II in lieu of any Restricted Junior Payment permitted by Section 6.03(a) to enable Tumi Holdings to repurchase its equity interests owned by senior management in an aggregate amount not to exceed $500,000 in any fiscal year (it being understood and agreed that any such amount not utilized in any fiscal year may be carried forward and utilized in subsequent fiscal years) and in an aggregate amount not to exceed $2,000,000 from the Closing Date up to and including the Revolving Commitment Termination Date; provided that at the time such loan was provided, no Event of Default shall have occurred and be continuing;

(t) Investments by Lead Borrower (i) to purchase additional Capital Stock of joint ventures identified on Schedule 6.05 and (ii) in any partner stores identified on Schedule 6.05; provided the aggregate amount of such Investments permitted under this Section 6.05(t) does not exceed $10,000,000 at any time; and

(u) other Investments in an aggregate amount not to exceed at any time $3,000,000.

Notwithstanding the foregoing, in no event shall any Loan Party make any Investment which results in or facilitates in any manner any Restricted Junior Payment not otherwise permitted under the terms of Section 6.03.

Section 6.06 Financial Covenants.

(a) Interest Coverage Ratio. Lead Borrower shall not permit the Interest Coverage Ratio as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending December 31, 2011, to be less than 4.00 to 1.00.

(b) Total Leverage Ratio. Lead Borrower shall not permit the Total Leverage Ratio as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending December 31, 2011, to exceed 2.25 to 1.00.

(c) Certain Calculations. With respect to any period during which a Permitted Acquisition or an Asset Sale has occurred (each, a “Subject Transaction”), for purposes of determining compliance with the financial covenants set forth in this Section 6.06 (but not for purposes of determining the Applicable Margin), Consolidated Adjusted EBITDA shall be calculated with respect to such period on a pro forma basis (including pro forma adjustments arising out of events which are directly attributable to a specific transaction, are factually supportable and are expected to have a continuing impact, in each case determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Securities Act and as interpreted by the staff of the Securities and Exchange Commission, which would include cost savings resulting from head count reduction, closure of facilities and similar restructuring charges, which pro forma adjustments shall be certified by the chief financial officer of Lead Borrower) using the historical audited financial statements of any business so acquired or to be acquired or sold or to be sold and the consolidated financial statements of Lead Borrower and its Subsidiaries which shall be reformulated as if such Subject Transaction, and any Indebtedness incurred or repaid in connection therewith, had been consummated or incurred or repaid at the beginning of such period (and assuming that such Indebtedness bears interest during any portion of the applicable measurement period prior to the relevant acquisition at the weighted average of the interest rates applicable to outstanding Loans incurred during such period).

Section 6.07 Fundamental Changes; Disposition of Assets; Acquisitions.

No Loan Party shall, nor shall it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, or acquire by purchase or otherwise (other than purchases or other acquisitions of inventory, materials, equipment or other assets necessary for the conduct of business where such purchases or acquisitions are made in the ordinary course of business) the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, or become a general partner in any partnership, except:

(a) pursuant to any Permitted Reorganizations;

(b) sales or other dispositions of assets that do not constitute Asset Sales;

(c) Asset Sales in exchange for, or where the sale proceeds of which are used within twelve (12) months of receipt to purchase, replacement fixed assets comparable or superior as to type, value and quality or are contractually committed to be applied to purchase replacement fixed assets comparable or superior as to type, value and quality within two hundred seventy (270) days, and are so applied within twelve (12) months of receipt of the proceeds of such Asset Sales;

(d) disposals of obsolete, worn out or surplus plant, machinery equipment or other property;

(e) Permitted Acquisitions;

(f) disposals of Cash where such disposal is not otherwise prohibited by the Loan Documents;

(g) disposals of Cash Equivalent Investments for Cash or in exchange for other Cash Equivalent Investments;

(h) disposals consisting of, or arising pursuant to, Permitted Liens;

(i) disposals as a result of any Permitted Reorganization;

(j) disposals of assets for Cash where the higher of market value of the assets and net consideration received (when aggregated with the higher of the market value of the assets and net consideration received for any other disposal of assets by Lead Borrower or any of its Subsidiaries not permitted under Sections 6.07(b)-(d) or under Sections 6.07(f)-(i)) does not exceed $2,000,000 (or its equivalent) in aggregate;

(k) Investments made in accordance with Section 6.05;

(l) disposals consisting of closures of stores in the ordinary course of business;

(m) the abandonment or other disposition of Intellectual Property that is no longer used in, or necessary for the conduct of, the business of Lead Borrower or any of its Subsidiaries;

(n) the dissolution, liquidation or winding-up of the affairs of any Immaterial Subsidiary, provided that such dissolution, liquidation or winding-up, as the case may be, of such Immaterial Subsidiary could not reasonably be expected to result in a Material Adverse Effect; or

(o) the sub-letting of property in the ordinary course of business and consistent with past practice.

Section 6.08 Disposal of Subsidiary Interests.

Except for any sale of all of its interests in the Capital Stock of any of its Subsidiaries in compliance with the provisions of Section 6.07, no Loan Party shall, nor shall it permit any of its Subsidiaries to, (a) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any

Capital Stock of any of its Subsidiaries, except as required by the Loan Documents and to qualify directors if required by applicable law; or (b) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Subsidiaries, except as required by the Loan Documents and to another Loan Party (subject to the restrictions on such disposition otherwise imposed hereunder), or to qualify directors if required by applicable law.

Section 6.09 Sales and Lease-Backs.

No Loan Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which such Loan Party (a) has sold or transferred or is to sell or to transfer to any other Person (other than Lead Borrower or any of its Subsidiaries to the extent such sale or transfer is otherwise permitted hereunder), or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Loan Party to any Person (other than Lead Borrower or any of its Subsidiaries to the extent such sale or transfer is otherwise permitted hereunder) in connection with such lease.

Section 6.10 Transactions with Shareholders and Affiliates.

No Loan Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of any Borrower or of any such holder (other than with a Loan Party), unless such transaction is on terms that are no less favorable to the applicable Borrower or that Subsidiary, as the case may be, than those that might be obtained at the time from a Person who is not such a holder or Affiliate; provided the foregoing restriction shall not apply to (a) the payment by Lead Borrower, and its Subsidiaries of reasonable and customary fees to members of its Subsidiaries’ Boards of Directors, (b) the transfer of funds to Sponsor or any direct or indirect parent of Lead Borrower to enable such Person to pay administrative or legal fees otherwise payable by such Person on account of any Loan Party or its Subsidiaries and the payment and provision of reasonable compensation and benefits (including, without limitation, permitted incentive stock plans) to officers; (c) compensation arrangements for officers and other employees of Lead Borrower and its Subsidiaries entered into in the ordinary course of business; (d) the payment of management fees to the extent otherwise permitted hereunder; (e) reasonable and commercially appropriate marketing incentives or promotional activities , (f) Restricted Junior Payments permitted by Section 6.03; and (g) Permitted Reorganizations, Investments made by any Loan Party or one of its Subsidiaries in or to another Loan Party or its Subsidiaries, in each case, as permitted by Section 6.05 and Indebtedness incurred by any Loan Party or its Subsidiaries to another Loan Party or its Subsidiaries, in each case, as permitted by Section 6.01.

Section 6.11 Change of Business.

From and after the Closing Date, no Loan Party shall, nor shall it permit any of its Subsidiaries to, engage in any business other than (i) businesses in the general nature of the business engaged in by such Loan Party on the Closing Date and similar or reasonably related businesses and (ii) such other lines of business as may be consented to by Lender.

Section 6.12 Fiscal Year.

No Loan Party shall, nor shall it permit any of its Subsidiaries to change its Fiscal Year-end from December 31.

ARTICLE SEVEN

GUARANTY

Section 7.01 Guaranty of the Obligations.

Subject to the provisions of Section 7.02, Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to Lender the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) (collectively, the “Guaranteed Obligations”).

Section 7.02 Contribution by Guarantors.

All Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under this Guaranty that exceeds its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in the amount of such other Contributing Guarantor’s Fair Share Shortfall as of such date, with the result that all such contributions will cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations Guaranteed. “Fair Share Shortfall” means, with respect to a Contributing Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Contributing Guarantor over the Aggregate Payments of such Contributing Guarantor. “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided, solely for purposes of calculating the “Fair Share Contribution Amount” with respect to any Contributing Guarantor for purposes of this Section 7.02, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including, without limitation, in respect of this Section 7.02), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 7.02. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this Section 7.02 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.02.

Section 7.03 Payment by Guarantors.

Subject to Section 7.02, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which Lender may have at law or in equity against any

Guarantor by virtue hereof, that upon the failure of any Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), Guarantors will upon demand pay, or cause to be paid, in Cash, to Lender, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for the applicable Borrower’s becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against the applicable Borrower for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Beneficiaries as aforesaid.

Section 7.04 Liability of Guarantors Absolute.

Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

(a) this Guaranty is a guaranty of payment when due and not of collectability. This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;

(b) Lender may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between any Borrower and Lender with respect to the existence of such Event of Default;

(c) the obligations of each Guarantor hereunder are independent of the obligations of Borrowers and the obligations of any other guarantor (including any other Guarantor) of the obligations of Borrowers, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against any Borrower or any of such other guarantors and whether or not Borrower is joined in any such action or actions;

(d) payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if Lender is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations;

(e) Lender, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of Lender in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that Lender may have against any such security, in each case as Lender in its discretion may determine consistent herewith or the applicable Hedge Agreement or Cash Management Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against any Borrower or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Loan Documents, the Hedge Agreements or the Cash Management Agreements; and

(f) this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Loan Documents, the Hedge Agreements or the Cash Management Agreements, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Loan Documents, any of the Hedge Agreements, any of the Cash Management Agreements or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Loan Document, such Hedge Agreement, such Cash Management Agreement or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Loan Documents, any of the Hedge Agreements or any of the Cash Management Agreements or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though Lender might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) Lender’s consent to the change, reorganization or termination of the corporate structure or existence of Lead Borrower or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set-offs or counterclaims which any Borrower may allege or assert against Lender in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

Section 7.05 Waivers by Guarantors.

Each Guarantor hereby waives, for the benefit of Lender: (a) any right to require Lender, as a condition of payment or performance by such Guarantor, to (i) proceed against any Borrower, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from any Borrower, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of Lender in favor of any Borrower or any other Person, or (iv) pursue any other remedy in the power of Lender whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of any Borrower or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of any Borrower or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon Lender’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that Lender protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, the Hedge Agreements, the Cash Management Agreements or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to any Borrower and notices of any of the matters referred to in Section 7.04 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

Section 7.06 Guarantors’ Rights of Subrogation, Contribution, etc.

Until the Guaranteed Obligations shall have been indefeasibly paid in full and the Revolving Commitment shall have terminated and all Letters of Credit shall have expired or been cancelled, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against any Borrower or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against any Borrower with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that Lender now has or may hereafter have against any Borrower, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by Lender. In addition, until the Guaranteed Obligations shall have been indefeasibly paid in full and the Revolving Commitment shall have terminated and all Letters of Credit shall have expired or been cancelled, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including, without limitation, any such right of contribution as contemplated by Section 7.02. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against any Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights Lender may have against any Borrower, to all right, title and interest Lender may have in any such collateral or security, and to any right Lender may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been finally and indefeasibly paid in full, such amount shall be held in trust for Lender and shall forthwith be paid over to Lender to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

Section 7.07 Subordination of Other Obligations.

Any Indebtedness of any Borrower or any Guarantor now or hereafter held by any Guarantor (the “Obligee Guarantor”) is hereby subordinated in right of payment to the Guaranteed Obligations, and any such indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Lender and shall forthwith be paid over to Lender to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

Section 7.08 Continuing Guaranty.

This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been paid in full and the Revolving Commitment shall have terminated and all Letters of Credit shall have expired or been cancelled. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

Section 7.09 Authority of Guarantors or Borrower.

It is not necessary for Lender to inquire into the capacity or powers of any Guarantor or any Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.

Section 7.10 Financial Condition of Borrowers.

Any Credit Extension may be made to any Borrower or continued from time to time, and any Hedge Agreements or any Cash Management Agreements may be entered into from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of the applicable Borrower at the time of any such grant or continuation or at the time such Hedge Agreement or Cash Management Agreement is entered into, as the case may be. Lender shall not have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of any Borrower. Each Guarantor has adequate means to obtain information from each Borrower on a continuing basis concerning the financial condition of such Borrower and its ability to perform its obligations under the Loan Documents, the Hedge Agreements and the Cash Management Agreements, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of each Borrower and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of Lender to disclose any matter, fact or thing relating to the business, operations or conditions of any Borrower now known or hereafter known by Lender.

Section 7.11 Bankruptcy, etc.

So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of Lender, commence or join with any other Person in commencing any bankruptcy,

reorganization or insolvency case or proceeding of or against any Borrower or any other Guarantor. The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of any Borrower or any other Guarantor or by any defense which any Borrower or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

(a) Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Lender that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve Borrower of any portion of such Guaranteed Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Lender, or allow the claim of Lender in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

(b) In the event that all or any portion of the Guaranteed Obligations are paid by any Borrower, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from Lender as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

Section 7.12 Discharge of Guaranty upon Sale of Guarantor.

If all of the Capital Stock of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions hereof, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by Lender or any other Person effective as of the time of such sale or disposition.

ARTICLE EIGHT

EVENTS OF DEFAULT

Section 8.01 Events of Default.

If any one or more of the following conditions or events shall occur:

(a) Failure to Make Payments When Due. Unless the applicable Borrower’s failure to pay is caused solely by administrative or technical error and payment is made within three (3) Business Days of its due date, failure by any Borrower to pay (i) when due any principal of any Loan, whether at stated maturity, by acceleration, by notice of voluntary prepayment (which has not been revoked), by mandatory prepayment or otherwise; (ii) when due any amount payable to Lender in reimbursement of any drawing under a Letter of Credit; or (iii) any interest on any Loan or any fee or any other amount due hereunder within five (5) days after the date due; or

(b) Default in Other Agreements. (i) Failure of any Loan Party or any of their respective Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in Section 8.01(a)) in an aggregate principal amount of $2,500,000 or more, in each case beyond the grace period, if any, provided therefor; or (ii) breach or default by any Loan Party with respect to any other material term of (1) one or more items of Indebtedness in the individual or aggregate principal amounts referred to in clause (i) above or (2) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; or

(c) Breach of Certain Covenants. (i) Failure of any Loan Party to perform or comply with any term or condition contained in Section 2.16, Section 5.02 (with respect to Borrowers only) or Article Six; or (ii) failure of any Loan Party to perform or comply with any term or condition contained in Section 5.01(a) through (c) and such failure shall not have been remedied (if capable of remedy) or waived within twenty (20) Business Days after such failure; or

(d) Breach of Representations, etc. Any representation, warranty or certification made or deemed made by any Loan Party in any Loan Document or in any certificate at any time given by any Loan Party or any of its Subsidiaries in writing shall be false in any material respect as of the date made or deemed made; or

(e) Other Defaults Under Loan Documents. Any Loan Party shall default in the performance of or compliance with any term contained herein or any of the other Loan Documents, other than any such term referred to in paragraph (c) of this Section 8.01, and such default shall not have been remedied (if capable of remedy) or waived within twenty (20) Business Days after the earlier of (i) an officer of such Loan Party becoming aware of such default or (ii) receipt by Lead Borrower of notice from Lender of such default; or

(f) Involuntary Bankruptcy; Appointment of Receiver, etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of any Borrower or any of its Material Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against any Borrower or any of its Material Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Borrower or any of its Material Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of any Borrower or any of its Material Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of any Borrower or any of its Material Subsidiaries and any such event described in this clause (ii) shall continue for sixty (60) days without having been dismissed, bonded or discharged; or

(g) Voluntary Bankruptcy; Appointment of Receiver, etc. (i) any Borrower or any of its Material Subsidiaries shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or any Borrower or any of its Subsidiaries shall make any assignment for the benefit of creditors; or (ii) any Borrower or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of any Borrower or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8.01(f); or

(h) Judgments and Attachments. Any money judgment, writ or warrant of attachment or similar process involving in the aggregate at any time an amount in excess of $1,500,000 (in either case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) or any material non-monetary judgment shall be entered or filed against Lead Borrower or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days (or in any event later than five (5) days prior to the date of any proposed sale thereunder); or

(i) Dissolution. Any order, judgment or decree shall be entered against any Loan Party decreeing the dissolution or split up of such Loan Party and such order shall remain undischarged or unstayed for a period in excess of thirty (30) days; or

(j) Employee Benefit Plans. (i) There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in a Material Adverse Effect during the term hereof; or (ii) there exists any fact or circumstance that reasonably could be expected to result in the imposition of a Lien under Section 430 of the Internal Revenue Code or security interest under Section 436 of the Internal Revenue Code or under ERISA; or

(k) Change of Control. A Change of Control shall occur; or

(l) Guaranties, Collateral Documents and other Loan Documents. At any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder, (ii) this Agreement or any Collateral Document ceases to be legal, valid, binding and (subject to Legal Reservations) enforceable (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void, or Lender shall not have or shall cease to have a legal, valid, binding, (subject to Legal Reservations) and perfected Lien in any Collateral purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document, in each case for any reason other than the failure of Lender to take any action within its control, or (iii) any Loan Party shall contest the legality, validity, binding effect and (subject to Legal Reservations) enforceability of any Loan Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lender, under any Loan Document to which it is a party;

THEN, (1) upon the occurrence of any Event of Default described in Section 8.01(f) or 8.01(g), automatically, and (2) upon the occurrence of any other Event of Default, upon notice to Lead Borrower by Lender, (A) the Revolving Commitment, if any, of Lender and the obligation of Lender to issue any Letter of Credit shall immediately terminate; (B) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Loan Party: (I) the unpaid principal amount of and accrued interest on the Loans, (II) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (regardless of whether any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letters of Credit), and (III) all other Obligations under the Loan Documents; (C) Lender and Collateral Agent may enforce any and all Liens and security interests created pursuant to Collateral Documents; and (D) Lender shall direct the applicable Borrower to pay (and each Borrower hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Section 8.01(f) and (g) to pay) to Lender such additional amounts of cash, to be held as security for such Borrower’s reimbursement Obligations in respect of Letters of Credit then outstanding, equal to the Letter of Credit Usage at such time.

Section 8.02 Payment and Proceeds.

In the event that the Obligations have been accelerated pursuant to Section 8.01 or Lender or Collateral Agent has exercised any remedy set forth in this Agreement or any other Loan Document, all payments received by Lender or Collateral Agent upon the Obligations and all net proceeds from the enforcement of the Obligations shall be applied to the Obligation in such order and priority as Lender may determine in its sole and absolute discretion. The balance, if any, after all of the Obligations have been indefeasibly paid in full, shall be paid over to Borrowers or as otherwise required by applicable law.

Section 8.03 Right to Cure.

(a) Notwithstanding anything to the contrary contained in Section 8.01, in the event of any Event of Default under any covenant set forth in Section 6.06 (or any anticipated Event of Default thereunder), from the date which is ten days prior to the date on which financial statements are required to be delivered with respect to the applicable Fiscal Quarter hereunder and until the expiration of the tenth day after the date on which such financial statements are required to be delivered, Lead Borrower may issue Capital Stock (other than Disqualified Stock) to Tumi Holdings or Tumi II and apply the proceeds thereof increase Consolidated Adjusted EBITDA with respect to such Fiscal Quarter and/or month, in each case as selected by Lead Borrower at the time such proceeds are so applied (the “Cure Right”); provided that (A) such proceeds are actually received by Lead Borrower no later than ten days after the date on which financial statements are required to be delivered with respect to such Fiscal Quarter hereunder, (B) such proceeds do not exceed the aggregate amount necessary to cure such Event of Default under Section 6.06 for the then applicable four Fiscal Quarter period or applicable month, (C) such proceeds may not be applied to fund Restricted Junior Payments or Investments, (D) the aggregate proceeds of all Cure Rights exercised during any period of four consecutive Fiscal Quarters may not exceed $7,000,000 and (E) to the extent the proceeds of a Cure Right are used to increase Consolidated Adjusted EBITDA with respect to a Fiscal Quarter, such proceeds may not be used in the computation of Consolidated Adjusted EBITDA for any Fiscal Quarter other than the Fiscal Quarter in respect of which the Cure Right first arose. The parties hereby acknowledge that this Section 8.03(a) may not be relied on for any purposes other than to demonstrate compliance with Section 6.06 for purposes of determining whether a Default or an Event of Default exists and shall not result in any adjustment to any amounts other than the amount of the Consolidated Adjusted EBITDA or Loans referred to in the immediately preceding sentence.

(b) Notwithstanding anything herein to the contrary, (i) in each four-fiscal-quarter period there shall be at least two fiscal quarters with respect to which the Cure Right is not exercised and (ii) in each eight-fiscal-quarter period, there shall be a period of at least four consecutive fiscal quarters with respect to which the Cure Right is not exercised.

ARTICLE NINE

MISCELLANEOUS

Section 9.01 Notices; Effectiveness; Electronic Communication.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:

(i) if to any Borrower, through Lead Borrower, at 1001 Durham Avenue, South Plainfield, NJ 07080; Attention Michael Mardy, Telecopy No. (908) 756-6675; Telephone No. (908) 756-4400; and

(ii) if to Lender to Wells Fargo Bank, National Association, MAC J2153-022, 190 River Road, Summit, New Jersey 07901, Attention of: Robert K. Strunk, II, Senior Vice President, Telephone No.: (908) 598-3874, Telecopy No.: (908) 598-3009.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent if a confirmation has been received and if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient. Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) Electronic Communications. Notices and other communications to Lender hereunder may be delivered or furnished by electronic communication (including e mail and Internet or intranet websites) pursuant to procedures approved by Lender. Lender or Borrower may, in its reasonable discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless Lender otherwise prescribes, (i) notices and other communications sent to an e mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) Change of Address, Etc. Any party hereto may change its address or telecopier number for notices and other communications hereunder by written notice to the other parties hereto.

Section 9.02 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. Borrowers shall pay (i) all reasonable out-of-pocket expenses incurred by Lender and its Affiliates, including the reasonable fees, charges and disbursements of outside counsel for Lender, in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by Lender (in its capacity as Lender or Collateral Agent hereunder), including the reasonable fees, charges and disbursements of any counsel for Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) Indemnification by Borrowers. Borrowers shall indemnify Lender (in its capacity as Lender or Collateral Agent hereunder) and each Related Party of (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any outside counsel for any Indemnitee (except for Taxes to the extent governed by Section 2.25) incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transaction and any other transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by Lead Borrower or any of its Subsidiaries, or any Environmental Claim, or other liability or obligation arising out of Environmental Law related in any way to Lead Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(c) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, Borrowers shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(d) Payments. All amounts due under this Section 9.02 shall be payable not later than five (5) Business Days after demand therefor.

Section 9.03 Right of Set-Off.

If an Event of Default shall have occurred and be continuing, Lender, and its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by Lender and its Affiliates to or for the credit or the account of any Borrower or any other Loan Party against and on account of any and all of the obligations of such Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to Lender, irrespective of whether or not Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of Lender and its respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) which Lender or its respective Affiliates may have. Lender agrees promptly to notify the applicable Borrower after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 9.04 Amendments and Waivers.

No amendment, modification, termination or waiver of any provision of the Loan Documents, or consent to any departure by any Loan Party therefrom, shall in any event be effective without the written concurrence of Lender and Borrowers.

Section 9.05 Execution of Amendments, etc.

Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

Section 9.06 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither any of the Loan Parties, on one hand, nor Lender, on the other, shall be permitted to assign any of its rights or obligations hereunder without the prior written consent of the other party (and any other attempted assignment or transfer by any party hereto shall be null and void); provided, however, that, (i) Lender shall be free to pledge or assign its rights hereunder and under the other Loan Documents in accordance with Section 9.06(b) and (ii) at all times during which an Event of Default has occurred and is continuing, Lender may generally assign its rights hereunder and under the other Loan Documents to any Person, in each case with or without the consent of any Loan Party. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby), and to the extent expressly contemplated hereby, the Related Parties of Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Certain Pledges. Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release Lender from any of its obligations hereunder or substitute any such pledgee or assignee for Lender as a party hereto.

(c) Assignee’s Mitigation Obligations. If as a result of any assignment permitted pursuant to Section 9.06(a)(ii), said assignee becomes entitled to or seeks compensation under Sections 2.23 or 2.24, or subjects any Loan Party to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of such assignee pursuant to Section 2.25, then such assignee shall (at the request of Lead Borrower) use reasonable efforts to maintain a register of Obligations hereunder and complete and submit forms comparable to the forms required of a Foreign Lender pursuant to Section 2.36(e) of the Existing Credit Agreement (if applicable) or any other forms reasonably necessary to allow Loan Party to mitigate any Indemnified Taxes or designate a different lending office for funding or booking the Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such assignee, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 2.23, 2.24 or 2.25, as the case may be, in the future, and (ii) would not subject such assignee to any unreimbursed cost or expense and would not otherwise be disadvantageous to such assignee. The Lead Borrower hereby agrees to pay all reasonable costs and expenses incurred by such assignee in connection with any such designation or assignment.

Section 9.07 Independence of Covenants.

All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

Section 9.08 Survival of Representations, Warranties and Agreements.

All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Loan Party set forth in Sections 2.22(c), 2.23, 2.24, 2.25, 9.02 and 9.03 and the agreements of Lender set forth in Sections 2.22, and 9.02 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination hereof.

Section 9.09 No Waiver; Remedies Cumulative.

No failure or delay on the part of Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Loan Documents, any of the Hedge Agreements or any of the Cash Management Agreements. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

Section 9.10 Marshalling; Payments Set Aside.

Lender shall not be under any obligation to marshal any assets in favor of any Loan Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Loan Party makes a payment or payments to Lender, or Lender enforces any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

Section 9.11 Severability.

In case any provision in or obligation hereunder or any Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Section 9.12 Collateral Agent Appointment.

Lender hereby irrevocably appoints, designates, authorizes Wells Fargo to continue to act as Collateral Agent in accordance with Section 9.01 of the Existing Credit Agreement and Section 1.01 and to take such actions to exercise such rights, privileges and powers and to perform such duties in such capacity on behalf of Lender as may be expressly delegated to Collateral Agent hereunder, under the other Collateral Documents and as contemplated under Section 1.01. The Loan Parties acknowledge the continuity of said appointment and agree that for all purposes hereunder and under any of the Collateral Documents, Wells Fargo (in such capacity) shall have all of the rights, powers and privileges of the Collateral Agent as contemplated in this Section 9.12.

Section 9.13 Headings.

Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

Section 9.14 Governing Law; Jurisdiction; Etc.

(a) Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b) Submission to Jurisdiction. Subject to procedures set forth in Section 9.15; each Borrower and each other Loan Party irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Borrower or any other Loan Party or its properties in the courts of any jurisdiction.

(c) Waiver of Venue. Each Borrower and each other Loan Party irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

(e) WAIVER OF JURY TRIAL.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.15 ARBITRATION.

The terms and conditions set forth in Section 9.14 to the contrary notwithstanding:

(a) Arbitration. The parties hereto agree, upon demand by any party, to submit to binding arbitration all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys and other agents), whether in tort, contract or otherwise in any way arising out of or relating to (i) any credit subject hereto, or any of the Loan Documents, and their negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination; or (ii) requests for additional credit.

(b) Governing Rules. Any arbitration proceeding will (i) proceed in a location in New York, New York selected by the arbitrator(s); (ii) be governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the documents between the parties; and (iii) be administered by the American Arbitration Association (“AAA”), or such other administrator as the parties shall mutually agree upon, in accordance with the AAA’s commercial arbitration rules, unless the claim or counterclaim is at least $1,000,000.00 exclusive of claimed interest, arbitration fees and costs in which case the arbitration shall be conducted in accordance with the AAA’s procedures for large, complex commercial disputes (the commercial arbitration rules or the optional procedures for large, complex commercial disputes to be referred to herein, as applicable, as the “Rules”). If there is any inconsistency between the terms hereof and the Rules, the terms and procedures set forth herein shall control. Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute. Nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. §91 or any similar applicable state law.

(c) No Waiver of Provisional Remedies, Self-Help and Foreclosure. The arbitration requirement does not limit the right of any party to (i) foreclose against any Collateral; (ii) exercise self-help remedies relating to Collateral or proceeds of Collateral such as set-off or repossession; or (iii) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before during or after the pendency of any arbitration proceeding. This exclusion does not constitute a waiver of the right or obligation of any party to submit any dispute to arbitration or reference hereunder, including those arising from the exercise of the actions detailed in sections (i), (ii) and (iii) of this paragraph.

(d) Arbitrator Qualifications and Powers. Any arbitration proceeding in which the total amount in controversy of all claims and counterclaims is $5,000,000.00 or less will be decided by a single neutral arbitrator agreed to by the parties, or if the parties cannot agree within 20 days of the commencement of the arbitration, the AAA shall make the appointment. Any dispute in which the amount in controversy exceeds $5,000,000.00 shall be decided by a majority vote of a panel of three arbitrators selected in accordance with the Rules; provided however, that all three arbitrators must actively participate in all hearings and deliberations. The arbitrator(s) shall be a neutral attorney licensed in the State of New York or a neutral retired judge of the state or federal judiciary of New York, in either case with a minimum of ten years commercial law experience. The arbitrator(s) will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim. In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the discretion of the arbitrator(s)) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication. The arbitrator(s) shall resolve all disputes in accordance with the substantive law of New York and may grant any remedy or relief that a court of such state could order or grant within the scope hereof any such ancillary relief as is necessary to make effective any award. The arbitrator(s) shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the New York Civil Practice Law and Rules or other applicable law. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

(e) Discovery. In any arbitration proceeding, discovery will be permitted in accordance with the Rules. All discovery shall be expressly limited to matters directly relevant to the dispute being arbitrated and must be completed no later than 20 days before the hearing date. Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party’s presentation and that no alternative means for obtaining information is available.

(f) Class Proceedings and Consolidations. No party hereto shall be entitled to join or consolidate disputes by or against others in any arbitration, except parties who have executed any Loan Document, or to include in any arbitration any dispute as a representative or member of a class, or to act in any arbitration in the interest of the general public or in a private attorney general capacity.

(g) Payment of Arbitration Costs and Fees. The arbitrator shall award all costs and expenses of the arbitration proceeding.

(h) Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except or disclosures of information by a party required in the ordinary course of its business or by applicable law or regulation. If more than one agreement for arbitration by or between the parties potentially applies to a dispute, the arbitration provision most directly related to the Loan documents or the subject matter of the dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties.

(i) Inconsistency. To the extent that there exists a conflict between this Section 9.15 and Section 9.14, the terms and conditions of this Section 9.15 shall govern and control the disposition of any dispute or controversy among the parties hereto that can be submitted to binding arbitration in accordance with said Section 9.15.

Section 9.16 Treatment of Certain Information; Confidentiality.

Lender agrees to maintain the confidentiality of the Information (as defined below) and except as consented to by Borrowers, not use such Information other than for purposes related to this Agreement, except that Information may be disclosed (a) to it, its Affiliates and their respective partners, directors, officers, employees, agents, advisors, auditors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and except as consented to by Borrowers, not use such Information other than for purposes related to this Agreement), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or under any Hedge Agreement or Cash Management Agreement, or any action or proceeding relating to this Agreement, any other Loan Document or any Hedge Agreement or Cash Management Agreement, or the enforcement of rights hereunder or thereunder, (g) with the consent of Borrowers or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to Lender on a nonconfidential basis from a source other than Borrower.

For purposes of this Section, “Information” means all information received from Lead Borrower or any of its Subsidiaries relating to Lead Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to Lender on a nonconfidential basis prior to disclosure by Lead Borrower or any of its Subsidiaries; provided that, in the case of information received from Lead Borrower or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 9.17 Usury Savings Clause.

Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges, fees or other amounts in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loan made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loan made hereunder is repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the applicable Borrower shall pay to Lender an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lender and Borrowers to conform strictly to any applicable usury laws. Accordingly, if Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at Lender’s option be applied to the outstanding amount of the Loan made hereunder or be refunded to the applicable Borrower.

Section 9.18 Counterparts; Integration; Effectiveness.

This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to Lender constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Article Three, this Agreement shall become effective when it shall have been executed by Lender shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.19 Entire Agreement.

This Agreement represents the entire agreement of the parties with regard to the subject matter hereof, and the terms of any letters and other documentation entered into between any of the parties hereto prior to the execution of this Agreement which relate to Loans to be made hereunder shall be replaced by the terms of this Agreement.

Section 9.20 Patriot Act Notification.

Lender hereby notifies Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of each Borrower and other information that will allow Lender, as applicable, to identify each Borrower in accordance with the Act.

Section 9.21 Judgment Currency.

(a) If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in any currency (the “Original Currency”) into another currency (the “Other Currency”), the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, Lender could purchase the Original Currency with such Other Currency in New York, New York on the Business Day immediately preceding the day on which any such judgment, or any relevant part thereof, is given.

(b) The obligations of each Borrower in respect of any sum due from such Borrower to Lender hereunder shall, notwithstanding any judgment in such Other Currency, be discharged only to the extent that on the Business Day following receipt by Lender of any sum adjudged to be so due in such Other Currency Lender may in accordance with normal banking procedures purchase the Original

Currency with such Other Currency; if the Original Currency so purchased is less than the sum originally due Lender in the Original Currency, each Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify Lender against such loss, and if the Original Currency so purchased exceeds the sum originally due to Lender in the Original Currency, Lender shall remit such excess to Borrower.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, all as of the day and year first written above.

TUMI, INC., as a Borrower

By:	/s/ Michael J. Mardy
Name:	Michael J. Mardy
Title:	Chief Financial Officer

TUMI STORES, INC., as a Borrower

By:	/s/ Michael J. Mardy
Name:	Michael J. Mardy
Title:	Chief Financial Officer

[Signature page to 2012 Credit Agreement]

LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION,

By:	/s/ Robert K. Strunk, II
Name:	Robert K. Strunk, II
Title:	Senior Vice President

COLLATERAL AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION,

By:	/s/ Robert K. Strunk, II
Name:	Robert K. Strunk, II
Title:	Senior Vice President

[Signature page to 2012 Credit Agreement]

SCHEDULE 1.02

MANDATORY COST FORMULAE

1. The Mandatory Cost (to the extent applicable) is an addition to the interest rate to compensate Lender for the cost of compliance with:

(a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions); or

(b) the requirements of the European Central Bank.

2. On the first day of each Interest Period (or as soon as possible thereafter), Lender shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by Lender as a weighted average of Lender’s Additional Cost Rates and will be expressed as a percentage rate per annum. Lender will, at the request of a Borrower, deliver to such Borrower, a statement setting forth the calculation of any Mandatory Cost.

3. The Additional Cost Rate for Lender lending from a lending office in a Participating Member State will be the percentage used by Lender. This percentage will be certified by Lender in its notice to Borrowers to be its reasonable determination of the cost (expressed as a percentage of Lender’s participation in all Loans made from such lending office) of complying with the minimum reserve requirements of the European Central Bank in respect of Loans made from that lending office.

4. The Additional Cost Rate for Lender lending from a lending office in the United Kingdom will be calculated by Lender as follows:

in relation to any Loan in Sterling:

AB+C(B-D)+E × 0.01 per cent per annum

        100 - (A+C)

in relation to any Loan in any currency other than Sterling:

E × 0.01 per cent per annum

    300

Where:

“A”	is the percentage of Eligible Liabilities (as defined below) (assuming these to be in excess of any stated minimum) which Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

“B”	is the percentage rate of interest (excluding the Applicable Margin, the Mandatory Cost and any interest charged on overdue amounts and, in the case of default interest (other than on overdue amounts) charged pursuant to Section 2.15, without counting any increase in interest rate effected by the charging of default interest pursuant to Section 2.15) payable for the relevant Interest Period of such Loan.

“C”	is the percentage (if any) of Eligible Liabilities which Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

“D”	is the percentage rate per annum payable by the Bank of England to Lender on interest bearing Special Deposits.

“E”	is designed to compensate Lender for amounts payable under the Fees Rules and is calculated by Lender as being the average of the most recent rates of charge used by Lender pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5.	For the purposes of this Schedule:

(a) “Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b) “Fees Rules” means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c) “Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(d) “Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6.	In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5% will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7.	If requested by a Borrower, Lender shall, as soon as practicable after publication by the Financial Services Authority, supply to Borrowers, the rate of charge payable by Lender to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by Lender as being the average of the Fee Tariffs applicable to Lender for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of Lender.

8.	Lender shall supply any information required by a Borrower for the purpose of calculating its Additional Cost Rate, including:

(a) the jurisdiction of the lending office out of which it is making available its participation in the relevant Loan; and

(b) any other information that Borrower may reasonably require for such purpose.

Lender shall promptly notify Lead Borrower in writing of any change to the information provided by it pursuant to this paragraph.

9.	The percentages of Lender for the purpose of A and C above and the rates of charge of Lender for the purpose of E above shall be determined by Lender based upon the information set forth in paragraphs 7 and 8 above and on the assumption that, unless Lender notifies Lead Borrower to the contrary, Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a lending office in the same jurisdiction as its lending office.

2

10.	Any determination by Lender pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to it shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

11.	Lender may from time to time, after consultation with Borrowers, determine and notify to all parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

3

Credit and Guaranty Agreement

Schedule 1.02A

CLOSING DATE MORTGAGED PROPERTIES

Owner	Address	County	State
Tumi, Inc.	2501 Matthews Industrial Circle, Vidalia	Toombs	Georgia

Credit and Guaranty Agreement

Schedule 4.01

JURISDICTION OF ORGANIZATION AND QUALIFICATION

Full name of Company / Subsidiary	Jurisdiction of Organization	Organizational Identification Number (or equivalent)
Tumi, Inc.	New Jersey	22-2059452
Tumi Stores, Inc.	New Jersey	22-3788542

Credit and Guaranty Agreement

Schedule 4.02

CAPITAL STOCK AND OWNERSHIP

Company	All Issued and Outstanding Capital Stock	Owned by	Ownership Interest
Tumi, Inc.	106,000 series A voting common shares	Tumi II, LLC	100%
	1,001,378,743 series B non-voting common shares	Tumi II, LLC
The Tumi-Haft Company, LLC	100 class A units	Tumi, Inc.	100%
	9,900 class B units	Tumi, Inc.
Tumi Stores, Inc.	1,000 shares	Tumi, Inc.	100%
Tumi France S.àr.l	800 shares	Tumi, Inc.	100%
Tumi Asia, Limited	999 shares	Tumi, Inc	99.9%
	1 share	Wilbert Chan	0.1%
Tumi (UK) Limited	100 shares	Tumi, Inc.	100%
Tumi Luggage, S.L.	310 shares	Tumi, Inc.	100%
Tumi Japan	60 class A shares	Tumi, Inc.	50%
	2,940 class B shares	Tumi, Inc.
	2,820 class B shares	Ace Co., Ltd.	47%
	180 class B shares	Itochu Corp.	3%
Tumi Netherlands B.V.	180 shares	Tumi, Inc.	100%

Credit and Guaranty Agreement

Schedule 6.01

CERTAIN INDEBTEDNESS

Beneficiary	LC #	Effective date	Term	Termination date	$	Comments
S-FER International, Inc	SM238784W	February 18, 2011	6 years	March 30, 2017	$250,000.00	sublease
700 Castle Road			Auto-Extend
Secaucus, N.J. 07094
(645 N Michigan Ave)

Credit and Guaranty Agreement

Schedule 6.02

CERTAIN LIENS

None.

Credit and Guaranty Agreement

Schedule 6.05

CERTAIN INVESTMENTS

Partner Stores

Region
International - APAC region
Ginza
Maranouchi
Bangkok-Gaysorn
Gotemba
Osaka
Omotesando
Sano
Senayan City
Nagashima
Taipei-RenAi
Princes Blg - HK
Iruma
Sanda Kobe
DFS San Francisco Terminal G
Jakarta - Grand Indonesian
Manila - Greenbelt 5
Venetian - Macau
DFS CLK Airport
CDFG Guangzhou Airport
Sunrise Shanghai Pudong Airport
Orient King Power Chongqing
Singapore Raffles City
KL - Pavilion
DFS City of Dreams
Shiga
Valiram KLIA
Korea - Seoul Outlet
Singapore - Resorts World
King Power Bangkok Airport
Malaysia - KLCC
Taipei - Breeze Center

CDFG Hainan
CDFG Hangzhou
Imaginex Guangzhou Airport
Kunming - Shunchen
Singapore - Mandarin Gallery
Singapore - Marina Bay Sands
Shenzhen - KK Mall
Sydney - Pitt St.
Vietnam - Rex Hotel
Sydney - Bondi Jctn.
Bangalore - U.B. City Retail
Taiwan - Regent Hotel
Korea - Chelsea Paju Outlet
Koshigaya
Seoul - Hotel Lotte
KL - Mid Valley Gardens
Sunrise Beijing Airport T3
Valiram Singapore Changi T1
Harbour City - Kowloon
Pacific Place - Hong Kong

International - EMEA region
Heathrow T1
Heathrow T4
RL Copenhagen
London Piccadilly
Sandton City M.
Salhiya Complex
RL Frankfort T1 Landside
Novinski Passage
Terra Nova
Festival City
Al Khobar M.
V & A Waterfront
Berson
Saveria
Petrovka Street
Busby / OR Tambo
RL Munich T2 Level 4 Schengen
The Avenue
Dubai Mall
M-Boxi II
Star Avenue
Beirut

7

Domestic
Grand Central
Wellesley
Phipps Plaza
JFK Airport - T8
Columbus Circle
HMS Host Atlanta

Capital Contributions to Subsidiaries

			AMOUNT IN USD
Parent	SUBSIDIARY	COMPANY CODE	COMMON	PREFERRED
Tumi I, Inc.	Tumi, Inc.	US30	$38,500,000.00	$77,500,000.00
Tumi II, LLC	Tumi, Inc.	US30	$10,000,000.00	$50,000,000.00
Tumi, Inc.	Tumi Stores, Inc.	US10,US20	$—	$—
Tumi, Inc.	Tumi Asia, Ltd. (Hong Kong)	US10, HK10	$1,000	$—
Tumi Asia, Ltd.	Tumi Asia, Ltd. (Taiwan)	TW10	$—	$—
Tumi Asia, Ltd.	Tumi Asia, Ltd. (China)	CN10	$—	$—
Tumi Asia, Ltd.	Tumi Asia, Ltd. (Macau)	HK10, MO10	$3,000.00	$—
Tumi, Inc.	Tumi Luggage, Inc. (Germany)	DE10	$25,000.00	$—
Tumi, Inc.	Tumi France (France)	FR10	$7,688.49	$—
	Tumi France – addtl investment	FR10	2,590,000
Tumi, Inc.	Tumi, Inc. (Italy)	IT10	$—	$—
Tumi, Inc.	Tumi Luggage SL (Spain)	ES10	$4,000.00	$—
Tumi, Inc.	Tumi Luggage SL - addtl investment	ES10	$240,000.00	$—
Tumi, Inc.	Tumi Luggage SL - addtl investment	ES10	$195,000.00	$—
Tumi, Inc.	Tumi (UK) Limited (England)	UK10	$—	$—
Tumi, Inc.	Tumi Netherlands BV (Netherlands)	NL10	$25,000.00	$—
Tumi, Inc.	Tumi Japan		$1,401,000.00

8

Tumi Japan

Pursuant to Section 5.5 of the Joint Venture Agreement dated June 16, 2003 among Tumi, Inc., Ace Co., Ltd, a Japanese corporation, and Itochu Corporation, a Japanese Corporation, Tumi has the option to purchase an additional 16% interest in Tumi Japan from Ace Co., Ltd., which option may be exercised on or after June 20, 2013.

9

EXHIBIT A-1

AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

[FORM OF]

FUNDING NOTICE

Reference is made to the Amended and Restated Credit and Guaranty Agreement, dated as of April 4, 2012 (as it may be amended, supplemented, restated or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), entered into by and among TUMI, INC., a New Jersey corporation ( “Lead Borrower”), TUMI STORES, INC., a New Jersey corporation (“Co-Borrower,” together with Lead Borrower, the “Borrowers” and each, a “Borrower”), CERTAIN SUBSIDIARIES OF Lead Borrower, as Guarantors, and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Lender (“Lender”) and Collateral Agent.

Pursuant to Section 2.01 of the Credit Agreement, Borrower desires that Lender make the following Loans to Borrower in accordance with the applicable terms and conditions of the Credit Agreement on [mm/dd/yy]:

Revolving Loan

☐	Base Rate Loan:	$[__,__,__]
Eurodollar Rate Loans, with an initial
☐	Interest Period of month(s):	[$] [€] [ ] [__ ,__,__]

Borrower hereby certifies that:

(i) after making the Loans requested on the Credit Date, the Total Utilization of Revolving Commitment shall not exceed the Revolving Commitment then in effect;

(ii) as of the Credit Date, the representations and warranties contained in each of the Loan Documents are true, correct and complete in all material respects on and as of such Credit Date to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true, correct and complete in all material respects on and as of such earlier date;

(iii) as of the Credit Date, no event has occurred and is continuing or would result from the consummation of the borrowing contemplated hereby that would constitute an Event of Default or a Default.

Date:             , 2012

TUMI, INC.,
a New Jersey corporation

By:
Name:
Title:

TUMI STORES, INC.,
a New Jersey corporation

By:
Name:
Title:

Exhibit A-1

EXHIBIT A-2

AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

[FORM OF]

CONVERSION/CONTINUATION NOTICE

Reference is made to the Amended and Restated Credit and Guaranty Agreement, dated as of April 4, 2012 (as it may be amended, supplemented, restated or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), entered into by and among TUMI, INC., a New Jersey corporation ( “Lead Borrower”), TUMI STORES, INC., a New Jersey corporation (“Co-Borrower,” together with Lead Borrower, the “Borrowers” and each, a “Borrower”), CERTAIN SUBSIDIARIES OF Lead Borrower, as Guarantors, and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as lender and Collateral Agent.

Pursuant to Section 2.14 of the Credit Agreement, Borrower desires to convert or to continue the following Loans, each such conversion and/or continuation to be effective as of [mm/dd/yy]:

Revolving Loan:

[$] [€] [ ][__,__,__]	Eurodollar Rate Loans to be continued with Interest Period of month(s)
$[__,__,__]	Base Rate Loans to be converted to Eurodollar Rate Loans with Interest Period of month(s)
[$] [€] [ ] [__,__,__]	Eurodollar Rate Loans to be converted to Base Rate Loans

Borrower hereby certifies that as of the date hereof, no event has occurred and is continuing or would result from the consummation of the conversion and/or continuation contemplated hereby that would constitute an Event of Default or a Default.

Date: [mm/dd/yy]	[BORROWER]

By:
Name:
Title:

Exhibit A-2

EXHIBIT A-3

AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

[FORM OF]

ISSUANCE NOTICE

Reference is made to the Amended and Restated Credit and Guaranty Agreement, dated as of April 4, 2012 (as it may be amended, supplemented, restated or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), entered into by and among TUMI, INC., a New Jersey corporation ( “Lead Borrower”), TUMI STORES, INC., a New Jersey corporation (“Co-Borrower,” together with Lead Borrower, the “Borrowers” and each, a “Borrower”), CERTAIN SUBSIDIARIES OF Lead Borrower, as Guarantors, and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Lender (“Lender”) and Collateral Agent.

Pursuant to Section 2.03 of the Credit Agreement, Borrower desires a Letter of Credit to be issued in accordance with the terms and conditions of the Credit Agreement on [mm/dd/yy] (the “Credit Date”) in an aggregate face amount of [$] [€] [    ] [__,__,__]. Attached hereto for each such Letter of Credit are the following:

(a) the stated amount of such Letter of Credit;

(b) the name and address of the beneficiary;

(c) the expiration date; and

(d) either (i) the verbatim text of such proposed Letter of Credit, or (ii) a description of the proposed terms and conditions of such Letter of Credit, including a precise description of any documents to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of such Letter of Credit, would require the Lender to make payment under such Letter of Credit.

Borrower hereby certifies that (i) after issuing such Letter of Credit requested on the Credit Date, the Total Utilization of Revolving Commitment shall not exceed the Revolving Commitment then in effect; (ii) as of the Credit Date, the representations and warranties contained in each of the Loan Documents are true, correct and complete in all material respects on and as of such Credit Date to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true, correct and complete in all material respects on and as of such earlier date; and (iii) as of such Credit Date, no event has occurred and is continuing or would result from the consummation of the issuance contemplated hereby that would constitute an Event of Default or a Default.

Date. [mm/dd/yy]	[BORROWER]

By:
Name:
Title:

Exhibit A-3

EXHIBIT A-4

AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

[FORM OF]

NOTICE OF ACCOUNT DESIGNATION

Dated as of: April 4, 2012

Ladies and Gentlemen:

Reference is made to the Amended and Restated Credit and Guaranty Agreement, dated as of April 4, 2012 (as it may be amended, supplemented, restated or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), entered into by and among TUMI, INC., a New Jersey corporation (“Lead Borrower”), TUMI STORES, INC., a New Jersey corporation (“Co-Borrower,” together with Lead Borrower, the “Borrowers” and each, a “Borrower”), CERTAIN SUBSIDIARIES OF Lead Borrower, as Guarantors, and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as lender (the “Lender”) and Collateral Agent.

Pursuant to Section 2.02(c) of the Credit Agreement, Borrower desires to designate the following account(s) and delivers this Notice of Account Designation to the Lender.

1. The Lender is hereby authorized to disburse all Loan proceeds into the following account(s):

ABA Routing Number:

Account Number:

2. This authorization shall remain in effect until revoked or until a subsequent Notice of Account Designation is provided to the Lender.

IN WITNESS WHEREOF, the undersigned has executed this Notice of Account Designation as of the day and year first written above.

TUMI, INC., a New Jersey corporation

By:
Name:
Title:

TUMI STORES, INC., a New Jersey corporation

By:
Name:
Title:

Exhibit A-4

EXHIBIT A-5

AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

[FORM OF]

NOTICE OF PREPAYMENT

Dated as of:

Ladies and Gentlemen:

Reference is made to the Amended and Restated Credit and Guaranty Agreement, dated as of April 4, 2012 (as it may be amended, supplemented, restated or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), entered into by and among TUMI, INC., a New Jersey corporation ( “Lead Borrower”), TUMI STORES, INC., a New Jersey corporation (“Co-Borrower,” together with Lead Borrower, the “Borrowers” and each, a “Borrower”), CERTAIN SUBSIDIARIES OF Lead Borrower, as Guarantors, and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as lender (the “Lender”) and Collateral Agent.

Pursuant to Section 2.17 of the Credit Agreement, Borrower delivers this Notice of Prepayment.

1. Borrower hereby provides notice to the Lender that it shall repay the following [Base Rate Loan][Eurodollar Rate Loan]:                     . [Complete with an amount in accordance with Section 2.17 of the Credit Agreement.]

2. Borrower shall repay the above-referenced Loan on the following Business Day:                     . [Complete with a date no earlier than one (1) Business Day subsequent to the date of this Notice of Prepayment with respect to any Base Rate Loan and three (3) Business Days subsequent to the date of this Notice of Prepayment with respect to any Eurodollar Rate Loan.]

IN WITNESS WHEREOF, the undersigned has executed this Notice of Prepayment as of the day and year first written above.

[BORROWER]

By:
Name:
Title:

Exhibit A-5

EXHIBIT B-1

AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

[FORM OF]

AMENDED AND RESTATED REVOLVING LOAN NOTE

$ 70,000,000.00	April 4, 2012

FOR VALUE RECEIVED, TUMI, INC., a New Jersey corporation (“Lead Borrower”) and TUMI STORES, INC., a New Jersey corporation (“Co-Borrower,” together with Lead Borrower, the “Borrowers” and each a “Borrower”), promise to pay WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Payee”) or its registered assigns, on or before April 4, 2017, the lesser of (a) Seventy Million Dollars ($70,000,000.00) and (b) the unpaid principal amount of all advances made by Payee to Borrower as Revolving Loans under the Credit Agreement referred to below.

Borrowers also promise to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Amended and Restated Credit and Guaranty Agreement, dated as of April 4, 2012 (as it may be amended, supplemented, restated or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), entered into by and among Borrowers, CERTAIN SUBSIDIARIES OF Lead Borrower, as Guarantors, and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Lender and Collateral Agent.

This Amended and Restated Revolving Loan Note (this “Note”) is the “Revolving Loan Note” referred to in the Credit Agreement and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Loans evidenced hereby were made and are to be repaid.

All payments of principal and interest in respect of this Note shall be made in the currency in which such Revolving Loan was denominated and in same day funds at the Principal Office of Lender or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Borrowers hereunder with respect to payments of principal of or interest on this Note. The obligations of Borrowers under this Note and the other Loan Documents are joint and several obligations of each Borrower.

This Note is subject to mandatory prepayment and to prepayment at the option of Borrowers, each as provided in the Credit Agreement.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF BORROWERS AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

In accordance with the consolidation of the credit facilities under the Existing Credit Agreement into a single revolving credit facility under the Credit Agreement as described in the recitals to the Credit Agreement, this Note amends and restates each Revolving Loan Note and each Term Loan Note (each as defined in the Existing Credit Agreement) made by Borrowers to Wells Fargo Bank, National Association, as a lender, issued pursuant to the Existing Credit Agreement (each such Revolving Loan Note and Term Loan Note (each as defined in the Existing Credit Agreement) as amended, renewed, extended or otherwise modified prior to the date hereof, the “Original Notes”). This Note is a modification of Borrowers’ obligations under the Original Notes and not a novation of the Original Notes or an extinguishment of the obligations evidenced thereby. Upon execution and delivery of this Note, all of Borrowers’ obligations under each Original Note shall be deemed evidenced by this Note and each Original Note shall be superceded in its entirety by this Note.

No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Borrowers, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

Borrowers and any endorsers of this Note hereby waive diligence, presentment, protest and demand notice of every kind.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each Borrower has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

TUMI, INC.,
a New Jersey corporation

By:
Name:
Title:

TUMI STORES, INC., a New Jersey corporation

By:
Name:
Title:

Exhibit B-1

TRANSACTIONS ON

AMENDED AND RESTATED REVOLVING LOAN NOTE

Date	Amount of Loan Made This Date	Amount of Principal Paid This Date	Outstanding Principal Balance This Date	Notation Made By

Exhibit B-1

EXHIBIT C

AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

[FORM OF]

COMPLIANCE CERTIFICATE

THE UNDERSIGNED HEREBY CERTIFIES AS FOLLOWS:

1. I am the Chief Financial Officer of TUMI, INC., a New Jersey corporation (“Lead Borrower”). I have reviewed the terms of that certain Amended and Restated Credit and Guaranty Agreement, dated as of April 4, 2012 (as it may be amended, supplemented, restated or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), entered into by and among Lead Borrower, TUMI STORES, INC., a New Jersey corporation (“Co-Borrower,” together with Lead Borrower, the “Borrowers” and each, a “Borrower”), CERTAIN SUBSIDIARIES OF Lead Borrower, as Guarantors, and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as lender (“Lender”) and Collateral Agent, and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of Lead Borrower and its Subsidiaries during the accounting period covered by the attached financial statements.

2. The examination described in paragraph 1 above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default or Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth in a separate attachment, if any, to this Certificate, describing in detail, the nature of the condition or event, the period during which it has existed and the action which Lead Borrower has taken, is taking, or proposes to take with respect to each such condition or event.

3. The computations set forth in Annex A hereto of the financial covenants in Section 6.06 of the Credit Agreement are true and accurate on and as of the date of this Certificate, and Lead Borrower and its Subsidiaries are in compliance with such financial covenants.

The foregoing certifications, together with the computations set forth in Annex A hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered [mm/dd/yy] pursuant to Section 5.01[(a)][(b)][(c)][and](d) of the Credit Agreement.

TUMI, INC.,
a New Jersey corporation

By:
Name:
Title:

TUMI STORES, INC., a New Jersey corporation

By:
Name:
Title:

Exhibit C

ANNEX A

TO COMPLIANCE CERTIFICATE

Interest Coverage Ratio (Section 6.06(a) of the Credit Agreement)

Total Leverage Ratio (Section 6.06(b) of the Credit Agreement)

[To be provided under separate cover]

Exhibit C

EXHIBIT D-1

AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

[FORM OF]

CLOSING DATE CERTIFICATE

APRIL 4, 2012

THE UNDERSIGNED HEREBY CERTIFY AS FOLLOWS:

1. I am the chief financial officer of Tumi, Inc., a New Jersey corporation (“Lead Borrower”).

2. Pursuant to Section 3.01(n) of the Amended and Restated Credit and Guaranty Agreement, dated as of April 4, 2012 (as it may be amended, supplemented, restated or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), entered into by and among Lead Borrower, TUMI STORES, INC., a New Jersey corporation (“Co-Borrower,” together with Lead Borrower, the “Borrowers” and each, a “Borrower”), CERTAIN SUBSIDIARIES OF Lead Borrower, as Guarantors, and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as lender (“Lender”) and Collateral Agent, Lead Borrower requests that Lender make the following Loans to Borrowers under the Credit Agreement:

Revolving Loans: [$][€][    ][    ,    ,    ]

3. I have reviewed the terms of Article 3 and 4 of the Credit Agreement and the definitions and provisions contained in such Credit Agreement relating thereto, and in my opinion I have made, or have caused to be made under my supervision, such examination or investigation as is necessary to enable me to express an informed opinion as to the matters referred to herein.

4. I certify, on behalf of Borrowers, that as of the date hereof:

(i) as of the Closing Date, the representations and warranties contained in each of the Loan Documents are true, correct and complete in all respects on and as of the Closing Date to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true, correct and complete in all respects on and as of such earlier date;

(ii) as of the Closing Date, no event has occurred and is continuing or would result from the consummation of the borrowing contemplated hereby that would constitute an Event of Default or a Default;

(iii) Lead Borrower and its Subsidiaries have (i) repaid in full all Existing Indebtedness, (ii) terminated any commitments to lend or make other extensions of credit thereunder, and (iii) delivered to Administrative Agent all documents or instruments necessary to release all Liens securing Existing Indebtedness; and

(iv) The Borrowers have paid, or will on the date hereof pay, all fees due and payable to Lender (including, without limitation, legal fees and expenses).

Exhibit D-1

5. Borrowers have requested Skadden, Arps, Slate, Meagher & Flom LLP, New York; and Mandelbaum Salsburg PC to deliver to the Lender on the Closing Date favorable written opinions, in form and substance satisfactory to the Lender, as to such matters as the Lender may reasonably request.

6. Lender has received true, complete and correct (and, where applicable, executed and conformed) copies of: (i) the Historical Financial Statements, (ii) pro forma consolidated financial statements of Tumi I, LLC and its Subsidiaries for the trailing twelve months most recently ended prior to the Closing Date for which financial statements are available, and reflecting the consummation of the Transactions, the related financings and the other transactions contemplated by the Loan Documents to occur on or prior to the Closing Date, (iii) pro forma consolidated balance sheet of Tumi I, LLC and its Subsidiaries as at the Closing Date, and reflecting the consummation of the Transactions, the related financings and the other transactions contemplated by the Loan Documents to occur on or prior to the Closing Date, and (iv) the Projections.

The foregoing certifications are made and delivered as of April 4, 2012

TUMI, INC.,
a New Jersey corporation

By:
Name:
Title:

TUMI STORES, INC., a New Jersey corporation

By:
Name:
Title:

Exhibit D-1

EXHIBIT D-2

AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

[FORM OF]

SOLVENCY CERTIFICATE

THE UNDERSIGNED HEREBY CERTIFIES AS FOLLOWS:

1. I am the chief financial officer of TUMI, INC., a New Jersey corporation (“Lead Borrower”).

2. Reference is made to that certain Amended and Restated Credit and Guaranty Agreement, dated as of April 4, 2012 (as it may be amended, supplemented, restated or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), entered into by and among Lead Borrower, TUMI STORES, INC., a New Jersey corporation (“Co-Borrower,” together with Lead Borrower, the “Borrowers” and each, a “Borrower”), CERTAIN SUBSIDIARIES OF Lead Borrower, as Guarantors and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Lender and Collateral Agent.

3. I have reviewed the terms of Articles 3 and 4 of the Credit Agreement and the definitions and provisions contained in the Credit Agreement relating thereto and, in my opinion, have made, or have caused to be made under my supervision, such examination or investigation as is necessary to enable me to express an informed opinion as to the matters referred to herein.

4. To the best of my knowledge, I certify that as of the date hereof, after giving effect to the consummation of the Transactions and the initial borrowings under the Credit Agreement, the related financings and the other transactions contemplated by the Loan Documents, the Loan Parties, taken as a whole, are Solvent.

The foregoing certifications are made and delivered as of April 4, 2012.

TUMI, INC.,
a New Jersey corporation

By:
Name:
Title:

TUMI STORES, INC., a New Jersey corporation

By:
Name:
Title:

Exhibit D-2

EXHIBIT E

AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

[FORM OF]

COUNTERPART AGREEMENT

This COUNTERPART AGREEMENT, dated [mm/dd/yy] (this “Counterpart Agreement”) is delivered pursuant to that certain Amended and Restated Credit and Guaranty Agreement, dated as of April 4, 2012 (as it may be amended, supplemented, restated or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), entered into by and among TUMI, INC., a New Jersey corporation (“Lead Borrower”), TUMI STORES, INC., a New Jersey corporation (“Co-Borrower,” together with Lead Borrower, the “Borrowers” and each, a “Borrower”), CERTAIN SUBSIDIARIES OF Lead Borrower, as Guarantors, and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as lender (“Lender”) and Collateral Agent (“Collateral Agent”).

Section 1. Pursuant to Section 5.11 of the Credit Agreement, the undersigned, [insert legal name of new Guarantor/Grantor], hereby:

(a) agrees that this Counterpart Agreement may be attached to the Credit Agreement and that by the execution and delivery hereof, the undersigned becomes a Guarantor under the Credit Agreement and agrees to be bound by all of the terms thereof;

(b) represents and warrants that each of the representations and warranties set forth in the Credit Agreement and each other Loan Document that are applicable to the undersigned is true and correct as of the date of this Counterpart Agreement, except to the extent that any such representation and warranty relates solely to any earlier date, in which case such representation and warranty is true and correct as of such earlier date;

(c) represents and warrants that no event has occurred or is continuing as of the date hereof, or will result from the transactions contemplated hereby on the date hereof, that would constitute an Event of Default or a Default;

(d) agrees to irrevocably and unconditionally guaranty the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) and in accordance with Article 7 of the Credit Agreement; and

(e) (i) agrees that this counterpart may be attached to the Pledge and Security Agreement, (ii) agrees that the undersigned becomes a Grantor under the Pledge and Security Agreement and will comply with all the terms and conditions of the Pledge and Security Agreement as if it were an original signatory thereto, (iii) grants to Collateral Agent for its benefit and the benefit of the Secured Party (as such term is defined in the Pledge and Security Agreement) a security interest in all of the undersigned’s right, title and interest in and to all “Collateral” (as such term is defined in the Pledge and Security Agreement) of the undersigned, in each case whether now or hereafter existing or in which the undersigned now has or hereafter acquires an interest and wherever the same may be located and (iv) delivers to Lender supplements to all schedules attached to the Pledge and Security Agreement. All such Collateral shall be deemed to be part of the “Collateral” and hereafter subject to each of the terms and conditions of the Pledge and Security Agreement.

Exhibit E

Section 2. The undersigned agrees from time to time, upon request of Lender, to take such additional actions and to execute and deliver such additional documents and instruments as Lender may request to effect the transactions contemplated by, and to carry out the intent of, this Agreement. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party (including, if applicable, any party required to evidence its consent to or acceptance of this Agreement) against whom enforcement of such change, waiver, discharge or termination is sought. Any notice or other communication herein required or permitted to be given shall be given in pursuant to Section 9.01 of the Credit Agreement, and all for purposes thereof, the notice address of the undersigned shall be the address as set forth on the signature page hereof. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

IN WITNESS WHEREOF, the undersigned has caused this Counterpart Agreement to be duly executed and delivered by its duly authorized officer as of the date above first written.

[NEW GUARANTOR/GRANTOR]

By:
Name:
Title:

Address for Notices:

Attention: Telecopier:

with a copy to:

Attention: Telecopier:

ACKNOWLEDGED AND ACCEPTED,

as of the date above first written:

WELLS FARGO BANK, NATIONAL ASSOCIATION, Lender

By:
Name:
Title:

Exhibit E

EXHIBIT F

AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

Exhibit F

WMLM

100610

Execution

AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

dated as of April 4, 2012

among

TUMI, INC. and TUMI STORES, INC.,

EACH OF THE OTHER GRANTORS PARTY HERETO,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

as the Collateral Agent on behalf of the Secured Party,

Exhibit F

Exhibit F

i

ARTICLE VI

COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT		27

Section 6.01	Power of Attorney	27
Section 6.02	No Duty on the Part of Collateral Agent or Secured Party	28

ARTICLE VII

REMEDIES		28

Section 7.01	Generally	28
Section 7.02	Application of Proceeds	30
Section 7.03	Sales on Credit	30
Section 7.04	Deposit Accounts	30
Section 7.05	Investment Related Property	30
Section 7.06	Intellectual Property	30
Section 7.07	Cash Proceeds	32

ARTICLE VIII

INTENTIONALLY OMITTED		31

ARTICLE IX

CONTINUING SECURITY INTEREST; TRANSFER OF LOANS		32

Section 9.01	Continuing Security Interest; Transfer of Loans	32

ARTICLE X

STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM		33

Section 10.01	Standard of Care; Collateral Agent May Perform	33

ARTICLE XI

MISCELLANEOUS		33

Section 11.01	Miscellaneous	33
Section 11.02	Governing Law; Jurisdiction; Etc.	34
Section 11.03	Arbitration	35

Exhibit F

ii

SCHEDULE 4.01 — GENERAL INFORMATION

SCHEDULE 4.02 — LOCATION OF EQUIPMENT AND INVENTORY

SCHEDULE 4.04 — INVESTMENT RELATED PROPERTY

SCHEDULE 4.05 — MATERIAL CONTRACTS

SCHEDULE 4.06 — DESCRIPTION OF LETTERS OF CREDIT

SCHEDULE 4.10 — INTELLECTUAL PROPERTY

SCHEDULE 4.11 — COMMERCIAL TORT CLAIMS

EXHIBIT A — PLEDGE SUPPLEMENT

EXHIBIT B — UNCERTIFICATED SECURITIES CONTROL AGREEMENT

EXHIBIT C — SECURITIES ACCOUNT CONTROL AGREEMENT

EXHIBIT D — TRADEMARK SECURITY AGREEMENT

EXHIBIT E — COPYRIGHT SECURITY AGREEMENT

EXHIBIT F — PATENT SECURITY AGREEMENT

Exhibit F

iii

This AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT, dated as of April 4, 2012 (as amended, restated, supplemented or otherwise modified, this “Agreement”), between EACH OF THE UNDERSIGNED, whether as an original signatory hereto or as an Additional Grantor (as herein defined) (each, a “Grantor” and collectively, the “Grantors”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association in its capacity as collateral agent for the Secured Party (defined herein) (in such capacity, the “Collateral Agent”).

RECITALS:

WHEREAS, reference is made to that certain Amended and Restated Credit and Guaranty Agreement, dated as of April 4, 2012 (as it may be amended, supplemented, restated or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among TUMI, INC., a New Jersey corporation (“Lead Borrower”), TUMI STORES, INC., a New Jersey corporation (“Co-Borrower” together with Lead Borrower, the “Borrowers” and each a “Borrower”), CERTAIN SUBSIDIARIES of Lead Borrower, as Guarantors, and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national bank association, as Lender (the “Secured Party”) and Collateral Agent.

WHEREAS, subject to the terms and conditions of the Credit Agreement, the Lead Borrower or any of its Subsidiaries may enter into one or more Hedge Agreements with Secured Party or any of its Affiliates and any Loan Party may enter into one or more Cash Management Agreements with Secured Party;

WHEREAS, in consideration of the extensions of credit and other accommodations of Secured Party, as set forth in the Credit Agreement, the Hedge Agreements, and the Cash Management Agreements, respectively, each Grantor has agreed to secure the Obligations under the Loan Documents, the Hedge Agreements and the Cash Management Agreements as set forth herein; and

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, each Grantor and the Collateral Agent agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 General Definitions. In this Agreement, the following terms shall have the following meanings:

“Accessions” shall mean “accessions” as defined in Article 9 of the UCC.

“Account Debtor” shall mean each Person who is obligated on a Receivable or any Supporting Obligation related thereto.

“Accounts” shall mean all “accounts” as defined in Article 9 of the UCC.

“Additional Grantors” shall have the meaning assigned in Section 5.03.

“Agreement” shall have the meaning set forth in the preamble.

“Assigned Agreements” shall mean all agreements and contracts to which any Grantor is a party as of the date hereof, or to which such Grantor becomes a party after the date hereof, including, without limitation, each Material Contract, as each such agreement may be amended, supplemented, restated or otherwise modified from time to time.

Exhibit F

“Borrower” shall have the meaning set forth in the recitals hereto.

“Borrowers” shall have the meaning set forth in the recitals hereto.

“Cash Proceeds” shall have the meaning assigned in Section 7.07.

“Chattel Paper” shall mean all “chattel paper” as defined in Article 9 of the UCC, including, without limitation, “electronic chattel paper” or “tangible chattel paper”, as each term is defined in Article 9 of the UCC.

“Collateral” shall have the meaning assigned in Section 2.01.

“Collateral Account” means any account established by the Collateral Agent for the purpose of serving as a collateral account under this Agreement. “Collateral Agent” shall have the meaning set forth in the preamble hereto.

“Collateral Records” shall mean books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

“Collateral Support” shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien on or security interest in such real or personal property.

“Commercial Tort Claims” shall mean all “commercial tort claims” (as defined in Article 9 of the UCC) listed on Schedule 4.11 (as such schedule may be amended or supplemented from time to time).

“Commodities Accounts” (i) shall mean all “commodity accounts” as defined in Article 9 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule 4.04(a) under the heading “Commodities Accounts” (as such schedule may be amended or supplemented from time to time).

“Controlled Foreign Corporation” shall mean “controlled foreign corporation” as defined in the Internal Revenue Code.

“Copyright Licenses” shall mean, with respect to any Grantor, any and all written agreements granting any right in or to Copyrights to or from a Grantor (whether such Grantor is licensee or licensor thereunder), but excluding licenses of commercially available “off-the-shelf” software where the aggregate value for all related licenses thereof is less than $100,000.

“Copyrights” shall mean all United States registered copyrights that are owned by a Grantor, including but not limited to copyrights in software and databases, and all Mask Works (as defined under 17 U.S.C. 901), and with respect to any and all of the foregoing: (i) all registrations and applications therefor including, without limitation, the registrations and applications referred to in Schedule 4.10(A) (as such schedule may be amended or supplemented from time to time), (ii) all extensions and renewals thereof, (iii) all rights to sue for past, present and future infringements thereof, and (iv) all Proceeds of the foregoing, including, without limitation, royalties, income, payments, damage awards and proceeds of suit.

Exhibit F

2

“Credit Agreement” shall have the meaning set forth in the recitals.

“Deposit Accounts” (i) shall mean all “deposit accounts” as defined in Article 9 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule 4.04(a) under the heading “Deposit Accounts” (as such schedule may be amended or supplemented from time to time).

“Documents” shall mean all “documents” as defined in Article 9 of the UCC.

“Equipment” shall mean (i) all “equipment” as defined in Article 9 of the UCC, (ii) all machinery, manufacturing equipment, data processing equipment, computers, office equipment, furnishings, furniture, appliances, fixtures and tools (in each case, regardless of whether characterized as equipment under the UCC) and (iii) all accessions or additions thereto, all parts thereof, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefor, wherever located, now or hereafter existing, including any fixtures.

“General Intangibles” (i) shall mean all “general intangibles” as defined in Article 9 of the UCC, including “payment intangibles” also as defined in Article 9 of the UCC and (ii) shall include, without limitation, all interest rate or currency protection or hedging arrangements, all tax refunds, all licenses, permits, concessions and authorizations, all Assigned Agreements and all Intellectual Property (in each case, regardless of whether characterized as general intangibles under the UCC).

“Goods” (i) shall mean all “goods” as defined in Article 9 of the UCC and (ii) shall include, without limitation, all Inventory and Equipment (in each case, regardless of whether characterized as goods under the UCC).

“Grantors” shall have the meaning set forth in the preamble.

“Instruments” shall mean all “instruments” as defined in Article 9 of the UCC.

“Insurance” shall mean (i) all insurance policies covering any or all of the Collateral and (ii) any key man life insurance policies.

“Intellectual Property” shall mean, collectively, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets and Trade Secret Licenses.

“Inventory” shall mean (i) all “inventory” as defined in Article 9 of the UCC and (ii) all goods held for sale or lease or to be furnished under contracts of service or so leased or furnished, all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in any Grantor’s business; all goods in which any Grantor has an interest in mass or a joint or other interest or right of any kind; and all goods which are returned to or repossessed by any Grantor, all computer programs embedded in any goods and all accessions thereto and products thereof (in each case, regardless of whether characterized as inventory under the UCC).

“Investment Accounts” shall mean the Collateral Account, Securities Accounts, Commodities Accounts and Deposit Accounts.

Exhibit F

3

“Investment Related Property” shall mean (i) all “investment property” (as such term is defined in Article 9 of the UCC) and (ii) all of the following (regardless of whether classified as investment property under the UCC): all Pledged Equity Interests, Pledged Debt, the Investment Accounts and certificates of deposit.

“Lead Borrower” shall have the meaning set forth in the recitals hereto.

“Letter of Credit Right” shall mean “letter-of-credit right” as defined in Article 9 of the UCC.

“Money” shall mean “money” as defined in Article 1 of the UCC.

“Non-Assignable Contract” shall mean any agreement, contract or license to which any Grantor is a party that by its terms purports to restrict or prevent the assignment thereof or granting of a security interest therein (but only to extent such prohibition or restriction is enforceable under Section 9-406 through 409 of the UCC).

“Patent Licenses” shall mean with respect to any Grantor all agreements granting any right in or to Patents by or to a Grantor (whether such Grantor is licensee or licensor thereunder).

“Patents” shall mean all United States patents and certificates of invention, or similar industrial property rights, and applications for the foregoing (including, for the avoidance of doubt, any United States national stage patent or patent application designated under a Patent Cooperation Treaty filing) in each case that are owned by a Grantor, including, but not limited to: (i) each patent and patent application referred to in Schedule 4.10(C) hereto (as such schedule may be amended or supplemented from time to time), (ii) all reissues, divisions, continuations, continuations-in-part, extensions, and reexaminations thereof, (iii) all rights to sue for past, present and future infringements thereof, (iv) all Proceeds of the foregoing, including, without limitation, royalties, income, payments, damage awards and proceeds of suit.

“Permitted Sale” shall mean those sales, dispositions, transfers or assignments permitted by the Credit Agreement.

“Pledge Supplement” shall mean any supplement to this agreement in substantially the form of Exhibit A.

“Pledged Debt” shall mean all Indebtedness owed to such Grantor, including, without limitation, all Indebtedness described on Schedule 4.04(a) under the heading “Pledged Debt” (as such schedule may be amended or supplemented from time to time), issued pursuant to a written instrument by the obligors named therein, the instruments evidencing such Indebtedness, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Indebtedness.

“Pledged Equity Interests” shall mean all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests.

“Pledged LLC Interests” shall mean all interests in any limited liability company, including, without limitation, all limited liability company interests listed on Schedule 4.04(a) under the heading “Pledged LLC Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such limited liability company interests and any interest of such Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest, and all warrants, rights and options in respect of any interests in any limited liability company; provided, that in no event shall more than 65% of the total outstanding equity interests of any Foreign Subsidiary be required to be pledged hereunder.

Exhibit F

4

“Pledged Partnership Interests” shall mean all interests in any general partnership, limited partnership, limited liability partnership or other partnership, including, without limitation, all partnership interests listed on Schedule 4.04(a) under the heading “Pledged Partnership Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such partnership interests and any interest of such Grantor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest, and all warrants, rights and options in respect of any interests in any general partnership, limited partnership, limited liability partnership or other partnership; provided, that in no event shall more than 65% of the total outstanding voting equity interests of any Foreign Subsidiary be required to be pledged hereunder.

“Pledged Stock” shall mean all shares of capital stock owned by a Grantor, including, without limitation, all shares of capital stock described on Schedule 4.04(a) under the heading “Pledged Stock” (as such schedule may be amended or supplemented from time to time), and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, and all warrants, rights and options in respect of any shares of capital stock; provided, that in no event shall more than 65% of the total outstanding voting equity interests of any Foreign Subsidiary be required to be pledged hereunder.

“Pledged Trust Interests” shall mean all interests in a Delaware business trust or other trust including, without limitation, all trust interests listed on Schedule 4.04(a) under the heading “Pledged Trust Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such trust interests and any interest of a Grantor on the books and records of such trust or on the books and records of any securities intermediary pertaining to such interest, and all warrants, rights and options in respect of any interests in a Delaware business trust or other trust.

“Proceeds” shall mean (i) all “proceeds” as defined in Article 9 of the UCC, (ii) payments or distributions made with respect to any Investment Related Property and (iii) whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

“Receivables” shall mean all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including, without limitation all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible or Investment Related Property, together with all of a Grantor’s rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivables Records.

“Receivables Records” shall mean (i) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing the Receivables, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of a Grantor or any computer bureau or agent from time to time acting for such Grantor or otherwise, (iii) all credit information, reports and memoranda relating thereto and (iv) all other written forms of information related in any way to the foregoing or any Receivable.

“Record” shall have the meaning specified in Article 9 of the UCC.

Exhibit F

5

“Secured Obligations” shall have the meaning assigned in Section 3.01.

“Secured Party” shall have the meaning set forth in the recitals hereto.

“Securities Accounts” (i) shall mean all “securities accounts” as defined in Article 8 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule 4.04(a) under the heading “Securities Accounts” (as such schedule may be amended or supplemented from time to time).

“Supporting Obligation” shall mean all “supporting obligations” as defined in Article 9 of the UCC.

“Trademark Licenses” shall mean with respect to any Grantor any and all written agreements granting any right in or to Trademarks by or to a Grantor (whether such Grantor is licensee or licensor thereunder).

“Trademarks” shall mean all of the following that are owned by a Grantor: United States or state trademarks, trade names, corporate names, company names, business names, fictitious business names, internet domain names, trade styles, service marks, certification marks, collective marks, logos, other source or business identifiers, all registrations and applications for any of the foregoing including, but not limited to the registrations and applications referred to in Schedule 4.10(E) (as such schedule may be amended or supplemented from time to time), all extensions or renewals of any of the foregoing, all of the goodwill of the business connected with the use of and symbolized by the foregoing, the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, and all Proceeds of the foregoing, including, without limitation, royalties, income, payments, damage awards and proceeds of suit.

“Trade Secret Licenses” shall mean, with respect to any Grantor, any and all written agreements granting any right in or to Trade Secrets owned by or to a Grantor (whether such Grantor is licensee or licensor thereunder).

“Trade Secrets” shall mean all trade secrets and all other confidential and proprietary information and know-how owned by a Grantor whether or not such information or know how has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to such trade secrets, information or know how, including but not limited to: (i) the right to sue for past, present and future misappropriation or other violation of any of the foregoing, and (ii) all Proceeds of the foregoing, including, without limitation, royalties, income, payments, damages, awards and proceeds of suit.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York or, when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.

“United States” shall mean the United States of America.

Section 1.02 Definitions; Interpretation. All capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement or, if not defined therein, in the UCC. References to “Sections,” “Exhibits” and “Schedules” shall be to Sections, Exhibits and Schedules, as the case may be, of this Agreement unless otherwise specifically provided. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect. Any of the terms defined herein may, unless the context otherwise requires, be used in

Exhibit F

6

the singular or the plural, depending on the reference. The use herein of the word “include” or “including”, shall be deemed to be followed by the phrase “without limitation”. If any conflict or inconsistency exists between this Agreement and the Credit Agreement, the Credit Agreement shall govern. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

ARTICLE II

GRANT OF SECURITY

Section 2.01 Grant of Security.

(a) Each Grantor hereby grants to the Collateral Agent for its benefit and the benefit of the Secured Party a security interest and continuing lien on all of such Grantor’s right, title and interest in, to and under the Collateral (the “Security Interests”).

(b) “Collateral” shall mean the following personal property of each Grantor in each case whether now owned or existing or hereafter acquired or arising and wherever located:

(a) Accounts;

(b) Chattel Paper;

(c) Documents;

(d) General Intangibles;

(e) Goods;

(f) Instruments;

(g) Insurance;

(h) Intellectual Property;

(i) Investment Related Property;

(j) Letter of Credit Rights;

(k) Money;

(1) Receivables and Receivable Records;

(m) Commercial Tort Claims;

(n) Investment Accounts;

(o) to the extent not otherwise included above, all Collateral Records, Collateral Support and Supporting Obligations relating to any of the foregoing; and

(p) to the extent not otherwise included above, all Proceeds, products, Accessions, rents and profits of or in respect of any of the foregoing.

Exhibit F

7

Section 2.02 Certain Limited Exclusions. Notwithstanding anything herein to the contrary, in no event shall the security interest granted under Section 2.01 hereof attach to or the term “Collateral” include:

(a) (i) any lease, license, Receivable, General Intangible, Investment Account, Intellectual Property, contract, property rights or agreement to which any Grantor is a party or any of its rights or interests thereunder (including property governed thereby), (ii) any shares or other equity interest issued by an entity in which Grantor is a minority shareholder, or shares in joint ventures where the consent of a third party is required for Grantor to create a Lien thereon, or (iii) any contracts, leases or licenses which (x) prohibit the creation of a security interest, or (y) require the consent of third parties for the creation of a security interest, if and for so long as the grant of such security interest in the property or interests described in clauses (a)(i), (ii), and (iii) above shall constitute or result in (A) the abandonment, invalidation or unenforceability of any right, title or interest of any Grantor therein or (B) a breach or termination pursuant to the terms of, or a default under, any such lease, license, Receivable, General Intangible, Investment Account, Intellectual Property, contract, property rights, issue of shares or equity interest or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code)), provided, however, that such security interest shall attach immediately at such time as (x) the condition causing such abandonment, invalidation, termination, derogation, cancellation or unenforceability shall be remedied and to the extent severable, shall attach immediately without further action to any portion of such lease, license, Receivable, General Intangible, Investment Account, Intellectual Property, contract, property rights, shares, equity interest or agreement that does not result in any of the consequences specified in clause (A) or (B) above; (y) such prohibition or restriction is or becomes unenforceable or is otherwise ineffective under applicable law; or (z) in the case of subclause (a)(iii)(y) hereof, consent to such security interest has been obtained from any applicable third party;

(b) any of the outstanding capital stock, limited liability interests, partnership interests, trust interests or other equity interests of a Controlled Foreign Corporation in excess of 65% of the voting power of all classes of capital stock, limited liability interests, partnership interests, trust interests or other equity interests of such Controlled Foreign Corporation entitled to vote; provided that following an amendment of the Internal Revenue Code to allow the pledge of a greater percentage of the voting power of capital stock, limited liability interests, partnership interests, trust interests or other equity interests in a Controlled Foreign Corporation without adverse tax consequences to any Grantor, the Collateral shall include, and the security interest granted by each Grantor shall attach immediately without further action to, such greater percentage of capital stock, limited liability interests, partnership interests, trust interests or other equity interests of each Controlled Foreign Corporation; for the avoidance of doubt, the Pledged Equity Interests identified on Schedule 4.04(a) shall constitute Collateral hereunder;

(c) any intent-to-use Trademark applications to the extent that, and solely during the period which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use Trademark applications under applicable federal law;

(d) any assets with respect to which the Secured Party and the Borrowers, each acting reasonably, agree the costs of obtaining or perfecting a security interest in such assets are excessive in relation to the value afforded thereby (all such property described in clauses (a) through (e) excluded from the definition of “Collateral” under this Section 2.02 shall be referred to as “Excluded Property”).

Notwithstanding anything contained herein to the contrary, (i) the Grantors shall not be required to take any actions with respect to the Excluded Property and none of the representations and warranties or covenants contained herein shall be deemed to apply to any property constituting Excluded Property and

Exhibit F

8

(ii) Excluded Property shall not include any proceeds, products, substitutions or replacements of Excluded Property unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Property. At any time that such property or interest shall cease to be Excluded Property it shall become Collateral and the security interests granted hereunder shall attach.

ARTICLE III

SECURITY FOR OBLIGATIONS; GRANTORS REMAIN LIABLE

Section 3.01 Security for Obligations. This Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a) (and any successor provision thereof)), of all Obligations with respect to every Grantor (the “Secured Obligations”).

Section 3.02 Continuing Liability Under Collateral. Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Collateral Agent or Secured Party, (ii) each Grantor shall remain liable under each of the agreements included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither of the Collateral Agent nor the Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Collateral Agent nor the Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, and (iii) the exercise by the Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES AND COVENANTS

Section 4.01 Generally.

(a) Representations and Warranties. Each Grantor represents and warrants, on the Closing Date and on each Credit Date, that:

(i) it owns the Collateral purported to be owned by it or otherwise has the rights it purports to have in each item of Collateral and, as to all Collateral whether now existing or hereafter acquired, will continue to own or have such rights in each item of the Collateral (except, with respect to Intellectual Property, as may be abandoned or otherwise disposed of as permitted hereunder), in each case free and clear of any and all Liens, rights or claims of all other Persons, including, without limitation, liens arising as a result of such Grantor becoming bound (as a result of merger or otherwise) as debtor under a security agreement entered into by another Person, other than Permitted Liens, filings for which termination statements have been delivered to the Collateral Agent and filings which have not been authorized by the applicable Grantor;

Exhibit F

9

(ii) it has indicated on Schedule 4.01(A) (as such schedule may be amended or supplemented from time to time): (v) the type of organization of such Grantor, (w) the jurisdiction of organization of such Grantor, (x) its organizational identification number, and (y) the jurisdiction where the chief executive office or its sole place of business is (or the principal residence if such Grantor is a natural person), and for the one-year period preceding the date hereof has been, located;

(iii) the full legal name of such Grantor is as set forth on Schedule 4.01(A) and it has not done in the last five (5) years, and does not do, business under any other name (including any tradename or fictitious business name) except for those names set forth on Schedule 4.01(B) (as such schedule may be amended or supplemented from time to time);

(iv) except as provided on Schedule 4.01(C) (as such schedule may be amended or supplemented from time to time), it has not changed its name, jurisdiction of organization, chief executive office or sole place of business (or principal residence if such Grantor is a natural person) or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) within the past five (5) years;

(v) it has not within the last five (5) years become bound (whether as a result of merger or otherwise) as debtor under a security agreement entered into by another Person, which has not heretofore been terminated other than the agreements identified on Schedule 4.01(D) hereof (as such schedule may be amended or supplemented from time to time);

(vi) with respect to each agreement identified on Schedule 4.01(D) (as such schedule may be amended or supplemented from time to time), it has indicated on Schedule 4.01(A) (as such schedule may be amended or supplemented from time to time) and Schedule 4.01(B) (as such schedule may be amended or supplemented from time to time) the information required pursuant to Section 4.01(a)(ii), (iii) and (iv) with respect to the debtor under each such agreement;

(vii) (v) upon the timely and proper filing of all UCC financing statements naming each Grantor as “debtor” and the Collateral Agent as “secured party” and describing the Collateral in the filing offices set forth opposite such Grantor’s name on Schedule 4.01(E) hereof (as such schedule may be amended or supplemented from time to time) and other filings delivered by each Grantor, (w) upon delivery of all certificated Collateral owned by such Grantor and required to be pledged hereunder, (x) upon execution of a control agreement in the form of Exhibit C hereto with respect to any Deposit Account (other than accounts which are not required to be subjected to a perfected security interest as contemplated under Section 5.15 of the Credit Agreement), (y) upon consent of the issuer with respect to Letter of Credit Rights pursuant to §5-114(c) of the UCC, and (z) to the extent perfection is not governed by Article 9 of the UCC and to the extent such security interests can be perfected by such recordation, upon timely recordation of the security interests granted hereunder in U.S. Patents and Trademarks in the United States Patent and Trademark Office and U.S. Copyrights in the United States Copyright Office, the security interests granted to the Collateral Agent hereunder constitute valid and perfected First Priority Liens on all of the Collateral, in each case subject only to Permitted Liens as contemplated under the Credit Agreement, except Collateral that constitutes Equipment subject to certificate of title statutes, Commercial Tort Claims, farm products, as extracted collateral and Money, Intellectual Property to the extent protected under the laws of jurisdictions outside the United States, and Collateral in which a security interest cannot be perfected under the UCC or other applicable law (subject in the case of priority only to (A) the rights of the United States government (including any agency or department thereof) with respect to United States government Receivables and (B) the Permitted Liens);

Exhibit F

10

(viii) all actions and consents, including all filings, notices, registrations and recordings necessary for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or, subject to the filings described in clause (vii) above, the exercise of remedies in respect of the Collateral, have been made or obtained (other than such actions and consents that are required to be taken outside the United States with respect to any Pledged Equity Interests issued by a Subsidiary organized outside the laws of any state or district of the United States or any Intellectual Property to the extent protected outside the United States, and any applications or registrations for Intellectual Property acquired by Grantors after the date hereof);

(ix) other than the financing statements and Intellectual Property recordings filed in favor of the Collateral Agent, no effective UCC financing statement, fixture filing or other similar instrument in effect under any applicable law covering all or any part of the Collateral is on file in any filing or recording office except for (i) financing statements for which proper termination statements have been delivered to the Collateral Agent for filing, (ii) financing statements and instruments relating to Permitted Liens or as expressly permitted hereunder or in the Credit Agreement and (iii) financing statements which have not been authorized by the applicable Grantor;

(x) no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for either (i) the pledge or grant by any Grantor of the Liens purported to be created in favor of the Collateral Agent hereunder or (ii) the exercise by Collateral Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except (A) for the filings contemplated by clauses (vii) and (viii) above, (B) as may be required, in connection with the disposition of any Investment Related Property, by laws generally affecting the offering and sale of Securities and (C) such other actions required to be taken outside of the United States with respect to any Intellectual Property or Pledged Equity Interests issued by a Subsidiary organized under the laws outside of any state or district of the United States and any applications or registrations for Intellectual Property acquired by Grantors after the date hereof; and

(xi) such Grantor has been duly organized as an entity of the type as set forth opposite such Grantor’s name on Schedule 4.01(A) (as such schedule may be amended from time to time) solely under the laws of the jurisdiction as set forth opposite such Grantor’s name on Schedule 4.01(A) (as such schedule may be amended or supplemented from time to time) and remains duly existing as such. Such Grantor has not filed any certificates of domestication, transfer or continuance in any other jurisdiction.

(b) Covenants and Agreements. Each Grantor hereby covenants and agrees that:

(i) except for the security interest created by this Agreement, it shall not create or suffer to exist any Lien, other than Permitted Liens, upon or with respect to any of the Collateral, and such Grantor shall take commercially reasonable steps to defend the Collateral against all Persons at any time claiming any interest therein;

(ii) it shall not intentionally produce, use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral, in each case, the non-compliance with which would reasonably be expected to have a Material Adverse Effect;

Exhibit F

11

(iii) it shall not change such Grantor’s legal name, corporate structure (e.g., by merger, consolidation, change in corporate form or otherwise), place of business (or principal residence if such Grantor is a natural person), chief executive office, type of organization, jurisdiction of organization or organizational identification number unless it shall have (a) notified the Collateral Agent in writing, by executing and delivering to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, at least ten (10) days prior to any such change or establishment, identifying such new proposed legal name, identity, corporate structure, place of business (or principal residence if such Grantor is a natural person), chief executive office, jurisdiction of organization or organizational identification number and providing such other information in connection therewith as the Collateral Agent may reasonably request and (b) taken all actions necessary or reasonably advisable to maintain the continuous validity, perfection and priority of the Collateral Agent’s security interest in the Collateral (other than Collateral in which a security interest cannot be perfected under the UCC or other applicable law and soley with respect to perfection, any accounts which are not required to be subjected to a perfected security interest as contemplated under Section 5.15 of the Credit Agreement) intended to be granted and agreed to hereby;

(iv) it shall not take or permit any action which could materially impair the Collateral Agent’s rights in the Collateral, except as permitted under the Credit Agreement or this Agreement or as would not have a Material Adverse Effect;

(v) it shall not sell, transfer or assign (by operation of law or otherwise) any Collateral, except as permitted under the Credit Agreement or as would not have a Material Adverse Effect; and

Section 4.02 Equipment and Inventory.

(a) Representations and Warranties. Each Grantor represents and warrants, on the Closing Date and on each Credit Date, that:

(i) all of the material portion of the Equipment and Inventory (except for Equipment and Inventory in transit, Equipment absent for repair and replacement in the ordinary course of business, Equipment on loan to customers and employees in the ordinary course of business, Equipment in temporary storage at work sites in the ordinary course of business, Inventory sent to third party processors and Inventory having an aggregate value of less than $500,000 in the aggregate at any one time) included in the Collateral is kept only at the locations specified in Schedule 4.02 (as such schedule may be amended or supplemented from time to time); and

(ii) no Equipment or Inventory in excess of $500,000 in the aggregate is in possession or in control of any third party (except for Equipment and Inventory in transit, Equipment absent for repair and replacement in the ordinary course of business, Equipment on loan to customers and employees in the ordinary course of business, Equipment in temporary storage at work sites in the ordinary course of business, Inventory sent to third party processors), unless each Grantor shall have joined with the Collateral Agent in notifying the third party of the Collateral Agent’s security interests and used its commercially reasonable efforts to obtain an acknowledgement from the third party that it is holding the Equipment and Inventory for the benefit of the Collateral Agent.

Exhibit F

12

(b) Covenants and Agreements. Each Grantor covenants and agrees that:

(i) it shall keep the material portion of the Equipment, Inventory and any Documents evidencing such Equipment and Inventory in the locations specified on Schedule 4.02 (as such schedule may be amended or supplemented from time to time), except for Equipment and Inventory in transit, Equipment absent for repair and replacement in the ordinary course of business Equipment on loan to customers and employees in the ordinary course of business, Equipment in temporary storage at work sites in the ordinary course of business, Inventory sent to third party processors and Inventory having an aggregate value of less than $500,000 in the aggregate at any one time (as such schedule may be amended or supplemented from time to time) unless it shall have (a) notified the Collateral Agent in writing, by executing and delivering to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, at least thirty (30) days prior to any change in locations, identifying such new locations and providing such other information in connection therewith as the Collateral Agent may reasonably request and (b) taken all actions reasonably necessary or advisable to maintain the continuous validity, perfection and priority of the Collateral Agent’s security interests in the Collateral (other than Collateral in which a security interest cannot be perfected under the UCC or other applicable law) intended to be granted and agreed to hereby, or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder, with respect to such Equipment and Inventory, including obtaining the acknowledgements referred to in clause (iv) below;

(ii) it shall keep correct and accurate records of the Inventory, in reasonable detail as is customarily maintained under similar circumstances by Persons of established reputation engaged in similar business, and in any event in conformity with GAAP;

(iii) if any Equipment or Inventory in excess of $500,000 in the aggregate is in possession or control of any third party (except for Equipment and Inventory in transit, Equipment absent for repair and replacement in the ordinary course of business, Equipment on loan to customers and employees in the ordinary course of business, Equipment in temporary storage at work sites in the ordinary course of business, and Inventory sent to third party processors), each Grantor shall join with the Collateral Agent in notifying the third party of the Collateral Agent’s security interests and use its commercially reasonable efforts to obtain an acknowledgment from the third party that it is holding the Equipment and Inventory for the benefit of the Collateral Agent (provided that such notification requirement shall not apply to Equipment and Inventory in transit, Equipment absent for repair and replacement in the ordinary course of business and Inventory sent to third party processors in the ordinary course of business); and

(iv) with respect to any item of Equipment which is covered by a certificate of title under a statute of any jurisdiction under the law of which indication of a security interest on such certificate is required as a condition of perfection thereof, upon the reasonable request of the Collateral Agent, (A) provide information with respect to any such Equipment in excess of $100,000 individually or $250,000 in the aggregate, (B) execute and file with the registrar of motor vehicles or other appropriate authority in such jurisdiction an application or other document requesting the notation or other indication of the security interests created hereunder on such certificate of title, and (C) deliver to the Collateral Agent copies of all such applications or other documents filed during such calendar quarter and copies of all such certificates of title issued during such calendar quarter indicating the security interest created hereunder in the items of Equipment covered thereby.

Exhibit F

13

Section 4.03 Receivables.

(a) Representations and Warranties. Each Grantor represents and warrants, on the Closing Date and on each Credit Date, that:

(i) With respect to any Receivable in excess of $2,500,000 individually, or with respect to any Receivables over $1,500,000 that, when aggregated, total in excess of $3,000,000 that requires a consent of the Account Debtor or Debtors (including the United States or any agency or instrumentality thereof) in respect thereof in connection with the pledge hereunder, such consent or consents (a) have been obtained or (b) have not been requested by the Collateral Agent in accordance with Section 4.03(b)(iv); and

(ii) no Receivable is evidenced by, or constitutes, an Instrument (other than an item to be deposited for collection in the ordinary course of business) or Chattel Paper which has not been delivered to, or otherwise subjected to the control of, the Collateral Agent to the extent required by, and in accordance with Section 4.03(c).

(b) Covenants and Agreements. Each Grantor hereby covenants and agrees that:

(i) it shall keep and maintain at its own cost and expense satisfactory and complete records of the Receivables in accordance with GAAP;

(ii) it shall mark conspicuously, in form and manner reasonably satisfactory to the Collateral Agent, all material Chattel Paper and Instruments (other than as delivered to the Collateral Agent as provided herein) in excess of $100,000 individually or $500,000 in the aggregate with an appropriate reference to the fact that the Collateral Agent has a security interest therein;

(iii) it shall not amend, modify, terminate or waive any provision of any Receivable in any manner which would reasonably be expected to have a Material Adverse Effect. Other than in the ordinary course of business or in compliance with reasonable commercial practices as generally conducted by it on and prior to the date hereof, and except as otherwise provided in subsection (v) below, during the continuance of an Event of Default, such Grantor shall not (w) grant any extension or renewal of the time of payment of any Receivable, (x) compromise or settle any dispute, claim or legal proceeding with respect to any Receivable for less than the total unpaid balance thereof, (y) release, wholly or partially, any Person liable for the payment thereof, or (z) allow any credit or discount thereon;

(iv) except as otherwise provided in this subsection or as constitutes a Permitted Sale, each Grantor shall continue to collect all material amounts due or to become due to such Grantor under the Receivables and any Supporting Obligation and diligently exercise each material right it may have under any Receivable, any Supporting Obligation or Collateral Support, in each case, at its own expense, and in connection with such collections and exercise, such Grantor shall take such action as such Grantor may deem necessary or advisable. At any time following the occurrence and during the continuance of an Event of Default, the Collateral Agent may, following ten (10) days’ prior written notice to the Borrower: (1) notify, or require any Grantor to notify, any Account Debtor of the Collateral Agent’s security interest in the Receivables and any Supporting Obligation and, in addition, (2) direct the Account Debtors under any Receivables to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent; (3) notify, or require any Grantor to notify, each Person maintaining a lockbox account or similar arrangement to which Account Debtors under any Receivables have been

Exhibit F

14

directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox account or other arrangement directly to the Collateral Agent; and (4) enforce, at the expense of such Grantor, collection of any such Receivables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. If the Collateral Agent notifies any Grantor that it has elected to collect the Receivables in accordance with the preceding sentence, any payments of Receivables received by such Grantor shall be forthwith (and in any event within three (3) Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in the Collateral Account maintained under the sole dominion and control of the Collateral Agent, and until so turned over, all amounts and proceeds (including checks and other instruments) received by such Grantor in respect of the Receivables, any Supporting Obligation or Collateral Support shall be received in trust for the benefit of the Collateral Agent hereunder and shall be segregated from other funds of such Grantor and such Grantor shall not adjust, settle or compromise the amount or payment of any Receivable, or release wholly or partly any Account Debtor or obligor thereof, or allow any credit or discount thereon; and

(v) it shall use its commercially reasonable efforts to keep in full force and effect any Supporting Obligation or Collateral Support relating to any material Receivable.

(c) Delivery and Control of Receivables. With respect to any Receivables in excess of $50,000 individually or $200,000 in the aggregate that is evidenced by, or constitutes, Chattel Paper or Instruments (other than items to be deposited for collection in the ordinary course of business), each Grantor shall cause each originally executed copy thereof to be delivered to the Collateral Agent (or its agent or designee) appropriately indorsed to the Collateral Agent or indorsed in blank: (i) with respect to any such Receivables in existence on the date hereof, on or prior to the date hereof and (ii) with respect to any such Receivables hereafter arising, within ten (10) days of such Grantor acquiring rights therein. With respect to any Receivables in excess of $10,000 individually or $200,000 in the aggregate which would constitute “electronic chattel paper” under Article 9 of the UCC, each Grantor shall take all steps necessary to give the Collateral Agent control over such Receivables (within the meaning of Section 9-105 of the UCC): (i) with respect to any such Receivables in existence on the date hereof, on or prior to the date hereof and (ii) with respect to any such Receivables hereafter arising, within ten (10) days of such Grantor acquiring rights therein. At any time following the occurrence and during the continuance of an Event of Default, any Receivable not otherwise required to be delivered or subjected to the control of the Collateral Agent in accordance with this subsection (c) shall be delivered or subjected to such control upon the reasonable request of the Collateral Agent. With respect to any Receivables payable by the government of the United States or any agency or instrumentality thereof, in excess of $2,500,000 individually or $3,000,000 in the aggregate, upon the request of the Collateral Agent, the applicable Grantor shall pursue a Federal Assignment of Claims or other applicable consent.

Section 4.04 Investment Related Property.

(a) Covenants and Agreements. Each Grantor hereby covenants and agrees that:

(i) in the event it acquires rights in any Investment Related Property required to be pledged hereunder with an aggregate value in excess of $250,000, it shall deliver to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, reflecting such new Investment Related Property and all other Investment Related Property. Notwithstanding the foregoing, it is understood and agreed that the security interests of the Collateral Agent shall attach to all such Investment Related Property immediately upon any Grantor’s acquisition of rights therein and

Exhibit F

15

shall not be affected by the failure of any Grantor to deliver a supplement to Schedule 4.04 as required hereby; provided that this covenant shall not apply to any of the outstanding capital stock, limited liability interests, partnership interests, trust interests or other equity interests of a Controlled Foreign Corporation in excess of 65% of the voting power of all classes of capital stock, limited liability interests, partnership interests, trust interests or other equity interests of such Controlled Foreign Corporation entitled to vote; provided further that following an amendment of the Internal Revenue Code to allow the pledge of a greater percentage of the voting power of capital stock in a Controlled Foreign Corporation without adverse tax consequences, the Collateral shall include, and the security interest granted by each Grantor shall attach immediately without further action to, such greater percentage of capital stock of each Controlled Foreign Corporation;

(ii) except as provided in the next sentence, in the event such Grantor receives any dividends, interest or distributions on any Investment Related Property, or any securities or other property upon the merger, consolidation, liquidation or dissolution of any issuer of any Investment Related Property, then (a) such dividends, interest or distributions and securities or other property shall be included in the definition of Collateral without further action and (b) such Grantor shall immediately take all steps, if any, necessary or reasonably advisable to ensure the validity, perfection, priority and, if applicable, control of the Collateral Agent over such Investment Related Property (including, without limitation, delivery thereof to the Collateral Agent other than the accounts which are not required to be subject to a perfected security interest as contemplated under Section 5.15 of the Credit Agreement) and pending any such action such Grantor shall be deemed to hold such dividends, interest, distributions, securities or other property in trust for the benefit of the Collateral Agent. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, each Grantor may use all ordinary cash dividends and distributions paid in the normal course of the business of the issuer and all scheduled payments of interest and principal; and

(iii) each Grantor consents to the grant by each other Grantor to the Collateral Agent of Security Interests in all Investment Related Property issued by such Grantor required to be pledged hereunder.

(b) Delivery and Control. Each Grantor agrees that with respect to any Investment Related Property required to be pledged hereunder in which it currently has rights it shall comply with the provisions of this Section 4.04(b) on or before the Closing Date and with respect to any Investment Related Property hereafter acquired by such Grantor it shall comply with the provisions of this Section 4.04(b) immediately upon acquiring rights therein, in each case in form and substance reasonably satisfactory to the Collateral Agent. With respect to any Investment Related Property required to be pledged hereunder that is represented by a certificate or that is an “instrument” (other than any Investment Related Property credited to a Securities Account or an item to be deposited for collection) it shall cause such certificate or instrument to be delivered to the Collateral Agent, indorsed in blank by an “effective endorsement” (as defined in Section 8-107 of the UCC), regardless of whether such certificate constitutes a “certificated security” for purposes of the UCC; provided, however, the covenant contained herein shall not apply to “instruments” having an aggregate value of less than $250,000. With respect to any Investment Related Property issued by a Grantor required to be pledged hereunder that is an “uncertificated security” for purposes of the UCC and does not represent equity interests in an entity organized under the laws of any jurisdiction outside of the United States (other than any “uncertificated securities” credited to a Securities Account), it shall cause the issuer of such uncertificated security to either (i) register the Collateral Agent as the registered owner thereof on the books and records of the issuer or (ii) use commercially reasonable efforts to cause the issuer of such uncertificated security to execute an agreement substantially in the form of Exhibit B hereto, pursuant to which such issuer agrees to comply with the Collateral Agent’s instructions with respect to such uncertificated security upon the occurrence and during the continuance of an Event of Default, without further consent by such Grantor.

Exhibit F

16

(c) Voting and Distributions. (i) So long as no Event of Default shall have occurred and be continuing:

(1) except as otherwise provided under the covenants and agreements relating to Investment Related Property in this Agreement or elsewhere herein or in the Credit Agreement, each Grantor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Investment Related Property or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement; provided, that upon the occurrence and during the continuance of an Event of Default, no Grantor shall exercise or refrain from exercising any such right if the Collateral Agent shall have notified such Grantor that, in the Collateral Agent’s reasonable judgment, such action would have a Material Adverse Effect; and provided further, that upon the occurrence and during the continuance of an Event of Default such Grantor shall give the Collateral Agent at least five (5) Business Days prior written notice describing the right that may be exercised, the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right; it being understood, however, that neither the voting by such Grantor of any Pledged Equity Interest for, or such Grantor’s consent to, the election of directors (or similar governing body) at a regularly scheduled annual or other meeting of stockholders or other equity holders or with respect to incidental matters at any such meeting, nor such Grantor’s consent to or approval of any action otherwise permitted under this Agreement and the Credit Agreement, shall be deemed inconsistent with the terms of this Agreement or the Credit Agreement within the meaning of this Section 4.04(c)(i)(1), and no notice of any such voting or consent need be given to the Collateral Agent; and

(2) the Collateral Agent shall promptly execute and deliver (or cause to be executed and delivered) to each Grantor all proxies, and other instruments as such Grantor may from time to time reasonably request for the purpose of enabling such Grantor to exercise the voting and other consensual rights when and to the extent which it is entitled to exercise such rights pursuant to clause (1) above.

(ii) Upon the occurrence and during the continuance of an Event of Default:

(1) all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right to exercise such voting and other consensual rights; and

(2) in order to permit the Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder: (1) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request and (2) each Grantor acknowledges that the Collateral Agent may utilize the power of attorney set forth in Section 6.01.

Exhibit F

17

Section 4.05 Pledged Equity Interests.

(a) Representations and Warranties. Each Grantor hereby represents and warrants, on the Closing Date and on each Credit Date, that:

(i) Schedule 4.04(a) (as such schedule may be amended or supplemented from time to time) sets forth under the headings “Pledged Stock, “Pledged LLC Interests,” “Pledged Partnership Interests” and “Pledged Trust Interests,” respectively, all of the Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests owned by any Grantor and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated on such Schedule;

(ii) except as set forth on Schedule 4.04(b) (as such schedule may be amended or supplemented from time to time), it has not acquired any material equity interests of another entity or substantially all the assets of another entity within the past five (5) years;

(iii) it is the record and beneficial owner of the Pledged Equity Interests free of all Liens, rights or claims of other Persons other than Permitted Liens and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests, except as disclosed on Schedule 4.04(A);

(iv) without limiting the generality of Section 4.01(a)(v), no consent of any Person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary or desirable in connection with the creation, perfection or First Priority status of the security interest of the Collateral Agent in any Pledged Equity Interests or the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or, following the occurrence of an Event of Default the exercise of remedies in respect thereof; and

(v) none of the Pledged Equity Interests are or represent interests in issuers that: (a) are registered as investment companies or (b) are dealt in or traded on securities exchanges or markets.

(b) Covenants and Agreements. Each Grantor hereby covenants and agrees that:

(i) Except as permitted by the Credit Agreement, without the prior written consent of the Collateral Agent, it shall not vote to enable or take any other action to: (a) amend or terminate any partnership agreement, limited liability company agreement, certificate of incorporation, by-laws or other organizational documents in any way that materially and adversely affects the rights of such Grantor with respect to any Investment Related Property or materially and adversely affects the validity, perfection or priority of the Collateral Agent’s security interests, (b) permit any issuer to the extent it is a Loan Party of any Pledged Equity Interest to issue any additional stock, partnership interests, limited liability company interests or other equity interests of any nature or to issue securities convertible into or granting the right of purchase or exchange for any stock or other equity interest of any nature of such issuer to the extent it is a Loan Party, (c) permit any issuer to the extent it is a Loan Party of any Pledged Equity Interest to dispose of all or a material portion of its assets, or (d) waive any default under or breach of any terms of organizational document relating to the issuer to the extent it is a Loan Party of any Pledged Equity Interest or the terms of any Pledged Debt unless such waiver could not reasonably be

Exhibit F

18

expected to have a Material Adverse Effect. If any issuer to the extent it is a Loan Party of any Pledged Partnership Interests or Pledged LLC Interests takes any action to cause any issuer to the extent it is a Loan Party of any Pledged Partnership Interests or Pledged LLC Interests which are not treated as “securities” (for purposes of the UCC) to be treated as “securities” for purposes of the UCC, such Grantor shall promptly notify the Collateral Agent in writing of any such election or action and, in such event, shall take all steps necessary or reasonably advisable to establish the Collateral Agent’s “control” thereof;

(ii) it shall comply with all of its obligations under any partnership agreement or limited liability company agreement relating to Pledged Partnership Interests or Pledged LLC Interests and shall enforce all of its material rights with respect to any material Investment Related Property, unless failure to comply could not reasonably be expected to have a Material Adverse Effect;

(iii) except as permitted by the Credit Agreement, without the prior written consent of the Collateral Agent, it shall not permit any other Grantor or any other issuer of any Pledged Equity Interest to merge or consolidate unless (i) all the outstanding capital stock or other equity interests of the surviving or resulting corporation, limited liability company, partnership or other entity is, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding equity interests of any other constituent Grantor; provided that if the surviving or resulting corporation, limited liability company, partnership or other entity is a Controlled Foreign Corporation, then such Grantor shall only be required to pledge equity interests in accordance with Section 2.02, and (ii) in the event of a merger or consolidation of a Grantor, the surviving or resulting corporation, limited liability company, partnership or other entity becomes a Grantor hereunder; and

(iv) each Grantor consents to the grant by each other Grantor of a security interest in all Investment Related Property to the Collateral Agent and, without limiting the foregoing, consents to the transfer of any Pledged Partnership Interest and any Pledged LLC Interest to the Collateral Agent or its nominee following and during the continuance of an Event of Default and to the substitution of the Collateral Agent or its nominee as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto; provided, however, that no Grantor shall be required to cause the registration of any Pledged Equity under any securities laws.

(c) Delivery. Each Grantor shall deliver to the Collateral Agent all certificates, if any, representing Pledged Equity Interests promptly upon acquiring rights therein together with duly executed instruments of transfer or assignment indorsed in blank by an “effective endorsement” (as defined in Section 8-107 of the UCC), in each case in form and substance reasonably satisfactory to the Collateral Agent.

Section 4.06 Pledged Debt.

(a) Representations and Warranties. Each Grantor hereby represents and warrants, on the Closing Date and each Credit Date, that (i) Schedule 4.04(a) (as such schedule may be amended or supplemented from time to time) sets forth under the heading “Pledged Debt” all of the Pledged Debt owned by any Grantor and (ii) such Pledged Debt is not in default, the violation of which could reasonably be expected to have a Material Adverse Effect and constitutes all of the issued and outstanding intercompany Indebtedness;

Exhibit F

19

(b) Covenants and Agreements. Each Grantor hereby covenants and agrees that it shall notify the Collateral Agent of any default under any Pledged Debt that has caused, in the aggregate, a Material Adverse Effect on the Grantors.

(c) Delivery. Each Grantor shall deliver to the Collateral Agent all instruments evidencing Pledged Debt promptly upon acquiring rights therein together with duly executed instruments of transfer or assignment indorsed in blank by an “effective endorsement” (as defined in Section 8-107 of the UCC), in each case in form and substance reasonably satisfactory to the Collateral Agent.

Section 4.07 Investment Accounts.

(a) Representations and Warranties. Each Grantor hereby represents and warrants, on the Closing Date and each Credit Date, that:

(i) Schedule 4.04(a) hereto (as such schedule may be amended or supplemented from time to time) sets forth under the headings “Securities Accounts” and “Commodities Accounts,” respectively, all of the Securities Accounts and Commodities Accounts in which each Grantor has an interest. Each Grantor is the sole entitlement holder of each such Securities Account and the sole commodity customer with respect to each such Commodities Account, and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Collateral Agent pursuant thereto) having “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over any such Securities Account or Commodities Account or securities or other property credited thereto;

(ii) Schedule 4.04(a) hereto (as such schedule may be amended or supplemented from time to time) sets forth under the headings “Deposit Accounts” all of the Deposit Accounts in which each Grantor has an interest. Each Grantor is the sole account holder of each such Deposit Account and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Collateral Agent pursuant hereto) having either sole dominion and control (within the meaning of common law) or “control” (within the meanings of Section 9-104 of the UCC) over any such Deposit Account; and

(iii) To the extent required by Section 5.15(a) of the Credit Agreement, Grantor has taken all actions necessary or desirable, including those specified in Section 4.07(c), to: (a) establish the Collateral Agent’s “control” (within the meanings of Sections 8-106 and 9106 of the UCC) over any portion of the Investment Related Property constituting Certificated Securities, Securities Accounts, Securities Entitlements or Commodities Accounts (each as defined in the UCC); (b) establish the Collateral Agent’s “control” (within the meaning of Section 9-104 of the UCC) over all Deposit Accounts; and (c) deliver all Instruments to the Collateral Agent.

(b) Covenant and Agreement. Each Grantor hereby covenants and agrees with the Collateral Agent and the Secured Party that it shall not close or terminate any Investment Account with respect to which the Collateral Agent has “control” (within the meaning of Sections 8-106 and 9-106 if the UCC) without the prior consent of the Collateral Agent unless the funds contained in such Investment Account are transferred to another Investment Account over which the Collateral Agent has control or unless a successor or replacement account has been established with the consent of the Collateral Agent with respect to which successor or replacement account a control agreement has been entered into by the appropriate Grantor, the Collateral Agent and the securities intermediary or depository institution at which such successor or replacement account is to be maintained in accordance with the provisions of Section 4.07(c).

Exhibit F

20

(c) Delivery and Control. To the extent required by Section 5.15(a) of the Credit Agreement, with respect to any Investment Related Property consisting of Securities Accounts or Securities Entitlements, it shall cause the securities intermediary maintaining such Securities Account or Securities Entitlement to enter into an agreement substantially in the form of Exhibit C hereto (or such other form that is reasonably satisfactory to the Collateral Agent) pursuant to which it shall agree to comply with the Collateral Agent’s “entitlement orders” without further consent by such Grantor. Collateral Agent agrees not to give any entitlement orders or instructions or directions and shall not withhold its consent to the exercise of any withdrawal or dealing rights by Grantor, unless an Event of Default shall have occurred. With respect to any Investment Related Property that is a “Deposit Account,” to the extent required by Section 5.15(a) of the Credit Agreement, it shall cause the depositary institution maintaining such account to enter into an agreement in a form that is reasonably satisfactory to the Collateral Agent, pursuant to which the Collateral Agent shall have “control” (within the meaning of Section 9-104 of the UCC) over such Deposit Account. Collateral Agent agrees with Grantor that Collateral Agent shall not give any instructions or withhold any withdrawal rights of Grantor, unless an Event of Default shall have occurred. To the extent required by Section 5.15(a) of the Credit Agreement, each Grantor shall have entered into such control agreement or agreements with respect to: (i) any Securities Accounts, Securities Entitlements or Deposit Accounts that exist on the Closing Date, as of or prior to the Closing Date and (ii) any such Securities Accounts, Securities Entitlements or Deposit Accounts that are created or acquired after the Closing Date, as of or prior to the deposit or transfer of any such Securities Entitlements or funds, whether constituting moneys or investments, into such Securities Accounts or Deposit Accounts.

In addition to the foregoing, if any issuer of any Investment Related Property is located in a jurisdiction outside of the United States upon the occurrence and during the continuance of an Event of Default, each Grantor shall, subject to Section 2.02(b), take such additional actions, including, without limitation, causing the issuer to register the pledge on its books and records or making such filings or recordings, in each case as may be necessary or reasonably advisable, under the laws of such issuer’s jurisdiction to insure the validity, perfection and priority of the security interests of the Collateral Agent, it being understood that this covenant will not apply to Excluded Property. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right, without notice to any Grantor, to transfer all or any portion of the Investment Related Property (other than Investment Accounts) required to be pledged hereunder to its name or the name of its nominee or agent. In addition, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right at any time, without notice to any Grantor, to exchange any certificates or instruments representing any Investment Related Property for certificates or instruments of smaller or larger denominations.

Section 4.08 Material Contracts.

(a) Representations and Warranties. Each Grantor hereby represents and warrants on the Closing Date, and shall use commercially reasonable efforts to ensure on each Credit Date, that:

(i) Schedule 4.05 (as such schedule may be amended or supplemented from time to time) sets forth all of the Material Contracts to which such Grantor has rights; and

(ii) no Material Contract prohibits assignment or requires consent of or notice to any Person in connection with the grant of a security interest to the Collateral Agent hereunder, except such consent or notice as has been given or made or is currently sought pursuant to Section 4.08(b)(ii) hereof.

Exhibit F

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(b) Covenants and Agreements. Each Grantor hereby covenants and agrees that:

(i) in addition to any rights under this Agreement relating to Receivables, the Collateral Agent may, at any time after the occurrence and during the continuance of an Event of Default, notify, or require any Grantor to so notify, the counterparty on any Material Contract of the security interest of the Collateral Agent therein, and, upon written notice to the applicable Grantor, notify, or require any Grantor to notify, such counterparty to make all payments under such Material Contracts directly to the Collateral Agent; and

(ii) each Grantor shall, within thirty (30) days of request by the Collateral Agent with respect to any Non-Assignable Contract, request in writing the consent of the counterparty or counterparties to the Non-Assignable Contract pursuant to the terms of such Non-Assignable Contract or applicable law to the assignment or granting of a security interest in such Non-Assignable Contract to the Collateral Agent for the benefit of the Collateral Agent and use its commercially reasonable efforts to obtain such consent as soon as practicable thereafter.

Section 4.09 Letter of Credit Rights.

(a) Representations and Warranties. Each Grantor hereby represents and warrants, on the Closing Date and on each Credit Date, that:

(i) all letters of credit, other than letters of credit providing a benefit of less than $25,000 individually and $200,000 in the aggregate, to which such Grantor has rights as a beneficiary are listed on Schedule 4.06 (as such schedule may be amended or supplemented from time to time) hereto; and

(ii) to the extend requested by the Collateral Agent, it has used or is using commercially reasonable efforts to obtain the consent of each issuer of any letter of credit, other than letters of credit providing a benefit of less than $25,000 individually and $200,000 in the aggregate, to the assignment of the proceeds of such letter of credit to the Collateral Agent.

(b) Covenants and Agreements. Each Grantor hereby covenants and agrees that with respect to any letter of credit, other than letters of credit providing a benefit of less than $25,000 individually and $200,000 in the aggregate and issued after the date hereof as to which each Grantor has rights it shall obtain the consent of the issuer thereof to the assignment of the proceeds of the letter of credit to the Collateral Agent and shall deliver to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto.

Section 4.10 Intellectual Property.

(a) Representations and Warranties. Except as disclosed in Schedule 4.10(H) (as such schedule may be amended or supplemented from time to time), each Grantor hereby represents and warrants, on the Closing Date and on each Credit Date, that:

(i) Schedule 4.10(A), (C), and (E) (as such schedule may be amended or supplemented from time to time) sets forth a true and complete list of all United States registrations of and applications for Patents, Trademarks, and Copyrights owned by each Grantor and, to each Grantors’ knowledge, Schedule 4.05 (as such schedule may be amended or supplemented from time to time) sets forth a true and complete list of all Patent Licenses, Trademark Licenses, Trade Secret Licenses and Copyright Licenses that comprise Material Contracts;

(ii) it is the sole and exclusive owner of the entire right, title, and interest in and to all Intellectual Property listed as owned by such Grantor on Schedule 4.10(A), (C), and (E) (as such

Exhibit F

22

schedule may be amended or supplemented from time to time), and owns or has the valid right to use all other Intellectual Property necessary to conduct its business, free and clear of all Liens, claims, encumbrances and licenses, except for Permitted Liens and as set forth on Schedule 4.10 (as may be amended or supplemented from time to time);

(iii) to each Grantor’s knowledge, except as disclosed on Schedule 4.10, all Intellectual Property listed as owned by such Grantor on Sections (A), (C), and (E) of Schedule 4.10 (as such schedule may be amended or supplemented from time to time) is subsisting and has not been adjudged invalid or unenforceable, in whole or in part; and (B) each Grantor has performed all acts and has paid all renewal, maintenance, and other fees and taxes required to maintain each and every registration and application of Copyrights, Patents and Trademarks included in such Intellectual Property in full force and effect;

(iv) Except as would not be expected to have a Material Adverse Effect, no holding, decision, or judgment has been rendered in any action or proceeding before any court or administrative authority challenging the validity of, such Grantor’s right to register, or such Grantor’s ownership rights in any Intellectual Property listed on Schedule 4.10(A), (C), and (E) (as may be amended or supplemented from time to time) as owned by Grantor and no such action or proceeding is pending or, to the best of such Grantor’s knowledge, threatened in writing;

(v) all registrations and applications for Copyrights, Patents and Trademarks set forth on Schedule 4.10(A), (C), and (E) (as such schedule may be amended or supplemented from time to time) are (or will be, in a commercially reasonable time) standing in the name of a Grantor and there are no Trademark Licenses, Patent Licenses, Copyright Licenses or Trade Secret Licenses comprising Material Contracts, except as disclosed in Schedule 4.05 (as such schedule may be amended or supplemented from time to time);

(vi) except as would not have a Material Adverse Effect, each Grantor has been using appropriate statutory notice of registration in connection with its use of registered Trademarks, proper marking practices in connection with the use of registered Patents, and appropriate notice of copyright in connection with the publication of registered Copyrights, in each case where such Trademarks, Patents and Copyrights are material to the business of such Grantor;

(vii) to each Grantor’s knowledge, the conduct of such Grantor’s business does not infringe upon or otherwise violate any trademark, patent, or copyright, owned or controlled by a third party; and no claim has been asserted in writing against such Grantor that the use of any Intellectual Property owned by Grantor violates the intellectual property rights of any third party, except as would not have a Material Adverse Effect;

(viii) to each Grantor’s knowledge, no third party is infringing upon or otherwise violating any of its rights in any Intellectual Property listed on Schedule 4.10 (A), (C), and (E) (as such schedule may be amended or supplemented from time to time), except as would not have a Material Adverse Effect;

(ix) no settlement or consents, covenants not to sue, nonassertion assurances, or releases have been entered into by Grantor or to which Grantor is bound that, to Grantor’s knowledge, would have a Material Adverse Effect; and

(x) except as set forth on Schedule 4.10 (as such schedule may be amended or supplemented from time to time), each Grantor has not made a previous assignment, sale, transfer or agreement constituting a present or future assignment, sale or transfer of any material

Exhibit F

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Intellectual Property of such Grantor that has not been terminated or released. To each Grantor’s knowledge, there is no effective financing statement or other document or instrument now executed, or on file or recorded in any public office, granting a security interest in or otherwise encumbering any part of the Intellectual Property listed on Schedule 4.10 (A), (C), and (E) (as such schedule may be amended or supplemented from time to time) except Permitted Liens or as disclosed on Schedule 4.10 (as may be amended or supplemented from time to time) that has not been terminated or released, other than in favor of the Collateral Agent.

(b) Covenants and Agreements. Each Grantor hereby covenants and agrees as follows:

(i) it shall not do any act or omit to do any act outside of the normal course of its business whereby any of its Intellectual Property that is material to the business of such Grantor will lapse, or become abandoned, dedicated to the public, or unenforceable, except as would not have a Material Adverse Effect;

(ii) except as such Grantor otherwise determines in its reasonable business judgment in the normal course of business, or as would not have a Material Adverse Effect, it shall not, with respect to any of its Trademarks which are material to the business of such Grantor, cease the use of any of such Trademarks or fail to take commercially reasonable steps to insure that licensees of such Grantor’s Trademarks use its standards of quality in the manufacture, distribution, and sale of all products sold and in the provision of all services rendered under or in connection with such Trademarks at least substantially consistent with the standards of quality maintained as of the date hereof;

(iii) it shall within a commercially reasonable time notify the Collateral Agent if it knows or has reason to know that any item of its Intellectual Property that is material to the business of such Grantor is reasonably likely to become (a) abandoned or dedicated to the public or placed in the public domain, (b) invalid or unenforceable, or (c) the subject of any materially adverse determination or development (including the institution of proceedings) in any action or proceeding in the United States Patent and Trademark Office, the United States Copyright Office, any state intellectual property registry, or any court;

(iv) except as such Grantor otherwise determines in its reasonable judgment in the normal course of its business, it shall take commercially reasonable steps as it may deem necessary or appropriate in its reasonable business judgment in the United States Patent and Trademark Office, the United States Copyright Office or any intellectual property state registry to pursue any application and maintain any registration of each Trademark, Patent, and Copyright owned by such Grantor and material to its business which is now or shall become included in the Intellectual Property including, but not limited to, those items on Schedule 4.10(A), (C) and (E) (as each may be amended or supplemented from time to time);

(v) in the event any Grantor becomes aware that any Intellectual Property owned by such Grantor that is material to the business is infringed, misappropriated, or diluted by a third party, such Grantor shall, if consistent with its reasonable business judgment in the normal course of its business, promptly take commercially reasonable actions to stop such infringement, misappropriation, or dilution and protect its rights in such Intellectual Property (including, where commercially reasonable, the initiation of a suit for injunctive relief and to recover damages);

(vi) it shall promptly (but in no event more than ninety (90) days after such Grantor obtains knowledge thereof) report to the Collateral Agent (i) the filing of any application to register any Intellectual Property owned by such Grantor with the United States Patent and

Exhibit F

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Trademark Office, the United States Copyright Office, or any intellectual property state registry (whether such application is filed by such Grantor or through any agent, employee, licensee, or designee thereof) and (ii) the registration with any such office of any Intellectual Property owned by any such Grantor, in each case by executing and delivering to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto;

(vii) it shall, execute and deliver to the Collateral Agent any document reasonably requested by such Collateral Agent to acknowledge, confirm, register, record, or perfect such Collateral Agent’s security interest in any part of the Intellectual Property, other than any foreign Intellectual Property, whether now owned or hereafter owned by such Grantor (including, but not limited to Trademark Security Agreements, Copyright Security Agreements and Patent Security Agreements in the form of Exhibits D, E and F, respectively);

(viii) except with the prior consent of the Collateral Agent or as permitted under the Credit Agreement, each Grantor shall not execute, and there will not be on file in any public office, any effective financing statement or other document or instruments for security purposes, except financing statements or other documents or instruments filed or to be filed in favor of the Collateral Agent and, except as permitted in the Credit Agreement, each Grantor shall not sell, assign, transfer, license, grant any option, or create or suffer to exist any Lien upon or with respect to the material Intellectual Property owned by such Grantor, except for the Lien created by and under this Agreement and the other Loan Documents;

(ix) it shall use commercially reasonable efforts so as not to permit the inclusion in any material Copyright License, Trademark License, or Patent License to which it hereafter becomes a party of any provision that prevents the creation of a security interest in, or the assignment of, such Grantor’s rights and interests in such Copyright License, Trademark License, or Patent License;

(x) it shall, if consistent with its reasonable business judgment in the normal course of business, take commercially reasonable steps to protect the secrecy of all of its Trade Secrets;

(xi) except as would not have a Material Adverse Effect, it shall use commercially reasonable efforts to use proper statutory notice in connection with its use of any of the Intellectual Property owned or exclusively licensed by it and material to its business; and

(xii) except as such Grantor otherwise determines in its reasonable business judgment in the normal course of its business, it shall continue to collect, at its own expense (as between such Grantor and Collateral Agent), all amounts due or to become due to such Grantor in respect of the Intellectual Property material to the business or any portion thereof. In connection with such collections, each Grantor may take (and, at the Collateral Agent’s reasonable direction (only upon and during the continuance of an Event of Default), shall take) such action as such Grantor or the Collateral Agent may deem reasonably necessary or reasonably advisable to enforce collection of such amounts. Notwithstanding the foregoing, the Collateral Agent shall have the right at any time (only upon and during the continuance of an Event of Default), to notify, or require any Grantor to notify, any obligors with respect to any such amounts of the existence of the security interest created hereby.

Exhibit F

25

Section 4.11 Commercial Tort Claims.

(a) Representations and Warranties. Each Grantor hereby represents and warrants, on the Closing Date and on each Credit Date, that Schedule 4.11 (as such schedule may be amended or supplemented from time to time) sets forth all Commercial Tort Claims of each Grantor in excess of $50,000 individually or $500,000 in the aggregate.

(b) Covenants and Agreements. Each Grantor hereby covenants and agrees that with respect to any Commercial Tort Claim in excess of $50,000 individually or $500,000 in the aggregate hereafter arising it shall deliver to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, identifying such new Commercial Tort Claims.

ARTICLE V

ACCESS; RIGHT OF INSPECTION AND FURTHER ASSURANCES;

ADDITIONAL GRANTORS

Section 5.01 Access; Right of Inspection. The Collateral Agent shall have inspection rights set forth in Section 5.06 of the Credit Agreement.

Section 5.02 Further Assurances. (a) Each Grantor agrees that from time to time, at the expense of such Grantor, that it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary or desirable, or that the Collateral Agent may reasonably request, in order to create and/or maintain the validity, perfection or priority of any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral in all cases subject to specific limitations contained herein or in any Loan Document. Without limiting the generality of the foregoing, each Grantor shall:

(i) file such financing or continuation statements, or amendments thereto, and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices as the Collateral Agent may reasonably request in order to perfect and preserve the security interests granted or purported to be granted hereby, except with respect to foreign Intellectual Property;

(ii) take all actions as the Collateral Agent may reasonably request to ensure the recordation in the United States of appropriate evidence of the liens and security interest granted hereunder in the Intellectual Property with any intellectual property registry in the United States in which said Intellectual Property is registered or in which an application for registration is pending including, without limitation, the United States Patent and Trademark Office and the United States Copyright Office; and

(iii) at the Collateral Agent’s reasonable request, appear in and defend any action or proceeding that may affect such Grantor’s title to or the Collateral Agent’s security interest in all or any material part of the Collateral.

(b) Each Grantor hereby authorizes the Collateral Agent to file a Record or Records, including, without limitation, financing or continuation statements, and amendments thereto, in any jurisdictions and with any filing offices as the Collateral Agent may determine, in its sole discretion, are reasonably necessary to perfect the security interest granted to such Collateral Agent herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain

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an indication or description of collateral that describes such property in any other manner as the Collateral Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to such Collateral Agent herein, including, without limitation, describing such property as “all assets”, “all personal property, whether now owned or hereafter acquired”, or “all assets, whether now existing or hereafter arising” or using words of similar effect. Each Grantor shall furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

(c) Each Grantor hereby authorizes the Collateral Agent to modify this Agreement after obtaining such Grantor’s approval of or signature to such modification by amending Schedule 4.10 (as such schedule may be amended or supplemented from time to time) to include reference to any right, title or interest in any Intellectual Property whether now existing or hereafter acquired or developed, and owned by, any such Grantor after the execution hereof or to delete any reference to any right, title or interest in any such Intellectual Property in which any Grantor no longer has or claims any right, title or interest.

Section 5.03 Additional Grantors. From time to time subsequent to the date hereof, pursuant to Section 5.11 of the Credit Agreement additional Persons may become parties hereto as additional Grantors (each, an “Additional Grantor”), by executing a Counterpart Agreement. Upon delivery of any such counterpart agreement to the Collateral Agent, notice of which is hereby waived by Grantors, each Additional Grantor shall be a Grantor and shall be as fully a party hereto as if such Additional Grantor were an original signatory hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of the Collateral Agent not to cause any Subsidiary of Borrower to become an Additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

ARTICLE VI

COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT

Section 6.01 Power of Attorney. Each Grantor hereby irrevocably appoints the Collateral Agent (such appointment being coupled with an interest) as such Grantor’s attorney-in-fact (such appointment to cease upon the payment in full of the Secured Obligations (other than contingent indemnification obligations that survive the termination of the Loan Agreement), the cancellation or termination of the Revolving Commitment and the cancellation of or expiration or cash collateralization, or other assurances of payment for, all outstanding Letters of Credit) with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Collateral Agent’s reasonable discretion to take any action and to execute any instrument that the Collateral Agent may deem reasonably necessary to enforce the rights and remedies set forth in this Agreement granted to the Collateral Agent or the Secured Party, including, without limitation, the following:

(a) upon the occurrence and during the continuance of any Event of Default, to obtain and adjust insurance required to be maintained by such Grantor or paid to the Secured Party pursuant to the Credit Agreement;

(b) upon the occurrence and during the continuance of any Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

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(c) upon the occurrence and during the continuance of any Event of Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above;

(d) upon the occurrence and during the continuance of any Event of Default, to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or reasonably desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral;

(e) to prepare and file any UCC financing statements against such Grantor as debtor;

(f) to prepare, sign, and file for recordation in any intellectual property registry in the United States, appropriate evidence of the lien and security interest granted herein in the Intellectual Property owned by any Grantor in the name of such Grantor as debtor;

(g) upon the occurrence and during the continuance of an Event of Default, to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation, actions to pay or discharge taxes or Liens (other than Permitted Liens) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Agent in its sole discretion, any such payments made by the Collateral Agent to become Secured Obligations of such Grantor to such Collateral Agent, due and payable immediately without demand;

(h) upon the occurrence and during the continuance of any Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent’s option and such Grantor’s expense, at any time or from time to time, all acts and things that the Collateral Agent deems reasonably necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s security interest therein or otherwise in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do; and

(i) The Collateral Agent shall provide a written notice to the Borrower of any actions taken pursuant to this Section 6.01.

Section 6.02 No Duty on the Part of Collateral Agent or Secured Party. The powers conferred on the Collateral Agent hereunder are solely to protect the interests of the Collateral Agent in the Collateral and shall not impose any duty upon the Collateral Agent to exercise any such powers. The Collateral Agent and the Secured Party shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither Collateral Agent, Secured Party, nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

ARTICLE VII

REMEDIES

Section 7.01 Generally. (a) If any Event of Default shall have occurred and be continuing, the Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of the Collateral Agent on default under the UCC (whether or not the UCC applies to the affected Collateral to the extent permitted by applicable law) to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, and also may pursue any of the following separately, successively or simultaneously:

(i) require any Grantor to, and each Grantor hereby agrees that it shall at its expense and promptly upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at places to be designated by the Collateral Agent that are reasonably convenient to both parties;

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(ii) subject to applicable law, enter onto the property during normal business hours where any Collateral is located and take possession thereof with or without judicial process;

(iii) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Collateral Agent deems reasonably appropriate; and

(iv) without notice except as specified below or under the UCC, sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Collateral Agent in each of their reasonable discretion may deem commercially reasonable.

(b) The Collateral Agent or the Secured Party may be the purchaser of any or all of the Collateral at any public or private (to the extent the portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC and the Collateral Agent, as collateral agent and for and representative of the Secured Party shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) Business Days notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute commercially reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that it would not be commercially unreasonable for the Collateral Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Each Grantor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accept the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantors shall be liable for the deficiency and the reasonable fees of any attorneys employed by the Collateral Agent to collect such deficiency. Nothing in this Section shall in any way alter the rights of the Collateral Agent or the Secured Party hereunder.

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(c) The Collateral Agent may sell the Collateral without giving any warranties as to the Collateral. The Collateral Agent may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(d) The Collateral Agent shall have no obligation to marshal any of the Collateral.

Section 7.02 Application of Proceeds. Except as expressly provided elsewhere in this Agreement or the Credit Agreement, all proceeds received in respect of any sale, any collection from, or other realization upon all or any part of the Collateral shall be applied in full or in part by the Collateral Agent against, the Secured Obligations in accordance with Section 8.02 (Payment and Proceeds) of the Credit Agreement.

Section 7.03 Sales on Credit. If the Collateral Agent sells any of the Collateral upon credit, the Grantors will be credited only with payments actually made by purchaser and received by the Collateral Agent and applied to indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, the Collateral Agent may resell the Collateral and Grantor shall be credited with proceeds of the sale.

Section 7.04 Deposit Accounts. If any Event of Default shall have occurred and be continuing, the Collateral Agent may, after notice to the appropriate Grantor, and subject to the terms of the Credit Agreement, apply the balance from any Deposit Account or instruct the bank at which any Deposit Account is maintained to pay the balance of any Deposit Account to or for the benefit of the Collateral Agent as payment for the Secured Obligations.

Section 7.05 Investment Related Property. Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Investment Related Property conducted without prior registration or qualification of such Investment Related Property under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Investment Related Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Investment Related Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If the Collateral Agent determines to exercise its right to sell any or all of the Investment Related Property, upon written request, each Grantor shall and shall cause each issuer of any Pledged Stock to be sold hereunder, each partnership and each limited liability company from time to time to furnish to the Collateral Agent all such information as the Collateral Agent may request in order to determine the number and nature of interest, shares or other instruments included in the Investment Related Property which may be sold by the Collateral Agent in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

Exhibit F

30

Section 7.06 Intellectual Property. (a) Anything contained herein to the contrary notwithstanding, solely in connection with the exercise of remedies under this Article 7 or under applicable law to collect, enforce or satisfy the Secured Obligations during the continuance of an Event of Default:

(i) the Collateral Agent shall have the right (but not the obligation) to bring suit or otherwise commence any action or proceeding in the name of any Grantor, the Collateral Agent or otherwise, in such Collateral Agent’s sole discretion, to enforce any of such Grantor’s rights in any Intellectual Property, in which event such Grantor shall, at the request of the Collateral Agent, do any and all lawful acts and execute any and all documents required by the Collateral Agent in aid of such enforcement and such Grantor shall promptly, upon demand, reimburse and indemnify the Collateral Agent as provided in Article 10 hereof in connection with the exercise of its rights under this Section, and, to the extent that the Collateral Agent shall elect not to bring suit to enforce any Intellectual Property as provided in this Section, each Grantor agrees to use commercially reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement or other violation of any of such Grantor’s ownership rights in the Intellectual Property by others and for that purpose agrees to diligently maintain any action, suit or proceeding against any Person so infringing as shall be necessary to prevent such infringement or violation;

(ii) upon written demand from the Collateral Agent, each Grantor shall grant, assign, convey or otherwise transfer to the Collateral Agent all of such Grantor’s right, title and interest in and to its Intellectual Property and shall execute and deliver to the Collateral Agent such documents requested by the Collateral Agent that are necessary or appropriate to carry out the intent and purposes of this Agreement subject to reassignment obligations of the Collateral Agent in Section 7.06(b);

(iii) each Grantor agrees that such grant, conveyance, transfer, assignment and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that the Collateral Agent (or any Collateral Agent) receives cash proceeds in respect of the sale of, or other realization upon, any such Intellectual Property;

(iv) the Collateral Agent shall have the right to notify, or require each Grantor to notify, any obligors with respect to amounts due or to become due to such Grantor in respect of any of its Intellectual Property, of the existence of the security interest created herein, to direct such obligors to make payment of all such amounts directly to the Collateral Agent, and, upon such notification and at the expense of such Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done;

(b) If (i) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing, (ii) any pledge or transfer by way of collateral security or otherwise to the Collateral Agent of any rights, title and interests in and to the Intellectual Property shall have been previously made and shall have become absolute and effective, and (iii) the Secured Obligations shall not have become immediately due and payable, then upon the written request of any Grantor, the Collateral Agent shall promptly execute and deliver to such Grantor, at such Grantor’s sole cost and expense, such assignments or other instruments of transfer as may be necessary to pledge or otherwise transfer to such Grantor all such rights, title and interests that were pledged or transferred to the Collateral Agent as aforesaid, subject to any disposition thereof that may have been made by the Collateral Agent; provided, after giving effect to such pledge or transfer, the Collateral Agent’s security interest granted pursuant hereto, as well as all other rights and remedies of the Collateral Agent granted hereunder, shall continue to be in full force and effect; and provided further, the rights, title and interests so transferred shall be free and clear of any other Liens granted by or on behalf of the Collateral Agent.

Exhibit F

31

(c) Solely in connection with the exercise of remedies under this Article 7 or under applicable law by Collateral Agent to collect, enforce or satisfy the Secured Obligations, at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent, to the extent it has the right to do so, only upon the occurrence and continuance of an Event of Default, a nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor), to use, operate under, license, or sublicense (in each case to the extent of such Grantor’s rights therein and to the extent permitted by applicable licenses or other agreements related thereto) any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located subject, (i) in the case of Trademarks, to sufficient rights of quality control and inspection in favor of such Grantor to avoid the risk of invalidation of said Trademarks and (ii) to any exclusive licenses granted by any Pledgor in compliance with the provisions of this Agreement prior to the occurrence of an Event of Default.

Section 7.07 Cash Proceeds. In addition to the rights of the Collateral Agent specified in Section 4.03 with respect to payments of Receivables, any cash, checks and other near-cash items (collectively, “Cash Proceeds”) received by the Collateral Agent (whether from a Grantor or otherwise): if an Event of Default shall have occurred and be continuing, may, in the sole discretion of the Collateral Agent, (i) be held by the Collateral Agent, as collateral security for the Secured Obligations (whether matured or unmatured) and/or (ii) be applied by the Collateral Agent against the Secured Obligations then due and owing at the time of such occurrence or continuance of an Event of Default.

ARTICLE VIII

COLLATERAL AGENT

Section 8.01 Collateral Agent. The Collateral Agent has been appointed to act as Collateral Agent under the Credit Agreement by the Secured Party. The Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the Credit Agreement;

ARTICLE IX

CONTINUING SECURITY INTEREST; TRANSFER OF LOANS

Section 9.01 Continuing Security Interest; Transfer of Loans.

This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the payment in full of all Secured Obligations (other than contingent indemnification obligations that survive the termination of the Loan Agreement), the cancellation or termination of the Revolving Commitment and the cancellation or expiration of all outstanding Letters of Credit (or backstop or cash collateralization of all outstanding Letters of Credit in amounts and on terms reasonably acceptable to Issuing Bank), be binding upon each Grantor, its successors and assigns, and inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and their respective successors, transferees and assigns. Without limiting the generality of the foregoing, but subject to the terms of the Credit Agreement, the Collateral Agent may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Collateral Agent herein or otherwise.

Exhibit F

32

Upon the payment in full of all Secured Obligations (other than contingent indemnification obligations that survive the termination of the Loan Agreement), the cancellation or termination of the Revolving Commitment and the cancellation or expiration of all outstanding Letters of Credit (or backstop or cash collateralization of all outstanding Letters of Credit in amounts and on terms reasonably acceptable to Collateral Agent), the security interest granted hereby shall automatically terminate hereunder and of record and all rights to the Collateral shall revert to Grantors. Upon any such termination the Collateral Agent shall, at Grantors’ expense, execute and deliver to Grantors such documents as Grantors shall reasonably request to evidence such termination. Upon any disposition of property permitted by this Agreement or the Credit Agreement, the Liens granted herein shall be deemed to be released with no further action on the part of any Person. The Collateral Agent shall, at the Grantors’ expense, execute and deliver such documents as Grantors shall reasonably request to evidence such release.

ARTICLE X

STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM

Section 10.01 Standard of Care; Collateral Agent May Perform. The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which such Collateral Agent accords its own property. Neither of the Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or otherwise, except to the extent that any act or failure to act resulted from their own gross negligence or willful misconduct. If any Grantor fails to perform any agreement contained herein, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of such Collateral Agent incurred in connection therewith shall be payable by each Grantor under Section 9.02 of the Credit Agreement.

ARTICLE XI

MISCELLANEOUS

Section 11.01 Miscellaneous. Any notice required or permitted to be given under this Agreement shall be given in accordance with Section 9.01 of the Credit Agreement. No failure or delay on the part of the Collateral Agent in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or

Exhibit F

33

condition exists. This Agreement shall be binding upon and inure to the benefit of the Collateral Agent and Grantors and their respective successors and assigns. No Grantor shall, without the prior written consent of the Collateral Agent given in accordance with the Credit Agreement, assign any right, duty or obligation hereunder. This Agreement and the other Loan Documents embody the entire agreement and understanding between Grantors and the Collateral Agent and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no oral agreements between the parties. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

Section 11.02 Governing Law; Jurisdiction; Etc.

(a) Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(b) Submission to Jurisdiction. Each Grantor irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that any Collateral Agent may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Grantor or its properties in the courts of any jurisdiction.

(c) Waiver of Venue. Each Grantor irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.01 of the Credit Agreement. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

(e) Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE

Exhibit F

34

TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 11.03 Arbitration.

Any and all claims, disputes and/or controversies arising hereunder between or among the parties hereto shall be subject to binding arbitration in accordance with Section 9.15 of the Credit Agreement.

[Remainder of page intentionally left blank]

Exhibit F

35

IN WITNESS WHEREOF, each Grantor and the Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

GRANTORS:	TUMI, INC.

By:
Name:
Title:

TUMI STORES, INC.

By:
Name:
Title:

Amended and Restated Pledge and Security Agreement – Tumi, Inc.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as the Collateral Agent

By:
Name:
Title:

Amended and Restated Pledge and Security Agreement – Tumi, Inc.

EXHIBIT A

TO AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

PLEDGE SUPPLEMENT

This PLEDGE SUPPLEMENT, dated [            ], is delivered pursuant to the Amended and Restated Pledge and Security Agreement, dated as of April     , 2012 (as it may be amended, restated, modified or supplemented from time to time, the “Security Agreement”), among Tumi, Inc. and Tumi Stores, Inc. (each, a “Grantor”), the other grantors party thereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent (“Collateral Agent”). Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

Each Grantor hereby confirms the grant to the Collateral Agent set forth in the Security Agreement of, and does hereby grant to the Collateral Agent, a security interest in and continuing lien on all of such Grantor’s title to, interest in and rights under the Collateral to secure the respective Secured Obligations, in each case whether now or hereafter existing or acquired or arising and wherever located. Each Grantor represents and warrants that the attached Supplements to Schedules accurately and completely set forth all additional information required pursuant to the Security Agreement and hereby agrees that such Supplements to Schedules shall constitute part of the Schedules to the Security Agreement.

IN WITNESS WHEREOF, each Grantor has caused this Pledge Supplement to be duly executed and delivered by its duly authorized officer as of [            ].

TUMI, INC.

By:
Name:
Title:

TUMI STORES, INC.

By:
Name:
Title:

EXHIBIT A

SUPPLEMENT TO SCHEDULE 4.01

TO AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

Additional Information:

(A)	Full Legal Name, Type of Organization, Jurisdiction of Organization, Chief Executive Office/Sole Place of Business (or Residence if Grantor is a Natural Person) and Organizational Identification Number of each Grantor:

Full Legal Name	Type of Organization	Jurisdiction of Organization	Chief Executive Office/Sole Place of Business (or Residence if Grantor is a Natural Person)	Organizational I.D. # Federal Taxpayer_I.D. #

(B)	Other Names (including any Trade-Name or Fictitious Business Name) under which each Grantor has conducted business for the past five (5) years:

Name of Grantor	Trade Name or Fictitious Business Name

(C)	Changes in Name, Jurisdiction of Organization, Chief Executive Office or Sole Place of Business (or Principal Residence if Grantor is a Natural Person) and Corporate Structure within past five (5) years:

Name of Grantor	Date of Change	Description of Change

(D)	Agreements pursuant to which any Grantor is found as debtor within past five (5) years:

Name of Grantor	Date of Change	Description of Change

(E)	Financing Statements:

Name of Grantor	Filing Jurisdiction(s)

EXHIBIT A

SUPPLEMENT TO SCHEDULE 4.02

TO AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

Additional Information:

Name of Grantor	Location of Equipment or Inventory	Description of Equipment/Inventory

SUPPLEMENT TO SCHEDULE 4.04

TO AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

Additional Information:

(A) Identify Pledged Equity Interests and percentage owned; types of accounts and name and address of financial institutions where such accounts are located.

Pledged Stock:

Pledged Partnership Interests:

Pledged LLC Interests:

Pledged Trust Interests:

Pledged Debt:

Securities Account:

Commodities Accounts:

Deposit Accounts:

(B) Identify acquisitions of material equity interests or substantially all the assets of another entity.

Name of Grantor	Date of Acquisition	Description of Acquisition

SUPPLEMENT TO SCHEDULE 4.05

TO AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

Additional Information:

Name of Grantor	Description of Material Contract

EXHIBIT A

SUPPLEMENT TO SCHEDULE 4.06

TO AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

Additional Information:

Name of Grantor	Description of Letters of Credit

SUPPLEMENT TO SCHEDULE 4.10

TO AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

Additional	Information:

(A)	Copyrights

(B)	Copyright Licenses

(C)	Patents

(D)	Patent Licenses

(E)	Trademarks

(F)	Trademark Licenses

(G)	Trade Secret Licenses

(H)	Intellectual Property Exceptions

SUPPLEMENT TO SCHEDULE 4.11

TO AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

Additional Information:

Name of Grantor	Commercial Tort Claims

EXHIBIT A

EXHIBIT B

TO AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

UNCERTIFICATED SECURITIES CONTROL AGREEMENT

This Uncertificated Securities Control Agreement dated as of [                    ] (this “Agreement”) among [                    ] (the “Pledgor”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent (“Collateral Agent”) and [    ], a [                    ] corporation (the “Issuer”). Capitalized terms used but not defined herein shall have the meaning assigned in the Amended and Restated Pledge and Security Agreement dated as of April     , 2012, among the Pledgor, Tumi, Inc., Tumi Stores, Inc., each of the other grantors party thereto, and the Collateral Agent (as it may be from time to time amended, restated, modified or supplemented from time to time, the “Security Agreement”). All references herein to the “UCC” shall mean the Uniform Commercial Code as in effect in the State of New York.

Section 1.01 Registered Ownership of Shares. The Issuer hereby confirms and agrees that as of the date hereof the Pledgor is the registered owner of [                ] shares of the Issuer’s [common] stock (the “Pledged Shares”) and the Issuer shall not change the registered owner of the Pledged Shares without the prior written consent of the Collateral Agent.

Section 1.02 Instructions. If at any time the Issuer shall receive instructions originated by the Collateral Agent relating to the Pledged Shares, the Issuer shall comply with such instructions without further consent by the Pledgor or any other person.

Section 1.03 Additional Representations and Warranties of the Issuer. The Issuer hereby represents and warrants to the Collateral Agent:

(a) It has not entered into, and until the termination of this agreement will not enter into, any agreement with any other person relating to the Pledged Shares pursuant to which it has agreed to comply with instructions issued by such other person; and

(b) It has not entered into, and until the termination of this agreement will not enter into, any agreement with the Pledgor or the Collateral Agent purporting to limit or condition the obligation of the Issuer to comply with instructions as set forth in Section 1.02 hereof.

(c) Except for the claims and interest of the Collateral Agent and of the Pledgor in the Pledged Shares, the Issuer does not know of any claim to, or interest in, the Pledged Shares. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Pledged Shares, the Issuer will promptly notify the Collateral Agent and the Pledgor thereof.

(d) This Agreement is the valid and legally binding obligation of the Issuer.

Section 1.04 Choice of Law. This Agreement shall be governed by the laws of the State of New York. The parties hereto agree that notwithstanding any provision in any other agreement, the “issuer’s jurisdiction” for the purposes of Section 8-110 of the UCC shall be New York.

Section 1.05 Conflict with Other Agreements. In the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail. No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto.

EXHIBIT B

Section 1.06 Voting Rights. Until such time as the Collateral Agent shall otherwise instruct the Issuer in writing, the Pledgor shall have the right to vote the Pledged Shares.

Section 1.07 Successors; Assignment. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives who obtain such rights solely by operation of law. The Collateral Agent may assign its rights hereunder by sending written notice of such assignment to the Pledgor and Issuer.

Section 1.08 Indemnification of Issuer. The Pledgor and the Collateral Agent hereby agree that (a) the Issuer is released from any and all liabilities to the Pledgor and the Collateral Agent arising from the terms of this Agreement and the compliance of the Issuer with the terms hereof, except to the extent that such liabilities arise from the Issuer’s negligence and (b) the Pledgor, its successors and assigns shall at all times indemnify and save harmless the Issuer from and against any and all claims, actions and suits of others arising out of the terms of this Agreement or the compliance of the Issuer with the terms hereof, except to the extent that such arises from the Issuer’s negligence, and from and against any and all reasonable liabilities, reasonable losses, reasonable damages, reasonable costs, reasonable charges, reasonable counsel fees and other expenses arising by reason of the same, until the termination of this Agreement.

Section 1.09 Notices. Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person or by overnight courier, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two (2) days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below.

Pledgor:	c/o TUMI, INC.
1001 Durham Avenue
South Plainfield, NJ 07080
[ATTENTION:]
[FACSIMILE NO.]

copy to _____________
[ADDRESS]
[ATTENTION:]
[FACSIMILE NO.]

copy to _____________
[ADDRESS]
[ATTENTION:]
[FACSIMILE NO.]

Collateral Agent:	WELLS FARGO BANK, NATIONAL
ASSOCIATION
MAC D1109-019
1525 West W.T. Harris Blvd.,
Charlotte, NC 28262
Attention: Syndication Agency Services
Facsimile No. (704) 590-3481

Issuer:	[INSERT ADDRESS]

EXHIBIT B

Attention:

Telecopier:

Any party may change its address for notices in the manner set forth above.

Section 1.10 Termination. The Obligations of the Issuer to the Collateral Agent pursuant to this Agreement shall continue in effect until the security interests of the Collateral Agent in the Pledged Shares have been terminated pursuant to the terms of the Security Agreement and the Collateral Agent has notified the Issuer of such termination in writing. The Collateral Agent agrees to provide Notice of Termination in substantially the form of Exhibit A hereto to the Issuer upon the request of the Pledgor on or after the termination of the Collateral Agent’s security interest in the Pledged Shares pursuant to the terms of the Security Agreement. The termination of this Agreement shall not terminate the Pledged Shares or alter the obligations of the Issuer to the Pledgor pursuant to any other agreement with respect to the Pledged Shares.

Section 1.11 Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

[NAME OF PLEDGOR]

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Collateral Agent

By:
Name:
Title:

[NAME OF ISSUER]

By:
Name:
Title:

EXHIBIT B

EXHIBIT A

TO THE UNCERTIFICATED SECURITIES CONTROL AGREEMENT

[Letterhead of Collateral Agent]

[Date]

[Name and Address of Issuer]

Attention:

Re:	Termination of Uncertificated Securities Control Agreement

You are hereby notified that the Uncertificated Securities Control Agreement dated as of [                    ] between you, [the Pledgor] and the undersigned (a copy of which is attached) is terminated and you have no further obligations to the undersigned pursuant to such Agreement. Notwithstanding any previous instructions to you, you are hereby instructed to accept all future directions with respect to Pledged Shares (as defined in the Uncertificated Securities Control Agreement) from [the Pledgor]. This notice terminates any obligations you may have to the undersigned with respect to the Pledged Shares, however nothing contained in this notice shall alter any obligations which you may otherwise owe to [the Pledgor] pursuant to any other agreement.

You are instructed to deliver a copy of this notice by facsimile transmission to [insert name of Pledgor].

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Collateral Agent

By:
Name:
Title:

EXHIBIT B - A

EXHIBIT C

TO AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

SECURITIES ACCOUNT CONTROL AGREEMENT

This Securities Account Control Agreement dated as of [            ] (this “Agreement”) among [NAME OF GRANTOR] (the “Debtor”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent (“Collateral Agent”) and [            ], in its capacity as a “securities intermediary” as defined in Section 8-102 of the UCC (in such capacity, the “Securities Intermediary”). Capitalized terms used but not defined herein shall have the meaning assigned thereto in the Amended and Restated Pledge and Security Agreement, dated as of April     , 2012, among the Debtor, the other Grantors party thereto and the Collateral Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”). All references herein to the “UCC” shall mean the Uniform Commercial Code as in effect in the State of New York.

Section 1.01 Establishment of Securities Account.

The Securities Intermediary hereby confirms and agrees that:

(a) The Securities Intermediary has established account number [IDENTIFY ACCOUNT NUMBER] in the name “[IDENTIFY EXACT TITLE OF ACCOUNT]” (such account and any successor account, the “Securities Account”) and the Securities Intermediary shall not change the name or account number of the Securities Account without the prior written consent of the Collateral Agent;

(b) All securities or other property underlying any financial assets credited to the Securities Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any financial asset credited to the Securities Account be registered in the name of the Debtor, payable to the order of the Debtor or specially indorsed to the Debtor except to the extent the foregoing have been specially indorsed to the Securities Intermediary or in blank;

(c) All property delivered to the Securities Intermediary pursuant to the Security Agreement will be promptly credited to the Securities Account; and

(d) The Securities Account is a “securities account” within the meaning of Section 8-501 of the UCC.

Section 1.02 “Financial Assets” Election.

The Securities Intermediary hereby agrees that each item of property (including, without limitation, any investment property, financial asset, security, instrument, general intangible or cash) credited to the Securities Account shall be treated as a “financial asset” within the meaning of Section 8102(a)(9) of the UCC.

Section 1.03 Control of the Securities Account.

If at any time the Securities Intermediary shall receive any order from the Collateral Agent directing transfer or redemption of any financial asset relating to the Securities Account, the Securities Intermediary shall comply with such entitlement order without further consent by the Debtor or any other

EXHIBIT C

person. If the Debtor is otherwise entitled to issue entitlement orders and such orders conflict with any entitlement order issued by the Collateral Agent, the Securities Intermediary shall follow the orders issued by the Collateral Agent in accordance with this Section.

Section 1.04 Subordination of Lien; Waiver of Set-Off.

In the event that the Securities Intermediary has or subsequently obtains by agreement, by operation of law or otherwise a security interest in the Securities Account or any security entitlement credited thereto, the Securities Intermediary hereby agrees that such security interest shall be subordinate to the security interest of the Collateral Agent. The financial assets and other items deposited to the Securities Account will not be subject to deduction, set-off, bankers lien, or any other right in favor of any person other than the Collateral Agent (except that the Securities Intermediary may set off (i) all amounts due to the Securities Intermediary in respect of customary fees and expenses for the routine maintenance and operation of the Securities Account and (ii) the face amount of any checks which have been credited to such Securities Account but are subsequently returned unpaid because of uncollected or insufficient funds).

Section 1.05 Choice of Law.

This Agreement and the Securities Account shall each be governed by the laws of the State of New York. Regardless of any provision in any other agreement, for purposes of the UCC, New York shall be deemed to be the Securities Intermediary’s jurisdiction (within the meaning of Section 8-110 of the UCC) and the Securities Account (as well as the securities entitlements related thereto) shall be governed by the laws of the State of New York.

Section 1.06 Conflict with Other Agreements.

(a) In the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail;

(b) No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto;

(c) The Securities Intermediary hereby confirms and agrees that:

(i) There are no other agreements entered into between the Securities Intermediary and the Debtor or any other person with respect to the Securities Account;

(ii) It has not entered into, and until the termination of this Agreement, will not enter into, any agreement with any other person relating to the Securities Account and/or any financial assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the UCC) of such other person; and

(iii) It has not entered into, and until the termination of this Agreement, will not enter into, any agreement with the Debtor or the Collateral Agent purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in Section 1.03 hereof.

EXHIBIT C

Section 1.07 Adverse Claims.

Except for the claims and interest of the Collateral Agent and of the Debtor in the Securities Account, the Securities Intermediary does not know of any claim to, or interest in, the Securities Account or in any “financial asset” (as defined in Section 8-102(a) of the UCC) credited thereto. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Securities Account or in any financial asset carried therein, the Securities Intermediary will promptly notify the Collateral Agent and the Debtor thereof.

Section 1.08 Maintenance of Securities Account.

In addition to, and not in lieu of, the obligation of the Securities Intermediary to honor entitlement orders as agreed in Section 1.03 hereof, the Securities Intermediary agrees to maintain the Securities Account as follows:

(a) Notice of Sole Control. If at any time the Collateral Agent delivers to the Securities Intermediary a Notice of Sole Control in substantially the form set forth in Exhibit A hereto, the Securities Intermediary agrees that after receipt of such notice, it will take all instruction with respect to the Securities Account solely from such Collateral Agent.

(b) Voting Rights. Until such time as the Securities Intermediary receives a Notice of Sole Control pursuant to subsection (a) of this Section 1.08, the Debtor shall direct the Securities Intermediary with respect to the voting of any financial assets credited to the Securities Account.

(c) Permitted Investments. Until such time as the Securities Intermediary receives a Notice of Sole Control signed by the Collateral Agent, the Debtor shall direct the Securities Intermediary with respect to the selection of investments to be made for the Securities Account; provided, however, that the Securities Intermediary shall not honor any instruction to purchase any investments other than investments of a type described on Exhibit B hereto.

(d) Statements and Confirmations. The Securities Intermediary will promptly send copies of all statements, confirmations and other correspondence concerning the Securities Account and/or any financial assets credited thereto simultaneously to each of the Debtor and the Collateral Agent at the address for each set forth in Section 1.12 of this Agreement.

(e) Tax Reporting. All items of income, gain, expense and loss recognized in the Securities Account shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of the Debtor.

Section 1.09 Representations, Warranties and Covenants of the Securities Intermediary.

The Securities Intermediary hereby makes the following representations, warranties and covenants:

(a) The Securities Account has been established as set forth in Section 1.01 above and such Securities Account will be maintained in the manner set forth herein until termination of this Agreement; and

(b) This Agreement is the valid and legally binding obligation of the Securities Intermediary.

EXHIBIT C

Section 1.10 Indemnification of Securities Intermediary.

The Debtor and the Collateral Agent hereby agree that (a) the Securities Intermediary is released from any and all liabilities to the Debtor and the Collateral Agent arising from the terms of this Agreement and the compliance of the Securities Intermediary with the terms hereof, except to the extent that such liabilities arise from the Securities Intermediary’s negligence and (b) the Debtor, its successors and assigns shall at all times indemnify and save harmless the Securities Intermediary from and against any and all claims, actions and suits of others arising out of the terms of this Agreement or the compliance of the Securities Intermediary with the terms hereof, except to the extent that such arises from the Securities Intermediary’s negligence, and from and against any and all reasonable liabilities, reasonable losses, reasonable damages, reasonable costs, reasonable charges, reasonable counsel fees and other expenses arising by reason of the same, until the termination of this Agreement.

Section 1.11 Successors; Assignment.

The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives who obtain such rights solely by operation of law. The Collateral Agent may assign its rights hereunder by sending written notice of such assignment to the Debtor and the Securities Intermediary.

Section 1.12 Notices.

Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in the Credit Agreement), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:

Debtor:	c/o TUMI, INC.
1001 Durham Avenue
South Plainfield, NJ 07080
Attention of:
Facsimile No.:
Telephone No.:

copy to:
[Address]
Attention of:
Facsimile No.:

Collateral Agent:	WELLS FARGO BANK, NATIONAL
ASSOCIATION
MAC D1109-019
1525 West W.T. Harris Blvd.,
Charlotte, NC 28262
Attn: Syndication Agency Services

Issuer:
[Address]
Attention of:
Facsimile No.:

EXHIBIT C

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

Section 1.13 Termination.

The Obligations of the Securities Intermediary to the Collateral Agent pursuant to this Agreement shall continue in effect until the security interest of such Collateral Agent in the Securities Account has been terminated pursuant to the terms of the Security Agreement and such Collateral Agent has notified the Securities Intermediary of such termination in writing in substantially the form of Exhibit C hereto. The termination of this Agreement shall not terminate the Securities Account or alter the obligations of the Securities Intermediary to the Debtor pursuant to any other agreement with respect to the Securities Account.

Section 1.14 Counterparts.

This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

EXHIBIT C

IN WITNESS WHEREOF, the parties hereto have caused this Securities Account Control Agreement to be executed as of the date first above written by their respective officers thereunto duly authorized.

[NAME OF GRANTOR]

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Collateral Agent

By:
Name:
Title:

[NAME OF SECURITIES INTERMEDIARY],
as Securities Intermediary

By:
Name:
Title:

EXHIBIT C

EXHIBIT A

TO SECURITIES ACCOUNT CONTROL AGREEMENT

[Letterhead of Collateral Agent]

[Date]

[Name and Address of Securities Intermediary]

Attention:

Re:         Notice of Sole Control

Ladies and Gentlemen:

As referenced in the Securities Account Control Agreement dated as of [                    ] among [NAME OF DEBTOR], you and the undersigned (a copy of which is attached), we hereby give you notice of our sole control over securities account number [                    ] (the “Securities Account”) and all financial assets credited thereto. You are hereby instructed not to accept any direction, instructions or entitlement orders with respect to the Securities Account or the financial assets credited thereto from any person other than the undersigned, unless otherwise ordered by a court of competent jurisdiction.

You are instructed to deliver a copy of this notice by facsimile transmission to [NAME OF DEBTOR].

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

cc:	[NAME OF GRANTOR]

EXHIBIT C - A

EXHIBIT B

TO SECURITIES ACCOUNT CONTROL AGREEMENT

Permitted Investments

EXHIBIT C - B

EXHIBIT C

TO SECURITIES ACCOUNT CONTROL AGREEMENT

[Letterhead of the Collateral Agent]

[Date]

[Name and Address of Securities Intermediary]

Attention:

Re: Termination of Securities Account Control Agreement

You are hereby notified that the Securities Account Control Agreement dated as of [                    ] among you, [NAME OF DEBTOR] and the undersigned (a copy of which is attached) is terminated with respect to the undersigned and you have no further obligations to the undersigned pursuant to such Agreement. Notwithstanding any previous instructions to you, you are hereby instructed to accept all future directions with respect to account number(s)                      from [NAME OF DEBTOR]. This notice terminates any obligations you may have to the undersigned with respect to such account, however nothing contained in this notice shall alter any obligations which you may otherwise owe to [NAME OF DEBTOR] pursuant to any other agreement.

You are instructed to deliver a copy of this notice by facsimile transmission to [NAME OF DEBTOR].

Very truly yours,

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Collateral Agent

By:
Name:
Title:

EXHIBIT C - C

EXHIBIT D

TO AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT (this “Trademark Security Agreement”), dated as of [                ] is entered into by [                    ] (collectively, “Assignor”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, acting through its Charlotte office, located at 1525 West W.T. Harris Blvd., Charlotte, NC 28262 in its capacity as Collateral Agent on behalf of the Secured Parties (“Assignee”).

Capitalized terms not otherwise defined herein have the meanings set forth in that certain Amended and Restated Pledge and Security Agreement dated as of April     , 2012 by and among the Assignor, [certain other subsidiaries of [                    ]] and the Assignee (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”).

WHEREAS, reference is made to that certain Amended and Restated Credit and Guaranty Agreement, dated as of April     , 2012 (as it may be amended, supplemented, restated or otherwise modified, the “Credit Agreement”), by and among TUMI, INC., TUMI STORES, INC., CERTAIN SUBSIDIARIES of Tumi, Inc., as Guarantors and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender and Collateral Agent;

WHEREAS, subject to the terms and conditions of the Credit Agreement, Assignor and certain other Grantors may enter into one or more (a) Hedge Agreements with Collateral Agent and (b) Cash Management Agreements with Collateral Agent; and

WHEREAS, in consideration of the extensions of credit and other accommodations of Collateral Agent as set forth in the Credit Agreement, Cash Management Agreements and the Hedge Agreements, respectively, Assignor and each other Grantor have agreed to secure their Obligations under the Loan Documents, Cash Management Agreements and the Hedge Agreements as set forth in the Security Agreement and this Trademark Security Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

Section 1.01 Grant of Security Interests.

(a) Assignor hereby grants to Assignee for its benefit and the benefit of the Secured Parties a security interest and continuing lien on all of Assignor’s right, title and interest in, to and under the Trademark Collateral.

(b) “Trademark Collateral” shall mean the following:

(i) all of the following that are owned by Assignor: United States or state trademarks, trade names, corporate names, company names, business names, fictitious business names, internet

EXHIBIT D

domain names, trade styles, service marks, certification marks, collective marks, logos, other source or business identifiers, all registrations and applications for any of the foregoing including, but not limited to the registrations and applications referred to in Schedule A (as such schedule may be amended or supplemented from time to time), all extensions or renewals of any of the foregoing, all of the goodwill of the business connected with the use of and symbolized by the foregoing, the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, and all Proceeds of the foregoing, including, without limitation, royalties, income, payments, damage awards and proceeds of suit;

(ii) to the extent not otherwise included above, all Collateral Records, Collateral Support and Supporting Obligations relating to any of the foregoing; and

(iii) to the extent not otherwise included above, all Proceeds, products, Accessions, rents and profits of or in respect of any of the foregoing.

Section 1.02 Certain Limited Exclusions.

Notwithstanding anything herein to the contrary, in no event shall the security interest granted under Section 1.01 hereof attach to or the term “Trademark Collateral” include (a)(i) any lease, license, Receivable, General Intangible, Investment Account, Intellectual Property, contract, property rights or agreement to which Assignor is a party or any of its rights or interests thereunder (including property governed thereby) or (ii) any contracts, leases or licenses which (x) prohibit the creation of a security interest, or (y) which require the consent of third parties for the creation of a security interest, if and for so long as the grant of such security interest in the property or interests described in clauses (a)(i) and (ii) above shall constitute or result in (A) the abandonment, invalidation or unenforceability of any right, title or interest of any Assignor therein or (B) a breach or termination pursuant to the terms of, or a default under, any such lease, license, Receivable, General Intangible, Investment Account, Intellectual Property, contract, property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code)), provided, however, that such security interest shall attach immediately at such time as (x) the condition causing such abandonment, invalidation, termination, derogation, cancellation or unenforceability shall be remedied and to the extent severable, shall attach immediately without further action to any portion of such lease, license, Receivable, General Intangible, Investment Account, Intellectual Property, contract, property rights or agreement that does not result in any of the consequences specified in clause (A) or (B) above; (y) such prohibition or restriction is or becomes unenforceable or is otherwise ineffective under applicable law; or (z) in the case of subclause (a)(ii)(y) hereof, consent to such security interest has been obtained from any applicable third party or (b) any intent-to-use Trademark applications to the extent that, and solely during the period which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use Trademark applications under applicable federal law (all such property excluded from the definition of “Trademark Collateral” under this Section 1.02 shall be referred to as “Excluded Property”). Notwithstanding anything contained herein to the contrary, Assignor shall not be required to take any actions with respect to the Excluded Property.

Section 2.01 Security Agreement.

The security interest granted pursuant to this Trademark Security Agreement is granted in conjunction with the security interest granted to Assignee pursuant to the Security Agreement and Assignor hereby acknowledges and affirms that the rights and remedies of Assignee with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Trademark Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

EXHIBIT D

Section 3.01 Modification of Agreement.

This Trademark Security Agreement or any provision hereof may not be changed, waived, or terminated by Assignee, except in accordance with Section 5.02(c) of the Security Agreement.

Section 4.01 Governing Law.

THIS TRADEMARK SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

Section 5.01 Successors and Assigns.

This Trademark Security Agreement shall be binding upon and inure to the benefit of Assignee and Assignor and their respective successors and assigns. Assignor shall not, without the prior written consent of Assignee given in accordance with the Credit Agreement, assign any right, duty or obligation hereunder.

Section 6.01 Counterparts.

This Trademark Security Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

Section 7.01 Termination

The security interests and liens in the Trademark Collateral shall terminate in accordance with Section 9.01 of the Security Agreement.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

EXHIBIT D

IN WITNESS WHEREOF, Assignor and Assignee have caused this Trademark Security Agreement to be duly executed and delivered as of the date first above written.

ASSIGNOR:

[ASSIGNOR]

By:
Name:
Title:

ASSIGNEE:

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Collateral Agent

By:
Name:
Title:

EXHIBIT D

SCHEDULE A

TRADEMARK SECURITY AGREEMENT

II.	U.S. REGISTERED TRADEMARKS

III.	U.S. PENDING TRADEMARK APPLICATIONS

EXHIBIT D

EXHIBIT E

TO AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

COPYRIGHT SECURITY AGREEMENT

This COPYRIGHT SECURITY AGREEMENT (this “Copyright Security Agreement”), dated as of [                    ] is entered into by [                    ] (collectively, “Assignor”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association acting through its Charlotte office, located at 1525 West W.T. Harris Blvd., Charlotte, NC 28262 in its capacity as Collateral Agent on behalf of the Secured Parties (“Assignee”).

Capitalized terms not otherwise defined herein have the meanings set forth in that certain Amended and Restated Pledge and Security Agreement dated as of April     , 2012 by and among the Assignor, [certain other subsidiaries of [                    ]] and the Assignee (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”).

WHEREAS, reference is made to that certain Amended and Restated Credit and Guaranty Agreement, dated as of April     , 2012 (as it may be amended, supplemented, restated or otherwise modified, the “Credit Agreement”), by and among TUMI, INC., TUMI STORES, INC., CERTAIN OTHER SUBSIDIARIES OF Tumi, Inc., as Guarantors, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender and Collateral Agent;

WHEREAS, subject to the terms and conditions of the Credit Agreement, Assignor and certain other Grantors may enter into one or more (a) Hedge Agreements with Collateral Agent and (b) Cash Management Agreements with Collateral Agent; and

WHEREAS, in consideration of the extensions of credit and other accommodations of Collateral Agent as set forth in the Credit Agreement, Cash Management Agreements and the Hedge Agreements, respectively, Assignor and each other Grantor have agreed to secure their Obligations under the Loan Documents, Cash Management Agreements and the Hedge Agreements as set forth in the Security Agreement and this Copyright Security Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

Section 1.01 Grant of Security Interests.

(a) Assignor hereby grants to Assignee, for its benefit and the benefit of the Secured Parties, a security interest in and continuing lien on all of Assignor’s right, title and interest in, to and under the Copyright Collateral.

(b) “Copyright Collateral” shall mean the following:

(i) all United States registered copyrights that are owned by Assignor, including but not limited to copyrights in software and databases, and all Mask Works (as defined under 17 U.S.C. 901), and with respect to any and all of the foregoing: (i) all registrations and applications therefor including, without limitation, the registrations and applications referred to in Schedule 4.10(A) (as such schedule may be amended or supplemented from time to time), (ii) all extensions and renewals thereof, (iii) all rights to sue for past, present and future infringements thereof, and (iv) all Proceeds of the foregoing, including, without limitation, royalties, income, payments, damage awards and proceeds of suit.

EXHIBIT E

(ii) to the extent not otherwise included above, all Collateral Records, Collateral Support and Supporting Obligations relating to any of the foregoing; and

(iii) to the extent not otherwise included above, all Proceeds, products, Accessions, rents and profits of or in respect of any of the foregoing.

Section 1.02 Certain Limited Exclusions.

Notwithstanding anything herein to the contrary, in no event shall the security interest granted under Section 1.01 hereof attach to or the term “Copyright Collateral” include (a) any lease, license, Receivable, General Intangible, Investment Account, Intellectual Property, contract, property rights or agreement to which Assignor is a party or any of its rights or interests thereunder (including property governed thereby) or (b) any contracts, leases or licenses which (x) prohibit the creation of a security interest, or (y) which require the consent of third parties for the creation of a security interest, if and for so long as the grant of such security interest in the property or interests described in clauses (a) and (b) above shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of any Assignor therein or (ii) a breach or termination pursuant to the terms of, or a default under, any such lease, license, Receivable, General Intangible, Investment Account, Intellectual Property, contract, property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code)), provided, however, that such security interest shall attach immediately at such time as (x) the condition causing such abandonment, invalidation, termination, derogation, cancellation or unenforceability shall be remedied and to the extent severable, shall attach immediately without further action to any portion of such lease, license, Receivable, General Intangible, Investment Account, Intellectual Property, contract, property rights or agreement that does not result in any of the consequences specified in clause (i) or (ii) above; (y) such prohibition or restriction is or becomes unenforceable or is otherwise ineffective under applicable law; or (z) in the cse of subclause (b)(y) hereof, consent to such security interest has been obtained from any applicable third party (all such property excluded from the definition of “Copyright Collateral” under this Section 1.02 shall be referred to as “Excluded Property”). Notwithstanding anything contained herein to the contrary, Assignor shall not be required to take any actions with respect to the Excluded Property.

Section 2.01 Security Agreement.

The security interest granted pursuant to this Copyright Security Agreement is granted in conjunction with the security interest granted to Assignee pursuant to the Security Agreement and Assignor hereby acknowledges and affirms that the rights and remedies of Assignee with respect to the security interest in the Copyright Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Copyright Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

Section 3.01 Modification of Agreement.

This Copyright Security Agreement or any provision hereof may not be changed, waived, or terminated by Assignee, except in accordance with Section 5.02(c) of the Security Agreement.

Section 4.01 Governing Law

THIS COPYRIGHT SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

EXHIBIT E

Section 5.01 Successors and Assigns.

This Copyright Security Agreement shall be binding upon and inure to the benefit of Assignee and Assignor and their respective successors and assigns. Assignor shall not, without the prior written consent of Assignee given in accordance with the Credit Agreement, assign any right, duty or obligation hereunder.

Section 6.01 Counterparts.

This Copyright Security Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

Section 7.01 Termination.

The security interests and liens in the Copyright Collateral shall terminate in accordance with Section 9.01 of the Security Agreement.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

EXHIBIT E

IN WITNESS WHEREOF, Assignor and Assignee have caused this Copyright Security Agreement to be duly executed and delivered as of the date first above written.

ASSIGNOR:

[GRANTOR]

By:
Name:
Title:

ASSIGNEE:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Collateral Agent

By:
Name:
Title:

EXHIBIT E

SCHEDULE A

COPYRIGHT SECURITY AGREEMENT

II.	U.S. REGISTERED COPYRIGHTS

Copyright	Reg. No. (App. No.)	Reg. Date (App. Date)	Record Owner/Liens

III.	U.S. COPYRIGHT APPLICATIONS

EXHIBIT E

EXHIBIT F

TO AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT (this “Patent Security Agreement”), dated as of [                    ] is entered into by [                    ] (collectively, “Assignor”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, acting through its Charlotte office, located at 1525 West W.T. Harris Blvd., Charlotte, NC 28262 in its capacity as Collateral Agent on behalf of the Secured Parties (“Assignee”).

Capitalized terms not otherwise defined herein have the meanings set forth in that certain Amended and Restated Pledge and Security Agreement dated as of April     , 2012 by and among the Assignor, [certain other subsidiaries of [                    ]] and the Assignee (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”).

WHEREAS, reference is made to that certain Amended and Restated Credit and Guaranty Agreement, dated as of April     , 2012 (as it may be amended, supplemented, restated or otherwise modified, the “Credit Agreement”), by and among TUMI, INC., TUMI STORES, INC., CERTAIN OTHER SUBSIDIARIES of Tumi, Inc., as Guarantors and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender and Collateral Agent;

WHEREAS, subject to the terms and conditions of the Credit Agreement, Assignor and certain other Grantors may enter into one or more (a) Hedge Agreements with the Collateral Agent or any Affiliate and (b) Cash Management Agreements with Collateral Agent; and

WHEREAS, in consideration of the extensions of credit and other accommodations of Collateral Agent as set forth in the Credit Agreement, Cash Management Agreements, and the Hedge Agreements, respectively, Assignor and each other Grantor have agreed to secure their Obligations under the Loan Documents, Cash Management Agreements and the Hedge Agreements as set forth in the Security Agreement and this Patent Security Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

Section 1.01 Grant of Security Interests.

(a) Assignor hereby grants to Assignee for its benefit and the benefit of the Secured Parties a security interest and continuing lien on all of Assignor’s right, title and interest in, to and under the Patent Collateral.

(b) “Patent Collateral” shall mean the following:

(i) all United States patents and certificates of invention, or similar industrial property rights, and applications for the foregoing (including, for the avoidance of doubt, any United States national stage patent or patent application designated under a Patent Cooperation Treaty filing) in each case that are owned by Assignor, including, but not limited to: (a) each patent and patent application referred to in Schedule A hereto (as such schedule may be amended or supplemented from time to time), (b) all reissues, divisions, continuations, continuations-in-part, extensions, and reexaminations thereof, (c) all rights to sue for past, present and future infringements thereof, (d) all Proceeds of the foregoing, including, without limitation, royalties, income, payments, damage awards and proceeds of suit;

EXHIBIT F

(iv) to the extent not otherwise included above, all Collateral Records, Collateral Support and Supporting Obligations relating to any of the foregoing; and

(v) to the extent not otherwise included above, all Proceeds, products, Accessions, rents and profits of or in respect of any of the foregoing.

Section 1.02 Certain Limited Exclusions

Notwithstanding anything herein to the contrary, in no event shall the security interest granted under Section 1.01 hereof attach to or the term “Patent Collateral” include (a) any lease, license, Receivable, General Intangible, Investment Account, Intellectual Property, contract, property rights or agreement to which Assignor is a party or any of its rights or interests thereunder (including property governed thereby) or (b) any contracts, leases or licenses which (x) prohibit the creation of a security interest, or (y) which require the consent of third parties for the creation of a security interest, if and for so long as the grant of such security interest in the property or interests described in clauses (a) and (b) above shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of any Assignor therein or (ii) a breach or termination pursuant to the terms of, or a default under, any such lease, license, Receivable, General Intangible, Investment Account, Intellectual Property, contract, property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code)), provided, however, that such security interest shall attach immediately at such time as (x) the condition causing such abandonment, invalidation, termination, derogation, cancellation or unenforceability shall be remedied and to the extent severable, shall attach immediately without further action to any portion of such lease, license, Receivable, General Intangible, Investment Account, Intellectual Property, contract, property rights or agreement that does not result in any of the consequences specified in clause (i) or (ii) above; (y) such prohibition or restriction is or becomes unenforceable or is otherwise ineffective under applicable law; or (z) in the case of subclause (b)(y) hereof, consent to such security interest has been obtained from any applicable third party (all such property excluded from the definition of “Patent Collateral” under this Section 1.02 shall be referred to as “Excluded Property”). Notwithstanding anything contained herein to the contrary, Assignor shall not be required to take any actions with respect to the Excluded Property.

Section 2.01 Security Agreement.

The security interest granted pursuant to this Patent Security Agreement is granted in conjunction with the security interest granted to Assignee pursuant to the Security Agreement and Assignor hereby acknowledges and affirms that the rights and remedies of Assignee with respect to the security interest in the Patent Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Patent Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

Section 3.01 Modification of Agreement.

This Patent Security Agreement or any provision hereof may not be changed, waived, or terminated by Assignee, except in accordance with Section 5.02(c) of the Security Agreement.

Section 4.01 Governing Law.

THIS PATENT SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

EXHIBIT F

Section 5.01 Successors and Assigns.

This Patent Security Agreement shall be binding upon and inure to the benefit of Assignee and Assignor and their respective successors and assigns. Assignor shall not, without the prior written consent of Assignee given in accordance with the Credit Agreement, assign any right, duty or obligation hereunder.

Section 6.01 Counterparts.

This Patent Security Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

Section 7.01 Termination

The security interests and liens in the Patent Collateral shall terminate in accordance with Section 9.01 of the Security Agreement.

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EXHIBIT F

IN WITNESS WHEREOF, Assignor and Assignee have caused this Patent Security Agreement to be duly executed and delivered as of the date first above written.

ASSIGNOR:

[ASSIGNOR]

By:
Name:
Title:

ASSIGNEE:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

EXHIBIT F

SCHEDULE A

PATENT SECURITY AGREEMENT

II.	U.S. REGISTERED PATENTS

III.	U.S. PENDING PATENT APPLICATIONS

EXHIBIT G

AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

MORTGAGE

Exhibit G

Space above this line for recorder’s use only

RECORDING REQUESTED BY

AND WHEN RECORDED MAIL TO:

Winston & Strawn LLP

35 West Wacker Drive

Chicago, Illinois 60601

Attn: Andrea L. Briski, Esq.

Re: Tumi, Inc., a New Jersey Corporation

Location: 2501 Matthews Industrial Circle, Vidalia, Georgia

Municipality: Vidalia

County: Toombs

State: Georgia

DEED TO SECURE DEBT, SECURITY AGREEMENT

AND ASSIGNMENT OF RENTS AND LEASES

THIS DEED TO SECURE DEBT, SECURITY AGREEMENT AND ASSIGNMENT OF RENTS AND LEASES, dated as of October 29, 2010 (this “Security Deed”), by and from TUMI, INC., a New Jersey corporation, having an address of 1001 Durham Avenue, South Plainfield, NJ 07080, Attention of: Michael Mardy (“Grantor”), to WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent and collateral agent for Lenders, Lender Counterparties and Cash Management Banks, having an address of MAC D1109-019, 1525 West W.T. Harris Blvd., Charlotte, NC 28262, Attention of: Syndication Agency Services (in such capacity, “Grantee”).

Exhibit G-1

RECITALS:

WHEREAS, reference is made to that certain Credit and Guaranty Agreement of even date herewith (as it may be amended, supplemented, restated or otherwise modified, the “Credit Agreement”), by and among the Grantor, TUMI STORES, INC., a New Jersey corporation (“Co-Borrower,” together with the Grantor, the “Borrowers” and each, a “Borrower”), certain subsidiaries of the Grantor, as Guarantors, the Lenders party thereto from time to time (the “Lenders”) and Grantee;

WHEREAS, subject to the terms and conditions of the Credit Agreement, Grantor may enter into one or more Hedge Agreements with one or more Lender Counterparties and one or more Cash Management Agreements with one or more Cash Management Banks; and

WHEREAS, in consideration of the extensions of credit in the aggregate principal amount of EIGHTY-SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($87,500,000) and having a final maturity date of December 31, 2014, and other accommodations of Lenders, Cash Management Banks and Lender Counterparties as set forth in the Credit Agreement, Cash Management Agreements and the Hedge Agreements, respectively, Grantor has agreed, subject to the terms and conditions hereof, each other Loan Document, each of the Cash Management Agreements and each of the Hedge Agreements, to secure the Obligations (as defined in the Credit Agreement) under the Loan Documents, the Cash Management Agreements and the Hedge Agreements as set forth herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantee and Grantor agree as follows:

ARTICLE ONE

DEFINITIONS

Section 1.01 Definitions.

Capitalized terms used herein (including the recitals hereto) not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement. In addition, as used herein, the following terms shall have the following meanings:

“Mortgaged Property” means all of Grantor’s right, title, and interest in (i) the real property described in Exhibit A, attached hereto and by this reference made a part hereof, together with any greater or additional estate therein as hereafter may be acquired by Grantor (the “Land”); (ii) all improvements now owned or hereafter acquired by Grantor, now or at any time situated, placed or constructed upon the Land subject to the Permitted Liens, (the “Improvements”; the Land and Improvements are collectively referred to as the “Premises”); (iii) all materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by Grantor and now or hereafter attached to, installed in or used in connection with any of the Improvements or the Land, and water, gas, electrical, telephone, storm and sanitary sewer facilities and all other utilities whether or not situated in easements (the “Fixtures”); (iv) all right, title and interest of Grantor in and to all goods, accounts, general

Exhibit G-1

2

intangibles, instruments, documents, chattel paper and all other personal property of any kind or character, including such items of personal property as defined in the UCC (defined below), now owned or hereafter acquired by Grantor and now or hereafter affixed to, placed upon, used in connection with, arising from or otherwise related to the Premises (the “Personalty”); (v) all reserves, escrows or impounds required under the Credit Agreement and all deposit accounts maintained by Grantor with respect to the Mortgaged Property (the “Deposit Accounts”); (vi) all leases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant to any Person (other than Grantor) a possessory interest in, or the right to use, all or any part of the Mortgaged Property, together with all related security and other deposits subject to depositors rights and requirements of law (the “Leases”); (vii) all of the rents, revenues, royalties, income, proceeds, profits, security and other types of deposits subject to depositors rights and requirements of law, and other benefits paid or payable by parties to the Leases for using, leasing, licensing possessing, operating from, residing in, selling or otherwise enjoying the Mortgaged Property (the “Rents”), (viii) to the extent transferable or assignable all other agreements, such as construction contracts, architects’ agreements, engineers’ contracts, utility contracts, maintenance agreements, management agreements, service contracts, listing agreements, guaranties, warranties, permits, licenses, certificates and entitlements in any way relating to the construction, use, occupancy, operation, maintenance, enjoyment or ownership of the Mortgaged Property (the “Property Agreements”); (ix) to the extent transferable or assignable all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing; (x) all property tax refunds payable to Grantor (the “Tax Refunds”); (xi) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof (the “Proceeds”); (xii) all insurance policies, unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by Grantor (the “Insurance”); and (xiii) all of Grantor’s right, title and interest in and to any awards, damages, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any governmental authority pertaining to the Land, Improvements, Fixtures or Personalty (the “Condemnation Awards”). As used in this Security Deed, the term “Mortgaged Property” shall mean all or, where the context permits or requires any portion of the above or any interest therein.

“UCC” means the Uniform Commercial Code of New York or, if the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a state other than New York, then, as to the matter in question, the Uniform Commercial Code in effect in that state.

Section 1.02 Interpretation.

References to “Sections” shall be to Sections of this Security Deed unless otherwise specifically provided. Section headings in this Security Deed are included herein for convenience of reference only and shall not constitute a part of this Security Deed for any other purpose or be given any substantive effect. The rules of construction set forth in Section 1.04 of the Credit Agreement shall be applicable to this Security Deed mutatis mutandis. If any conflict or inconsistency exists between this Security Deed and the Credit Agreement, the Credit Agreement shall govern.

Exhibit G-1

3

ARTICLE TWO

GRANT

To secure the full and timely payment of the Indebtedness and the full and timely performance of the Obligations, Grantor, GRANTS, BARGAINS, ASSIGNS, SELLS and CONVEYS, to Grantee the Mortgaged Property, subject, however, to the Permitted Liens, TO HAVE AND TO HOLD the Mortgaged Property to Grantee IN FEE SIMPLE, and Grantor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto Grantee for so long as any of the Obligations remain outstanding.

THIS CONVEYANCE is intended to operate and is to be construed as a deed passing title to the Mortgaged Property to Grantee and is made under those provisions of the existing laws of the State of Georgia relating to deeds to secure debt, and not as a mortgage, and is given to secure the Obligations.

ARTICLE THREE

WARRANTIES, REPRESENTATIONS AND COVENANTS

Section 3.01 Title.

Grantor represents and warrants to Grantee that except for the Permitted Liens, (a) Grantor owns the Mortgaged Property free and clear of any liens, claims or interests, and (b) this Security Deed creates valid, enforceable first priority security title, liens and security interests in and to the Mortgaged Property.

Section 3.02 First Lien Status.

Grantor shall preserve and protect the first security title, lien and security interest status of this Security Deed and the other Loan Documents to the extent related to the Mortgaged Property. If any security title, lien or security interest other than a Permitted Lien is asserted against the Mortgaged Property, Grantor shall promptly, and at its expense, (a) give Grantee a detailed written notice of such security title, lien or security interest (including origin, amount and other terms), and (b) pay the underlying claim in full or take such other action so as to cause it to be released.

Section 3.03 Payment and Performance.

Grantor shall pay the Indebtedness when due under the Loan Documents and shall perform the Obligations in full when they are required to be performed as required under the Loan Documents.

Section 3.04 Replacement of Fixtures and Personalty.

Grantor shall not, without the prior written consent of Grantee, permit any of the Fixtures or Personalty to be removed at any time from the Land or Improvements, unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is obsolete and is replaced by an article of equal or better suitability and value, owned by Grantor

Exhibit G-1

4

subject to the liens and security interests of this Security Deed and the other Loan Documents, and free and clear of any other lien or security interest except such as may be permitted under the Credit Agreement or first approved in writing by Grantee.

Section 3.05 Inspection.

Grantor shall permit Grantee, and Grantee’s agents, representatives and employees, upon reasonable prior notice to Grantor, to inspect the Mortgaged Property and all books and records of Grantor located thereon, and to conduct such environmental and engineering studies as Grantee may reasonably require; provided, such inspections and studies shall not materially interfere with the use and operation of the Mortgaged Property.

Section 3.06 Covenants Running with the Land.

All Obligations contained in this Security Deed are intended by Grantor and Grantee to be, and shall be construed as, covenants running with the Mortgaged Property. As used herein, “Grantor” shall refer to the party named in the first paragraph of this Security Deed and to any subsequent owner of all or any portion of the Mortgaged Property. All Persons who may have or acquire an interest in the Mortgaged Property shall be deemed to have notice of, and be bound by, the terms of the Credit Agreement and the other Loan Documents; however, no such party shall be entitled to any rights thereunder without the prior written consent of Grantee. In addition, all of the covenants of Grantor in any Loan Document party thereto are incorporated herein by reference and, together with covenants in this Section, shall be covenants running with the land.

Section 3.07 Condemnation Awards and Insurance Proceeds.

Grantor assigns all awards and compensation to which it is entitled for any condemnation or other taking, or any purchase in lieu thereof, to Grantee and authorizes Grantee to collect and receive such awards and compensation and to give proper receipts and acquittances therefor, subject to the terms of the Credit Agreement. Grantor assigns to Grantee all proceeds of any insurance policies insuring against loss or damage to the Mortgaged Property, subject to the terms of the Credit Agreement. Grantor authorizes Grantee to collect and receive such proceeds and authorizes and directs the issuer of each of such insurance policies to make payment for all such losses directly to Grantee, instead of to Grantor and Grantee jointly, subject to the terms of the Credit Agreement.

Section 3.08 Change in Tax Law.

Upon the enactment of or change in (including, without limitation, a change in interpretation of) any applicable law (i) deducting or allowing Grantor to deduct from the value of the Mortgaged Property for the purpose of taxation any lien or security interest thereon or (ii) subjecting Grantee or any of the Lenders to any tax or changing the basis of taxation of deeds to secure debt, mortgages, deeds of trust, or other liens or debts secured thereby, or the manner of collection of such taxes, in each such case, so as to affect this Security Deed, the Indebtedness or Grantee, and the result is to increase the taxes imposed upon or the cost to Grantee of maintaining the Indebtedness, or to reduce the amount of any payments receivable hereunder, then, and in any such event, Grantor shall, on demand, pay to Grantee and the Lenders additional

Exhibit G-1

5

amounts to compensate for such increased costs or reduced amounts, provided that if any such payment or reimbursement shall be unlawful, or taxable to Grantee, or would constitute usury or render the Indebtedness wholly or partially usurious under applicable law, then Grantor shall pay or reimburse Grantee or the Lenders for payment of the lawful and non-usurious portion thereof.

Section 3.09 Mortgage Tax.

Grantor shall (i) pay when due any tax imposed upon it or upon Grantee or any Lender pursuant to the tax law of the state in which the Mortgaged Property is located in connection with the execution, delivery and recordation of this Security Deed and any of the other Loan Documents, and (ii) prepare, execute and file any form required to be prepared, executed and filed in connection therewith.

Section 3.10 Reduction of Secured Amount.

In the event that the amount secured by the Security Deed is less than the Indebtedness, then the amount secured shall be reduced only by the last and final sums that Grantor repays with respect to the Indebtedness and shall not be reduced by any intervening repayments of the Indebtedness unless arising from the Mortgaged Property. So long as the balance of the Indebtedness exceeds the amount secured, any payments of the Indebtedness shall not be deemed to be applied against, or to reduce, the portion of the Indebtedness secured by this Security Deed. Such payments shall instead be deemed to reduce only such portions of the Indebtedness as are secured by other collateral located outside of the state in which the Mortgaged Property is located or as are unsecured.

ARTICLE FOUR

DEFAULT AND FORECLOSURE

Section 4.01 Remedies.

If an Event of Default (as defined in the Credit Agreement) under this Security Deed, the Credit Agreement or any other Loan Document has occurred and is continuing, Grantee may, at Grantee’s election, exercise any or all of the following rights, remedies and recourses: (a) declare the Indebtedness to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Grantor), whereupon the same shall become immediately due and payable; (b) enter the Mortgaged Property and take exclusive possession thereof and of all books, records and accounts relating thereto or located thereon. If Grantor remains in possession of the Mortgaged Property after an Event of Default and without Grantee’s prior written consent, Grantee may invoke any legal remedies to dispossess Grantor; (c) hold, lease, develop, manage, operate or otherwise use the Mortgaged Property upon such terms and conditions as Grantee may deem reasonable under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Grantee deems necessary or desirable), and apply all Rents and other amounts collected by Grantee in connection therewith in accordance with the provisions hereof; (d) institute proceedings for the complete foreclosure of this Security Deed, either by judicial action or by power of sale, in which case the Mortgaged Property may be sold for cash

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or credit in one or more parcels. With respect to any notices required or permitted under the UCC, Grantor agrees that ten (10) days’ prior written notice shall be deemed commercially reasonable. At any such sale by virtue of any judicial proceedings, power of sale, or any other legal right, remedy or recourse, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest extent permitted by law, Grantor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Grantor, and against all other Persons claiming or to claim the property sold or any part thereof, by, through or under Grantor. Grantee or any of the Lenders may be a purchaser at such sale and if Grantee is the highest bidder, Grantee shall credit the portion of the purchase price that would be distributed to Grantee against the Indebtedness in lieu of paying cash. In the event this Security Deed is foreclosed by judicial action, appraisement of the Mortgaged Property is waived; (e) make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Grantor or regard to the adequacy of the Mortgaged Property for the repayment of the Indebtedness, the appointment of a receiver of the Mortgaged Property, and Grantor irrevocably consents to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions hereof; and/or (f) exercise all other rights, remedies and recourses granted under the Loan Documents or otherwise available at law or in equity.

Section 4.02 Separate Sales.

The Mortgaged Property may be sold in one or more parcels and in such manner and order as Grantee in its sole discretion may elect; the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

Section 4.03 Remedies Cumulative, Concurrent and Nonexclusive.

Grantee shall have all rights, remedies and recourses granted in the Loan Documents and available at law or equity (including the UCC), which rights (a) shall be cumulated and concurrent, (b) may be pursued separately, successively or concurrently against Grantor or others obligated under the Loan Documents, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Grantee or the Lenders, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. No action by Grantee or the Lenders in the enforcement of any rights, remedies or recourses under the Loan Documents or otherwise at law or equity shall be deemed to cure any Event of Default.

Section 4.04 Release of and Resort to Collateral.

Grantee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interest created in or evidenced by the Loan

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7

Documents or their status as a first and prior lien and security interest in and to the Mortgaged Property. For payment of the Indebtedness, Grantee may resort to any other security in such order and manner as Grantee may elect.

Section 4.05 Waiver of Redemption, Notice and Marshalling of Assets.

To the fullest extent permitted by law, Grantor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Grantor by virtue of any present or future statute of limitations or law or judicial decision exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any stay of execution, exemption from civil process, redemption or extension of time for payment; (b) all notices of any Event of Default or of Grantee’s election to exercise or the actual exercise of any right, remedy or recourse provided for under the Loan Documents; and (c) any right to a marshalling of assets or a sale in inverse order of alienation.

Section 4.06 Discontinuance of Proceedings.

If Grantee or the Lenders shall have proceeded to invoke any right, remedy or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon it for any reason, Grantee or the Lenders shall have the unqualified right to do so and, in such an event, Grantor and Grantee or the Lenders shall be restored to their former positions with respect to the Indebtedness, the Obligations, the Loan Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Grantee or the Lenders shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Grantee or the Lenders thereafter to exercise any right, remedy or recourse under the Loan Documents for such Event of Default.

Section 4.07 Application of Proceeds.

The proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, management, operation or other use of the Mortgaged Property, shall be applied by Grantee (or the receiver, if one is appointed) in the following order unless otherwise required by applicable law: first, to the payment of the costs and expenses of taking possession of the Mortgaged Property and of holding, using, leasing, repairing, improving and selling the same, including, without limitation, (a) receiver’s fees and expenses, including the repayment of the amounts evidenced by any receiver’s certificates, (b) court costs, (c) reasonable attorneys’ and accountants’ fees and expenses, (d) costs of advertisement; and second, as provided in the Credit Agreement.

Section 4.08 Occupancy After Foreclosure.

Any sale of the Mortgaged Property or any part thereof will divest all right, title and interest of Grantor in and to the property sold. Subject to applicable law, any purchaser at a foreclosure sale will receive immediate possession of the property purchased. If Grantor retains possession of such property or any part thereof subsequent to such sale, Grantor will be considered a tenant at sufferance of the purchaser, and will, if Grantor remains in possession after demand to remove, be subject to eviction and removal, forcible or otherwise, with or without process of law.

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Section 4.09 Additional Advances and Disbursements; Costs of Enforcement.

If any Event of Default exists, Grantee and each of the Lenders shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Grantor in accordance with the Credit Agreement. All sums advanced and expenses incurred at any time by Grantee or any Lender under this Section, or otherwise under this Security Deed or any of the other Loan Documents or applicable law, shall bear interest from the date that such sum is advanced or expense incurred if not repaid within five (5) days after demand therefor, to and including the date of reimbursement, computed at the rate or rates at which interest is then computed on the Indebtedness, and all such sums, together with interest thereon, shall be secured by this Security Deed. Grantor shall pay all expenses (including reasonable attorneys’ fees and expenses) of or incidental to the perfection and enforcement of this Security Deed and the other Loan Documents, or the enforcement, compromise or settlement of the Indebtedness or any claim under this Security Deed and the other Loan Documents, and for the curing thereof, or for defending or asserting the rights and claims of Grantee or the Lenders in respect thereof, by litigation or otherwise.

Section 4.10 No Mortgagee in Possession.

Neither the enforcement of any of the remedies under this Section, the assignment of the Rents and Leases under Section 5 hereof, the security interests under Section 6 hereof, nor any other remedies afforded to Grantee or the Lenders under the Loan Documents, at law or in equity shall cause Grantee or any Lender to be deemed or construed to be a mortgagee in possession of the Mortgaged Property, to obligate Grantee or any Lender to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

ARTICLE FIVE

ASSIGNMENT OF RENTS AND LEASES

Section 5.01 Assignment.

In furtherance of and in addition to the assignment made by Grantor herein, Grantor hereby absolutely and unconditionally assigns, sells, transfers and conveys to Grantee all of its right, title and interest in and to all Leases, whether now existing or hereafter entered into, and all of its right, title and interest in and to all Rents. This assignment is an absolute assignment and not an assignment for additional security only. So long as no Event of Default shall have occurred and be continuing, Grantor shall have a revocable license from Grantee to exercise all rights extended to the landlord under the Leases, including the right to receive and collect all Rents and to hold the Rents in trust for use in the payment and performance of the Obligations and to otherwise use the same. The foregoing license is granted subject to the conditional limitation that no Event of Default shall have occurred and be continuing. Upon the occurrence and during the continuance of an Event of Default, whether or not legal proceedings

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have commenced, and without regard to waste, adequacy of security for the Obligations or solvency of Grantor, the license herein granted shall automatically expire and terminate, without notice by Grantee (any such notice being hereby expressly waived by Grantor).

Section 5.02 Perfection Upon Recordation.

Grantor acknowledges that Grantee has taken all reasonable actions necessary to obtain, and that upon recordation of this Security Deed, Grantee shall have, to the extent permitted under applicable law, a valid and fully perfected, first priority, present assignment of the Rents arising out of the Leases and all security for such Leases subject to the Permitted Liens and in the case of security deposits, rights of depositors and requirements of law. Grantor acknowledges and agrees that upon recordation of this Security Deed, Grantee’s interest in the Rents shall be deemed to be fully perfected, “choate” and enforced as to Grantor and all third parties, including, without limitation, any subsequently appointed trustee in any case under Title 11 of the United States Code (the “Bankruptcy Code”), without the necessity of commencing a foreclosure action with respect to this Security Deed, making formal demand for the Rents, obtaining the appointment of a receiver or taking any other affirmative action.

Section 5.03 Bankruptcy Provisions.

Without limitation of the absolute nature of the assignment of the Rents hereunder, Grantor and Grantee agree that (a) this Security Deed shall constitute a “security agreement” for purposes of Section 552(b) of the Bankruptcy Code, (b) the security interest created by this Security Deed extends to property of Grantor acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents, and (c) such security interest shall extend to all Rents acquired by the estate after the commencement of any case in bankruptcy.

ARTICLE SIX

SECURITY AGREEMENT

Section 6.01 Security Interest.

This Security Deed constitutes a “security agreement” on personal property within the meaning of the UCC and other applicable law and with respect to the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards. To this end, Grantor grants to Grantee a first and prior security interest in the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance, Condemnation Awards and all other Mortgaged Property which is personal property to secure the payment of the Indebtedness and performance of the Obligations subject to the Permitted Liens, and agrees that Grantee shall have all the rights and remedies of a secured party under the UCC with respect to such property. Any notice of sale, disposition or other intended action by Grantee with respect to the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards sent to Grantor at least ten (10) days prior to any action under the UCC shall constitute reasonable notice to Grantor.

Exhibit G-1

10

Section 6.02 Financing Statements.

Grantor shall execute and deliver to Grantee, in form and substance satisfactory to Grantee, such financing statements and such further assurances as Grantee may, from time to time, reasonably consider necessary to create, perfect and preserve Grantee’s security interest hereunder and Grantee may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest. Grantor’s chief executive office is at the address set forth in Section 10.01 of the Credit Agreement.

ARTICLE SEVEN

ATTORNEY-IN-FACT

Grantor hereby irrevocably appoints Grantee and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest and with full power of substitution, (a) to execute and/or record any notices of completion, cessation of labor or any other notices that Grantee deems appropriate to protect Grantee’s interest, if Grantor shall fail to do so within ten (10) days after written request by Grantee, (b) upon the issuance of a deed pursuant to the foreclosure of this Security Deed or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Deposit Accounts, Fixtures, Personalty, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve Grantee’s security interests and rights in or to any of the Mortgaged Property, and (d) while any Event of Default exists, to perform any obligation of Grantor hereunder; provided, (i) Grantee shall not under any circumstances be obligated to perform any obligation of Grantor; (ii) any sums advanced by Grantee in such performance shall be added to and included in the Indebtedness and shall bear interest at the rate or rates at which interest is then computed on the Indebtedness provided that from the date incurred said advance is not repaid within five (5) days demand therefor; (iii) Grantee as such attorney-in-fact shall only be accountable for such funds as are actually received by Grantee; and (iv) Grantee shall not be liable to Grantor or any other person or entity for any failure to take any action which it is empowered to take under this Section.

ARTICLE EIGHT

GRANTEE AS AGENT

Grantee has been appointed to act as Grantee hereunder by Lenders and, by their acceptance of the benefits hereof, Lender Counterparties and Cash Management Banks. Grantee shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including the release or substitution of Mortgaged Property), solely in accordance with this Security Deed and the Credit Agreement; provided, Grantee shall exercise, or refrain from exercising, any remedies provided for herein in accordance with the instructions of (a) Requisite Lenders, or (b) after payment in full of all Obligations under the Credit Agreement and the other Loan Documents, the holders of a majority of the aggregate notional amount (or, with respect to

Exhibit G-1

11

any Hedge Agreement that has been terminated in accordance with its terms, the amount then due and payable (exclusive of expenses and similar payments but including any early termination payments then due) under such Hedge Agreement) under all Hedge Agreements and all Cash Management Agreements (Requisite Lenders or, if applicable, such holders being referred to herein as “Requisite Obligees”). In furtherance of the foregoing provisions of this Section, each Lender Counterparty and Cash Management Bank, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Mortgaged Property, it being understood and agreed by such Lender Counterparty or Cash Management Bank, as applicable, that all rights and remedies hereunder may be exercised solely by Grantee for the benefit of Lenders, Cash Management Banks and Lender Counterparties in accordance with the terms of this Section. Grantee shall at all times be the same Person that is Administrative Agent under the Credit Agreement (as such term is used herein, the “Administrative Agent”). Written notice of resignation by Administrative Agent pursuant to terms of the Credit Agreement shall also constitute notice of resignation as Grantee under this Security Deed; removal of Administrative Agent pursuant to the terms of the Credit Agreement shall also constitute removal as Grantee under this Security Deed; and appointment of a successor Administrative Agent pursuant to the terms of the Credit Agreement shall also constitute appointment of a successor Grantee under this Security Deed. Upon the acceptance of any appointment as Administrative Agent under the terms of the Credit Agreement by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Grantee under this Security Deed, and the retiring or removed Grantee under this Security Deed shall promptly (i) transfer to such successor Grantee all sums, securities and other items of Mortgaged Property held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Grantee under this Security Deed, and (ii) execute and deliver to such successor Grantee such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Grantee of the security interests created hereunder, whereupon such retiring or removed Grantee shall be discharged from its duties and obligations under this Security Deed thereafter accruing. After any retiring or removed Administrative Agent’s resignation or removal hereunder as Grantee, the provisions of this Security Deed shall continue to enure to its benefit as to any actions taken or omitted to be taken by it under this Security Deed while it was Grantee hereunder.

ARTICLE NINE

LOCAL LAW PROVISIONS

Section 9.01 Cancellation and Surrender.

Should the Indebtedness secured by this Security Deed be paid according to the tenor and effect thereof when the same shall become due and payable, and should Grantor perform all Obligations in a timely manner, and if Grantor shall keep, perform and observe each of the covenants, agreements and provisions in this Security Deed to be kept, performed and observed by Grantor then this Security Deed shall be cancelled and surrendered; provided, however, that any and all costs associated with such release to be borne by Grantor.

Exhibit G-1

12

Section 9.02 Power of Sale.

(1) If an Event of Default has occurred and is continuing, Grantee, at its option, may sell the Mortgaged Property or any part of the Mortgaged Property at public sale or sales before the door of the courthouse of the county in which the Mortgaged Property or any part of the Mortgaged Property is situated, to the highest bidder for cash, in order to pay the Indebtedness and accrued interest thereon and insurance premiums, liens, assessments, taxes and charges, including utility charges, if any, with accrued interest thereon, and all expenses of the sale and of all proceedings in connection therewith, including reasonable attorneys’ fees actually incurred, after advertising the time, place and terms of sale once a week for four (4) weeks immediately preceding such sale (but without regard to the number of days) in a newspaper in which Sheriff’s sales are advertised in said county. At any such public sale, Grantee may execute and deliver to the purchaser a conveyance of the Mortgaged Property or any part of the Mortgaged Property in fee simple, with full warranties of title (or without warranties if Grantee shall so elect) and to this end, Grantor hereby constitutes and appoints Grantee the agent and attorney-in-fact of Grantor to make such sale and conveyance, and thereby to divest Grantor of all right, title, interest, equity and equity of redemption that Grantor may have in and to the Mortgaged Property and to vest the same in the purchaser or purchasers at such sale or sales, and all the acts and doings of said agent and attorney-in-fact are hereby ratified and confirmed and any recitals in said conveyance or conveyances as to facts essential to a valid sale shall be binding upon Grantor. The aforesaid power of sale and agency hereby granted are coupled with an interest and are irrevocable by dissolution, insolvency or otherwise, are granted as cumulative of the other remedies provided hereby or by law for collection of the Indebtedness and shall not be exhausted by one exercise thereof but may be exercised until full payment of all Indebtedness. In the event of any such foreclosure sale by Grantee, Grantor shall be deemed a tenant holding over and shall forthwith deliver possession to the purchaser or purchasers at such sale or be summarily dispossessed according to provisions of law applicable to tenants holding over.

(2) Grantee may adjourn from time to time any sale by it to be made under or by virtue of this Security Deed by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, Grantee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

(3) Upon any sale made under or by virtue of this Section 9.02 (whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale), Grantee may bid for and acquire the Mortgaged Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the indebtedness the net sales price after deducting therefrom the expenses of the sale and the costs of the action and any other sums which Grantee is authorized to deduct under this Security Deed.

(4) No recovery of any judgment by Grantee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Grantor shall affect in any manner or to any extent, the lien and title of this Security Deed upon the Mortgaged Property or any part thereof, or any liens, titles, rights, powers or remedies of Grantee hereunder, but such liens, titles, rights, powers and remedies of Grantee shall continue unimpaired as before.

Exhibit G-1

13

(5) Grantee, at its option, is authorized to foreclose this Security subject to the rights of any tenants of the Mortgaged Property, and the failure to make any such tenants parties to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted to be by Grantor, a defense to any proceedings instituted by Grantee to collect the sums secured hereby.

Section 9.03 Revolving Credit.

A part of the Indebtedness secured hereby is a revolving credit loan, the principal of which may be advanced, repaid and readvanced at any time and from time to time in accordance with the terms of the Credit Agreement. Accordingly, if the outstanding principal balance of the Indebtedness is ever reduced to a zero ($0.00) balance, the lien and security title of this Security Deed shall not be released or extinguished by operation of law or implied intent of the parties. This Security Deed and the Credit Agreement shall remain in full force and effect as to any further advances under the Credit Agreement made after any such zero balance until the Indebtedness is paid in full and satisfied, all agreements of Grantee to make further advances have been terminated and this Security Deed has been cancelled of record.

Section 9.04 WAIVER OF GRANTOR’S RIGHTS.

BY EXECUTION OF THIS SECURITY DEED, GRANTOR EXPRESSLY: (A) ACKNOWLEDGES THE RIGHT TO ACCELERATE THE INDEBTEDNESS AND THE POWER OF ATTORNEY GIVEN HEREIN TO GRANTEE TO SELL THE MORTGAGED PROPERTY BY NONJUDICIAL FORECLOSURE UPON DEFAULT BY GRANTOR WITHOUT ANY JUDICIAL HEARING AND WITHOUT ANY NOTICE (EXCEPT AS OTHERWISE PROVIDED HEREIN); (B) EXCEPT TO THE EXTENT PROVIDED OTHERWISE HEREIN, WAIVES ANY AND ALL RIGHTS WHICH GRANTOR MAY HAVE UNDER THE CONSTITUTION OF THE UNITED STATES (INCLUDING THE FIFTH AND FOURTEENTH AMENDMENTS THEREOF), THE VARIOUS PROVISIONS OF THE CONSTITUTIONS FOR THE SEVERAL STATES, OR BY REASON OF ANY OTHER APPLICABLE LAW, TO NOTICE AND TO JUDICIAL HEARING PRIOR TO THE EXERCISE BY GRANTEE OF ANY RIGHT OR REMEDY HEREIN PROVIDED TO GRANTEE; (C) ACKNOWLEDGES THAT GRANTOR HAS READ THIS SECURITY DEED AND ITS PROVISIONS HAVE BEEN EXPLAINED FULLY TO GRANTOR AND GRANTOR HAS CONSULTED WITH COUNSEL OF GRANTOR’S CHOICE PRIOR TO EXECUTING THIS SECURITY DEED; AND (D) ACKNOWLEDGES THAT ALL WAIVERS OF THE AFORESAID RIGHTS OF GRANTOR HAVE BEEN MADE KNOWINGLY, INTENTIONALLY AND WILLINGLY BY GRANTOR AS PART OF A BARGAINED FOR LOAN TRANSACTION:

Section 9.05 Terminology.

Any reference herein to the term “lien” or words of similar import shall be deemed also to mean “security title” and “security interest” of this Security Deed.

Exhibit G-1

14

ARTICLE TEN

MISCELLANEOUS

Any notice required or permitted to be given under this Security Deed shall be given in accordance with the Credit Agreement. No failure or delay on the part of Grantee or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Security Deed and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available. In case any provision in or obligation under this Security Deed shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists. This Security Deed shall be binding upon and inure to the benefit of Grantee and Grantor and their respective successors and assigns. Except as permitted in the Credit Agreement, Grantor shall not, without the prior written consent of Grantee, assign any rights, duties or obligations hereunder. Upon payment in full of the Indebtedness and performance in full of the Obligations, or upon prepayment of a portion of the Indebtedness equal to the Net Asset Sale Proceeds for the Mortgaged Property in connection with a permitted Asset Sale, subject to and in accordance with the terms and provisions of the Credit Agreement, Grantee, at Grantor’s expense, shall release the liens and security interests created by this Security Deed or reconvey the Mortgaged Property to Grantor or, at the request of Grantor, assign this Security Deed without recourse. This Security Deed and the other Loan Documents embody the entire agreement and understanding between Grantee and Grantor and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

THE PROVISIONS OF THIS SECURITY DEED REGARDING THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS HEREIN GRANTED SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE IN WHICH THE MORTGAGED PROPERTY IS LOCATED. ALL OTHER PROVISIONS OF THIS SECURITY DEED AND THE RIGHTS AND OBLIGATIONS OF GRANTOR AND GRANTEE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND RULE 327(b) OF THE NEW YORK CIVIL PRACTICE LAW AND RULES.

Exhibit G-1

15

IN WITNESS WHEREOF, Grantor has on the date set forth in the acknowledgment hereto, effective as of the date first above written, caused ‘this instrument to be duly executed and delivered by authority duly given.

Signed, sealed and delivered in the presence of:	TUMI, INC., a New Jersey corporation

By:
Witness	Name:
Title:

Notary Public
My Commission Expires:

[NOTARY]

[Signature Page to Deed to Secure Debt, Security Agreement

and Assignment of Rents and Leases]

Exhibit G-1

EXHIBIT A

PROPERTY DESCRIPTION

All that certain tract or parcel of land situate, lying and being in the 1823rd G. M. District of Toombs County, Georgia, in the City of Vidalia, containing 48.13 acres, the same being bounded, now or formerly, as follows: On the North by lands of the Toombs County Development Authority, by lands of Trutech, Inc., and by the southern right-of-way of Reg Holland Road and Matthews Industrial Circle; on the East by the Vidalia Municipal Airport; on the South by the Vidalia Municipal Airport; on the Southwest by International Paper Company; and on the West by the right of way of Reg Holland Road and Matthews Industrial Circle. Said tract being more particularly shown by that plat of survey prepared by Leland H. Moss, Jr., Registered Surveyor, dated April 27, 2007, and recorded in Toombs County Plat Book 31, Pages 37-38, and incorporated herein by reference and made a part and parcel of this description.

This is the same property conveyed to Ithaca Industries, Inc., by Warranty Deed from Toombs County Development Authority, dated January 5, 1995, and recorded in Toombs County Deed Book 393, Page 309.

Included in this conveyance is that certain 15.00 square foot access and signage easement dated May 29, 1997, and recorded in Toombs county Deed Book 451, Page 87.

This conveyance is made subject to that certain Restrictive Covenant and Wetlands Easement dated August 25, 1995, and recorded in Toombs County Deed Book 407, Page 170.

Exhibit G-1

EXHIBIT G

AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

MORTGAGE

Exhibit G

After Recording Return to: Windels Marx Lane & Mittendorf, LLP 120 Albany Street Plaza New Brunswick, NJ 08901 Attention: Francis J. Quinn, Esq.	Cross Reference: Deed Book 00948, page 0279-0295

FIRST AMENDMENT TO

DEED TO SECURE DEBT AND SECURITY AGREEMENT AND ASSIGNMENT OF

RENTS AND LEASES

by and between

TUMI, INC., Grantor

and

WELLS FARGO BANK, NATIONAL ASSOCIATION, Grantee,

DATED: April 4, 2012

NOTE TO TAX COMMISSIONER AND CLERK OF SUPERIOR COURT: THIS INSTRUMENT MODIFIES THE INDEBTEDNESS SECURED BY THAT CERTAIN (i) DEED TO SECURE DEBT AND SECURITY AGREEMENT, DATED AS OCTOBER 29, 2010 AND RECORDED IN DEED BOOK 00948, PAGE 0279-0295, TOOMBS COUNTY, GEORGIA RECORDS (THE “ORIGINAL INSTRUMENT”). INTANGIBLE TAX HAS BEEN PREVIOUSLY PAID IN THE AMOUNT OF $25,000 ON THE ORIGINAL INSTRUMENT. THIS INSTRUMENT DOES NOT INCREASE THE INDEBTEDNESS SECURED BY THE ORIGINAL INSTRUMENT. CONSEQUENTLY NO TAX IS DUE UPON THE RECORDING OF THIS INSTRUMENT. SEE O.C.G.A. §48-6-65.

Exhibit G-2

FIRST AMENDMENT TO

DEED TO SECURE DEBT, SECURITY AGREEMENT

AND ASSIGNMENT OF RENTS AND LEASES

THIS FIRST AMENDMENT TO DEED TO SECURE DEBT, SECURITY AGREEMENT AND ASSIGNMENT OF RENTS AND LEASES (this “First Amendment”) is made on this 4th day of April, 2012 by and between TUMI, INC., a New Jersey corporation, having an address of 1001 Durham Avenue, South Plainfield, NJ 07080, Attention of: Michael J. Mardy (“Grantor”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender and Collateral Agent, having an address of MAC J2153-022, 190 River Road, Summit, New Jersey 07901, Attention of: Robert K. Strunk, II, Senior Vice President (in such capacities, “Grantee”). Initial capitalized terms used herein and not defined shall have the meaning assigned to such terms as provided in the Loan Agreement (hereinafter defined).

I.

RECITALS

WHEREAS, Grantee agreed to extend certain credit facilities, in an aggregate amount not to exceed $87,500,000 (the “Loan”) to Grantor in accordance with, among other documents, that certain Credit and Guaranty Agreement (the “Original Loan Agreement”), dated as of October 29, 2010, between Grantor, Tumi Stores, Inc., certain other subsidiaries of Grantor, as Guarantors, the Lenders party to the Original Loan Agreement from time to time, and Grantee, as administrative agent and collateral agent for the Lenders;

WHEREAS, the Obligations (as defined in the Original Loan Agreement) are secured, in part, by that certain (i) Deed to Secure Debt, Security Agreement and Assignment of Rents and Leases, dated as of October 29, 2010, given by Grantor to Grantee, and recorded in Deed Book 00948, at pages 0279-0295 et. seq., Toombs County, Georgia Records (the “Security Deed”).

WHEREAS, on or about the date hereof, the Original Loan Agreement was amended and restated in its entirety by that certain Amended and Restated Credit and Guaranty Agreement (the “Amendatory Agreement), dated as of the date hereof by and among Grantor, Tumi Stores, Inc., certain subsidiaries of Grantor, as Guarantors, and Grantee, as lender and collateral agent thereunder (said Original Loan Agreement, as so amended and restated by the Amendatory Agreement, is herein referred to as the “Loan Agreement”);

WHEREAS, the Grantor and Grantee desire to amend the Security Deed as provided herein.

II.

AGREEMENT

NOW, THEREFORE, for and in consideration of the sum of Ten Dollars, the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged the parties hereto agree as follows:

Exhibit G-2

1.	Amendments to Security Deed. Effective as of this date, the Security Deed has been and is hereby amended as follows:

a.	By redefining the terms “Lenders,” “Lender Counterparties,” and “Cash Management Banks” as used in the Security Deed so that such terms shall mean and refer to the term Grantee as defined in this First Amendment.

b.	By deleting the phrase “in the aggregate principal amount of EIGHTY-SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($87,500,000)” as it appears in the Recitals of the Security Deed and replacing it with “in the principal amount of up to SEVENTY MILLION DOLLARS ($70,000,000)”.

c.	By deleting the phrase “having a final maturity date of December 31, 2014,” as it appears in the Recitals of the Security Deed and replacing it with “having a final maturity date of April 4, 2017”.

d.	By redefining the term “Security Deed” as used in the Security Deed so that such term shall mean and refer to the Security Deed as amended by this First Amendment and the Amendatory Agreement.

e.	By redefining the term “Credit Agreement” as used in the Security Deed so that such term shall mean and refer to the term “Loan Agreement” as defined in this First Amendment.

2.	Counterparts. This First Amendment may be executed in any number of separate counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same First Amendment.

3.	No Other Change. Except as herein expressly amended, each and every term, condition, warranty and provision of the Security Deed shall remain in full force and effect, and such are hereby ratified, confirmed and approved by the parties hereto. Nothing herein shall be construed to alter or affect the priority of the lien or title created by the Security Deeds, it being the expressly declared intention of the parties hereto that no novation of the Loan Documents (as defined in the Loan Agreement) be created hereby.

4.	Entire Agreement. This First Amendment, the Security Deed, the Loan Agreement and the other Loan Documents, as the same have been amended by this First Amendment and the Amendatory Agreement, set forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations, commitment letters, or agreements, whether written or oral, with respect to such matters.

5.	Binding Effect. This First Amendment shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, legal representatives and assigns.

Exhibit G-2

2

6.	Governing Law. This First Amendment shall be governed and construed in accordance with the laws of the State of Georgia.

[signature pages follow]

Exhibit G-2

3

IN WITNESS WHEREOF, Grantor and Grantee have duly signed and delivered this First Amendment as of the date first above written.

Signed, sealed and delivered in the presence of:	GRANTOR:
TUMI, INC., a New Jersey Corporation

Witness
By:
	Name:	Michael J. Mardy
Notary Public	Title:	CFO/VP/Treasurer

My Commission Expires:

[NOTARY SEAL]

SIGNATURE PAGE TO NHH FIRST AMENDMENT TO GEORGIA SECURITY DOCUMENTS

Exhibit G-2

Signed, sealed and delivered in the presence of:	GRANTEE:

WELLS FARGO BANK, NATIONAL ASSOCIATION
Witness

By:
Notary Public

Name:

My Commission Expires:	Title:

[NOTARY SEAL]

SIGNATURE PAGE TO NHH FIRST AMENDMENT TO GEORGIA SECURITY DOCUMENTS

Exhibit G-2

EXHIBIT H

AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

AMENDED AND RESTATED PLEDGE AGREEMENT

Exhibit H

WMLM

100610

Execution

AMENDED AND RESTATED PLEDGE AGREEMENT

dated as of April 4, 2012

by and among

TUMI II, LLC,

as Pledgor

AND

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as the Collateral Agent on behalf of the Secured Party

Exhibit H

Exhibit H

i

SCHEDULES AND EXHIBITS

SCHEDULE 4.01 — GENERAL INFORMATION

SCHEDULE 4.02 — PLEDGED STOCK

EXHIBIT A — PLEDGE SUPPLEMENT

Exhibit H

ii

This AMENDED AND RESTATED PLEDGE AGREEMENT, dated as of April 4, 2012 (as amended, restated, supplemented or otherwise modified this “Agreement”), between TUMI II, LLC (the “Pledgor”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Collateral Agent (in such capacity, the “Collateral Agent”) on behalf of the Secured Party (defined herein).

RECITALS:

WHEREAS, reference is made to that certain Amended and Restated Credit and Guaranty Agreement, dated as of April 4, 2012 (as it may be amended, supplemented, restated or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among TUMI, INC., a New Jersey corporation (“Lead Borrower”), TUMI STORES, INC., a New Jersey corporation (“Co-Borrower” together with Lead Borrower, the “Borrowers” and each a “Borrower”), CERTAIN SUBSIDIARIES OF Lead Borrower, as Guarantors, and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national bank association, as lender (the “Secured Party”) and the Collateral Agent.

WHEREAS, in consideration of the extensions of credit and other accommodations of Secured Party, as set forth in the Credit Agreement, the Cash Management Agreements and the Hedge Agreements, respectively, Pledgor has agreed to secure the Obligations under the Loan Documents, the Cash Management Agreements and the Hedge Agreements as set forth herein; and

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Pledgor and the Collateral Agent agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 General Definitions. In this Agreement, the following terms shall have the following meanings:

“Agreement” shall have the meaning set forth in the preamble hereto.

“Borrower” shall have the meaning set forth in the recitals hereto.

“Borrowers” shall have the meaning set forth in the recitals hereto.

“Collateral” shall have the meaning assigned in Section 2.01.

“Collateral Agent” shall have the meaning set forth in the preamble hereto.

“Credit Agreement” shall have the meaning set forth in the recitals hereto.

“Lead Borrower” shall have the meaning set forth in the recitals hereto.

“Pledged Stock” shall mean all shares of capital stock in Lead Borrower now owned or hereafter acquired by Pledgor, including, without limitation, all shares of capital stock described on Schedule 4.02 under the heading “Pledged Stock” (as such schedule may be amended or supplemented from time to time), and the certificates representing such shares and any interest of Pledgor in the entries on the books of the Lead Borrower pertaining to such shares, and all warrants, rights and options, from time to time received, receivable or otherwise distributed in respect of or in exchange for any such shares of capital stock and any other warrant, right or option to acquire any of the foregoing.

Exhibit H

“Pledgor” shall have the meaning set forth in the preamble hereto.

“Proceeds” shall mean (i) all “proceeds” as defined in Article 9 of the UCC, (ii) payments or distributions made with respect to the Pledged Stock and (iii) whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

“Secured Obligations” shall have the meaning assigned in Section 3.01.

“Secured Party” shall have the meaning set forth in the recitals hereto.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York or, when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.

“United States” shall mean the United States of America.

Section 1.02 Definitions; Interpretation. All capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement or, if not defined therein, in the UCC. References to “Sections,” “Exhibits” and “Schedules” shall be to Sections, Exhibits and Schedules, as the case may be, of this Agreement unless otherwise specifically provided. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. The use herein of the word “include” or “including”, shall be deemed to be followed by the phrase “without limitation”. If any conflict or inconsistency exists between this Agreement and the Credit Agreement, the Credit Agreement shall govern. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

ARTICLE II

PLEDGE AND GRANT OF SECURITY

Section 2.01 Pledge and Grant of Security. Pledgor hereby grants to the Collateral Agent for its benefit and the benefit of the Secured Party a security interest in and continuing lien on all of Pledgor’s right, title and interest in, to and under the (a) Pledged Stock and (b) all Proceeds of or in respect of the foregoing, whether now owned or existing or hereafter acquired or arising and wherever located (all of which being hereinafter collectively referred to as the “Collateral”).

ARTICLE III

SECURITY FOR OBLIGATIONS; PLEDGOR REMAINS LIABLE

Section 3.01 Security for Obligations. This Agreement secures, and the Collateral is security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a) (and any successor provision thereof)), of all Obligations with respect to the Borrowers (the “Secured Obligations”).

Exhibit H

2

Section 3.02 Continuing Liability Under Collateral. Notwithstanding anything herein to the contrary, (i) Pledgor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Collateral Agent or the Secured Party, (ii) Pledgor shall remain liable with respect to the Collateral, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither of the Collateral Agent nor the Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Collateral Agent nor the Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, and (iii) the exercise by the Collateral Agent of any of its rights hereunder shall not release Borrowers or Pledgor from any of its duties or obligations under the contracts and agreements included in the Collateral.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES AND COVENANTS

Section 4.01 Generally.

(a) Representations and Warranties. Pledgor represents and warrants, on the Closing Date and on each Credit Date, that:

(i) it owns the Collateral purported to be owned by it or otherwise has the rights it purports to have in each item of Collateral and, as to all Collateral whether now existing or hereafter acquired, will continue to own or have such rights in each item of the Collateral, in each case free and clear of any and all Liens, rights or claims of all other Persons, including, without limitation, liens arising as a result of Pledgor becoming bound (as a result of merger or otherwise) as debtor under a security agreement entered into by another Person other than Permitted Liens, filings for which termination statements have been delivered to the Collateral Agent and filings which have not been authorized by the Pledgor;

(ii) it has indicated on Schedule 4.01 (as such schedule may be amended or supplemented from time to time): (v) the type of organization of the Pledgor, (w) the jurisdiction of organization of the Pledgor, (x) its organizational identification number, and (y) the jurisdiction where the chief executive office or its sole place of business is (or the principal residence if the Pledgor is a natural person), and for the one-year period preceding the date hereof has been, located;

(iii) the full legal name of Pledgor is as set forth on Schedule 4.01 and it has not done in the last five (5) years, and does not do, business under any other name (including any trade-name or fictitious business name) except for those names set forth on Schedule 4.01 (as such schedule may be amended or supplemented from time to time);

(iv) except as provided on Schedule 4.01 (as such schedule may be amended or supplemented from time to time), it has not changed its name, jurisdiction of organization, chief executive office or sole place of business or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) within the past five (5) years;

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(v) upon the filing of all UCC financing statements naming Pledgor as “debtor” and the Collateral Agent as “secured party” and describing the Collateral in the filing offices set forth opposite Pledgor’s name on Schedule 4.01 hereof (as such schedule may be amended or supplemented from time to time) and other filings delivered by Pledgor, and upon delivery of all certificated Collateral owned by Pledgor, the security interests granted to the Collateral Agent hereunder constitute valid and perfected First Priority Liens on all of the Collateral;

(vi) all actions and consents, including all filings, notices, registrations and recordings necessary for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect of the Collateral, have been made or obtained;

(vii) other than the financing statements filed in favor of the Collateral Agent, no effective UCC financing statement or other similar instrument in effect under any applicable law covering all or any part of the Collateral is on file in any filing or recording office except for (i) financing statements for which proper termination statements have been delivered to the Collateral Agent for filing, (ii) financing statements and instruments relating to Permitted Liens or as expressly permitted hereunder or in the Credit Agreement and (iii) financing statements which have not been authorized by the Pledgor;

(viii) no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for either (i) the pledge or grant by Pledgor of the Liens purported to be created in favor of the Collateral Agent hereunder or (ii) the exercise by Collateral Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except (A) for the filings contemplated by clauses (v) and (vi) above, and (B) as may be required by laws generally affecting the offering and sale of Securities;

(ix) all written information supplied by Pledgor with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects (such information being, as of the date of this Agreement, true and correct copies of the information set forth in Schedules to this Agreement); and

(x) Pledgor has been duly organized as an entity of the type as set forth opposite Pledgor’s name on Schedule 4.01 (as such schedule may be amended from time to time) solely under the laws of the jurisdiction as set forth opposite Pledgor’s name on Schedule 4.01 (as such schedule may be amended or supplemented from time to time) and remains duly existing as such. Pledgor has not filed any certificates of domestication, transfer or continuance in any other jurisdiction.

(b) Covenants and Agreements. Pledgor hereby covenants and agrees that:

(i) except for the security interest created by this Agreement, it shall not create or suffer to exist any Lien, other than Permitted Liens, upon or with respect to any of the Collateral, and Pledgor shall take commercially reasonable steps to defend the Collateral against all Persons at any time claiming any interest therein; and

(ii) it shall not change Pledgor’s legal name, corporate structure (e.g., by merger, consolidation, change in corporate form or otherwise), place of business (or principal residence if Pledgor is a natural person), chief executive office, type of organization, jurisdiction of organization or organizational identification number unless it shall have (a) notified the Collateral Agent in writing, by executing and delivering to the Collateral Agent a completed Pledge

Exhibit H

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Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, at least ten (10) days prior to any such change or establishment, identifying such new proposed legal name, identity, corporate structure, place of business (or principal residence if Pledgor is a natural person), chief executive office, jurisdiction of organization or organizational identification number and providing such other information in connection therewith as the Collateral Agent may reasonably request and (b) taken all actions necessary or reasonably advisable to maintain the continuous validity, perfection and priority of the Collateral Agent’s security interest in the Collateral (other than Collateral in which a security interest cannot be perfected under the UCC or other applicable law) intended to be granted and agreed to hereby.

Section 4.02 Pledged Stock.

(a) Representations and Warranties. Pledgor hereby represents and warrants, on the Closing Date and on each Credit Date, that:

(i) Schedule 4.02 (as such schedule may be amended or supplemented from time to time) sets forth all Pledged Stock owned by Pledgor;

(ii) it is the record and beneficial owner of the Pledged Stock free of all Liens, rights or claims of other Persons other than Liens created hereunder and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Stock;

(iii) no consent of any Person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary or desirable in connection with the creation, perfection or First Priority status of the security interest of the Collateral Agent in any Pledged Stock or the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect thereof; and

(iv) none of the Pledged Stock are or represent interests in issuers that: (a) are registered as investment companies or (b) are dealt in or traded on securities exchanges or markets.

(b) Covenants and Agreements. Pledgor hereby covenants and agrees that:

(i) in the event Pledgor acquires rights in any Pledged Stock after the date hereof, Pledgor shall deliver such new Pledged Stock endorsed in blank by an “effective endorsement” (as defined in Section 8-107 of the UCC), in form and substance reasonably satisfactory to the Collateral Agent, and a supplement to Schedule 4.02 to the Collateral Agent. Notwithstanding the foregoing, it is understood and agreed that the security interest of the Collateral Agent shall attach to all Pledged Stock of Pledgor immediately upon Pledgor’s acquisition of rights therein and shall not be affected by the failure of Pledgor to deliver a supplement to Schedule 4.02 as required hereby; and

(ii) except as provided in the next sentence, in the event the Pledgor receives any dividends, interest or distributions on any Pledged Stock, or any securities or other property upon the merger, consolidation, liquidation or dissolution of any issuer of any Pledged Stock, then (a) such dividends, interest or distributions and securities or other property shall be included in the definition of Collateral without further action, and (b) Pledgor, at Pledgor’s expense, shall

Exhibit H

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promptly take all steps, if any, necessary or advisable to ensure the validity, perfection, priority and, if applicable, control of the Collateral Agent over such Collateral (including, without limitation, delivery thereof to the Collateral Agent) and pending any such action Pledgor shall be deemed to hold such dividends, interest, distributions, securities or other property in trust for the benefit of the Collateral Agent and shall segregate such dividends, distributions, Securities or other property from all other property of Pledgor. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, the Collateral Agent authorizes Pledgor to (i) retain or direct the disposition of any Proceeds realized from, or generated in connection with, the exercise of any warranty, right, option or other derivatives security in order to pay, fund or otherwise satisfy, or cause or permit to be satisfied, the exercise price in respect thereof and to pay, fund or otherwise satisfy or cause or permit to be satisfied all Taxes payable in connection therewith (including any withholding obligations imposed on the issuer in connection with such actions), (ii) retain all ordinary cash dividends and distributions paid on the Collateral, and (iii) retain all scheduled payments of interest and principal on the Collateral.

(iii) without the prior written consent of the Collateral Agent unless permitted by the Credit Agreement, it shall not vote to enable or take any other action to: (a) amend or terminate any partnership agreement, limited liability company agreement, certificate of incorporation, by-laws or other organizational documents in any way that materially and adversely affects the rights of Pledgor with respect to the Pledged Stock or materially and adversely affects the validity, perfection or priority of the Collateral Agent’s security interests, (b) other than as permitted under the Credit Agreement, permit any issuer to the extent it is a Loan Party of any Pledged Stock to issue any additional stock, partnership interests, limited liability company interests or other equity interests of any nature or to issue securities convertible into or granting the right of purchase or exchange for any stock or other equity interest of any nature of such issuer to the extent it is a Loan Party, (c) other than as permitted under the Credit Agreement, permit any issuer to the extent it is a Loan Party of any Pledged Stock to dispose of all or a material portion of its assets, or (d) waive any default under or breach of any terms of organizational document relating to the issuer to the extent it is a Loan Party of any Pledged Stock;

(c) Delivery and Control. Pledgor agrees that on or before the Closing Date, with respect to the Pledged Stock of Pledgor that is represented by a certificate or that is an “instrument,” it shall cause such certificate or instrument to be delivered to the Collateral Agent, endorsed in blank by an “effective endorsement” (as defined in Section 8-107 of the UCC), regardless of whether such certificate constitutes a “certificated security” for purposes of the UCC.

(d) Voting and Distributions.

(i) So long as no Event of Default shall have occurred and be continuing:

(1) except as otherwise provided under the covenants and agreements in this Agreement or elsewhere herein or in the Credit Agreement, Pledgor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Pledged Stock or any part thereof; provided, that upon the occurrence and during the continuance of an Event of Default, Pledgor shall exercise and shall refrain from exercising any such right if the Collateral Agent shall have notified Pledgor that, in the Collateral Agent’s reasonable judgment, such action would result in a Material Adverse Effect; and

(2) the Collateral Agent shall promptly execute and deliver (or cause to be executed and delivered) to Pledgor all proxies, and other instruments as Pledgor may

Exhibit H

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from time to time reasonably request for the purpose of enabling Pledgor to exercise the voting and other consensual rights when and to the extent which it is entitled to exercise pursuant to clause (1) above.

(ii) Upon the occurrence and during the continuation of an Event of Default:

(1) all rights of Pledgor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right to exercise such voting and other consensual rights; provided, however, that Pledgor shall be liable for all monies expended or liabilities incurred by Pledgor in connection with any exercise of such rights by the Collateral Agent; and

(2) in order to permit the Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder: (1) Pledgor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request, and (2) Pledgor acknowledges that the Collateral Agent may utilize the power of attorney set forth in Section 6.01.

ARTICLE V

FURTHER ASSURANCES

Section 5.01 Further Assurances. (a) Pledgor agrees that from time to time, at the expense of Pledgor, that it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary or desirable, or that the Collateral Agent may reasonably request, in order to create and/or maintain the validity, perfection or priority of any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to the Collateral in all cases subject to specific limitations contained herein or in any Loan Document. Without limiting the generality of the foregoing, Pledgor shall:

(i) file such financing or continuation statements, or amendments thereto, and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as may be reasonably necessary, or as the Collateral Agent may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby;

(ii) at the Collateral Agent’s reasonable request, appear in and defend any action or proceeding that may affect Pledgor’s title to or the Collateral Agent’s security interest in all or any material part of the Collateral.

(b) Pledgor hereby authorizes the Collateral Agent to file a Record or Records, including, without limitation, financing or continuation statements, and amendments thereto, in any jurisdictions and with any filing offices as the Collateral Agent may determine, in its sole discretion, are reasonably necessary to perfect the security interest granted to such Collateral Agent herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of Collateral that describes such property in any other manner as the Collateral

Exhibit H

7

Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to such Collateral Agent herein including, without limitation, describing the collateral as described on Annex I attached hereto. Pledgor shall furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

ARTICLE VI

COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT

Section 6.01 Power of Attorney. Pledgor hereby irrevocably appoints the Collateral Agent (such appointment being coupled with an interest) as Pledgor’s attorney-in-fact (such appointment to cease upon the payment in full of the Secured Obligations (other than contingent indemnification obligations that survive the termination of the Credit Agreement), the cancellation or termination of the Revolving Commitment and the cancellation or expiration or cash collateralization, or other assurances of payment for, all outstanding Letters of Credit) with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in the Collateral Agent’s reasonable discretion to take any action and to execute any instrument that the Collateral Agent may deem reasonably necessary to enforce the rights and remedies set forth in this Agreement granted to the Collateral Agent or the Secured Party, including, without limitation, the following:

(a) upon the occurrence and during the continuance of any Event of Default, to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or reasonably desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral;

(b) to prepare and file any UCC financing statements against Pledgor as debtor;

(c) upon the occurrence and during the continuance of an Event of Default, to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation, actions to pay or discharge taxes or Liens (other than Permitted Liens) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Agent in its sole discretion, any such payments made by the Collateral Agent to become Secured Obligations of Pledgor to such Collateral Agent, due and payable immediately without demand;

(d) upon the occurrence and during the continuance of any Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent’s option and Pledgor’s expense, at any time or from time to time, all acts and things that the Collateral Agent deems reasonably necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s security interest therein or otherwise in order to effect the intent of this Agreement, all as fully and effectively as Pledgor might do; and

(e) The Collateral Agent shall provide a written notice to the Pledgor of any actions taken pursuant to this Section 6.01.

Exhibit H

8

Section 6.02 No Duty on the Part of Collateral Agent or Secured Party. The powers conferred on the Collateral Agent hereunder are solely to protect the interests of the Collateral Agent in the Collateral and shall not impose any duty upon the Collateral Agent to exercise any such powers. The Collateral Agent and the Secured Party shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither the Collateral Agent, the Secured Party, nor any of their officers, directors, employees or agents shall be responsible to any Pledgor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

ARTICLE VII

REMEDIES

Section 7.01 Generally. (a) If any Event of Default shall have occurred and be continuing, the Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of the Collateral Agent on default under the UCC (whether or not the UCC applies to the affected Collateral to the extent permitted by applicable law) to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, and also may pursue any of the following separately, successively or simultaneously:

(i) require Pledgor to, and Pledgor hereby agrees that it shall at its expense and promptly upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at places to be designated by the Collateral Agent that are reasonably convenient to both parties;

(ii) without notice except as specified below or under the UCC, sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Collateral Agent in each of their reasonable discretion may deem commercially reasonable.

(b) The Collateral Agent or Secured Party may be the purchaser of any or all of the Collateral at any public or private (to the extent the portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC and the Collateral Agent, as Collateral Agent for and representative of the Secured Party, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Pledgor, and Pledgor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) Business Days’ notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute commercially reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Pledgor agrees that it would not be commercially unreasonable for the Collateral Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types

Exhibit H

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included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Pledgor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accept the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Pledgor shall be liable for the deficiency and the reasonable fees of any attorneys employed by the Collateral Agent to collect such deficiency. Nothing in this Section shall in any way alter the rights of the Collateral Agent or the Secured Party hereunder.

(c) The Collateral Agent may sell the Collateral without giving any warranties as to the Collateral. The Collateral Agent may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(d) The Collateral Agent shall have no obligation to marshal any of the Collateral.

Section 7.02 Application of Proceeds. Except as expressly provided elsewhere in this Agreement or the Credit Agreement, all proceeds received in respect of any sale, any collection from, or other realization upon all or any part of the Collateral shall be applied in full or in part by the Collateral Agent against, the Secured Obligations in accordance with Section 8.02 (Payment and Proceeds) of the Credit Agreement.

Section 7.03 Securities Laws. Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Collateral conducted without prior registration or qualification of such Collateral under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, Pledgor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If the Collateral Agent determines to exercise its right to sell any or all of the Collateral, upon written request, the Pledgor shall and shall cause each issuer of the Collateral to be sold hereunder, each partnership and each limited liability company from time to time to furnish to the Collateral Agent all such information as the Collateral Agent may request in order to determine the number and nature of interest, shares or other instruments included in the Collateral which may be sold by the Collateral Agent in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

ARTICLE VIII

COLLATERAL AGENT

Section 8.01 Collateral Agent. The Collateral Agent has been appointed to act as Collateral Agent under the Credit Agreement by the Secured Party and, by their acceptance of the benefits hereof, the other Secured Parties. The Collateral Agent shall be obligated, and shall have the right hereunder, to

Exhibit H

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make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the Credit Agreement;

ARTICLE IX

CONTINUING SECURITY INTEREST; TRANSFER OF LOANS

Section 9.01 Continuing Security Interest; Transfer of Loans.

This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the payment in full of all Secured Obligations (other than contingent indemnification obligations that survive the termination of the Credit Agreement, the cancellation or termination of the Revolving Commitment and the cancellation or expiration of all outstanding Letters of Credit (or backstop or cash collateralization of all outstanding Letters of Credit in amounts and on terms reasonably acceptable to Issuing Bank), be binding upon Pledgor, its successors and assigns, and inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and their respective successors, transferees and assigns. Without limiting the generality of the foregoing, but subject to the terms of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon the payment in full of all Secured Obligations (other than contingent indemnification obligations that survive the termination of the Credit Agreement), the cancellation or termination of the Revolving Commitment and the cancellation or expiration of all outstanding Letters of Credit (or backstop or cash collateralization of all outstanding Letters of Credit in amounts and on terms reasonably acceptable to Issuing Bank), the security interest granted hereby shall automatically terminate hereunder and of record and all rights to the Collateral shall revert to Pledgor. Upon any such termination the Collateral Agent shall, at Pledgor’s expense, execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination. Upon any disposition of property permitted by this Agreement or the Credit Agreement, the Liens granted herein shall be deemed to be released with no further action on the part of any Person. The Collateral Agent shall, at the Pledgor’s expense, execute and deliver such documents as Pledgor shall reasonably request to evidence such release.

ARTICLE X

STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM

Section 10.01 Standard of Care; Collateral Agent May Perform. The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which such Collateral Agent accords its own property. Neither of the Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Pledgor or otherwise, except to the extent that any act or failure to act resulted from their own gross negligence or willful misconduct. If Pledgor fails to perform any agreement contained herein, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of such Collateral Agent incurred in connection therewith shall be payable by Pledgor under Section 9.02 of the Credit Agreement.

Exhibit H

11

ARTICLE XI

MISCELLANEOUS

Section 11.01 Miscellaneous. Any notice required or permitted to be given under this Agreement shall be given in accordance with Section 9.01 of the Credit Agreement. No failure or delay on the part of the Collateral Agent in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists. This Agreement shall be binding upon and inure to the benefit of the Collateral Agent and Pledgor and their respective successors and assigns. Pledgor shall not assign any right, duty or obligation hereunder without the prior written consent of the Collateral Agent. This Agreement and the other Loan Documents embody the entire agreement and understanding between Pledgor and the Collateral Agent and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no oral agreements between the parties. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

Section 11.02 Governing Law; Jurisdiction; Etc.

(a) Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(b) Submission to Jurisdiction. The Pledgor irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the

Exhibit H

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judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that any Collateral Agent may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Pledgor or its properties in the courts of any jurisdiction.

(c) Waiver of Venue. The Pledgor irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.01 of the Credit Agreement. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

(e) Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 11.03 Arbitration.

Any and all claims, disputes and/or controversies arising hereunder between or among the parties hereto shall be subject to binding arbitration in accordance with Section 9.15 of the Credit Agreement.

Exhibit H

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IN WITNESS WHEREOF, Pledgor and the Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

TUMI II, LLC

By:
Name:
Title:

Exhibit H

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent for the Secured Party

By:
Name:
Title:

Exhibit H

EXHIBIT A

TO AMENDED AND RESTATED PLEDGE AGREEMENT

PLEDGE SUPPLEMENT

This PLEDGE SUPPLEMENT, dated [                    ], is delivered pursuant to the Amended and Restated Pledge Agreement, dated as of April 4, 2012 (as it may be amended, restated, modified or supplemented from time to time, the “Pledge Agreement”), between TUMI II, LLC (“Pledgor”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent for the Secured Party (“Collateral Agent”). Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Pledge Agreement.

Pledgor hereby confirms the grant to the Collateral Agent set forth in the Pledge Agreement of, and does hereby grant to the Collateral Agent for the benefit of the Secured Party, a security interest in and continuing lien on all of such Pledgor’s title to, interest in, and rights under the Collateral to secure the respective Secured Obligations, in each case whether now or hereafter existing or acquired or arising and wherever located. Pledgor represents and warrants that the attached Supplements to Schedules accurately and completely set forth all additional information required pursuant to the Pledge Agreement and hereby agrees that such Supplements to Schedules shall constitute part of the Schedules to the Pledge Agreement.

IN WITNESS WHEREOF, Pledgor has caused this Pledge Supplement to be duly executed and delivered by its duly authorized officer as of [                    ].

TUMI II, LLC

By:
Name:
Title:

SUPPLEMENT TO SCHEDULE 4.01

TO PLEDGE AGREEMENT

Additional Information:

(A)	Full Legal Name, Type of Organization, Jurisdiction of Organization, Chief Executive Office/Sole Place of Business (or Residence if Pledgor is a Natural Person) and Organizational Identification Number of each Pledgor:

Full Legal Name	Type of Organization	Jurisdiction of Organization	Chief Executive Office/Sole Place of Business (or Residence if Pledgor is a Natural Person)	Organization I.D.# Federal Taxpayer ID#

(B)	Other Names (including any Trade-Name or Fictitious Business Name) under which each Pledgor has conducted business for the past five (5) years:

Name of Pledgor	Trade Name or Fictitious Business Name

(C)	Changes in Name, Jurisdiction of Organization, Chief Executive Office or Sole Place of Business (or Principal Residence if Pledgor is a Natural Person) and Corporate Structure within past five (5) years:

Name of Pledgor	Date of Change	Description of Change

(D)	Agreements pursuant to which any Pledgor is found as debtor within past five (5) years:

Name of Pledgor	Date of Change	Description of Change

(E)	Financing Statements:

Name of Pledgor	Filing Jurisdiction(s)

SUPPLEMENT TO SCHEDULE 4.02

TO PLEDGE AGREEMENT

Additional Information:

(A)	Pledged Stock: